AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
ON JUNE 26, 2006

REGISTRATION NO. 333-134362

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PATRIOT SCIENTIFIC CORPORATION

(Name of small business issuer in its charter)

DELAWARE	3699	84-1070278
(State or Jurisdiction of Incorporation or Organization)	Primary SIC Code	(I.R.S. Employer Identification Number)

CARLSBAD CORPORATE PLAZA
6183 PASEO DEL NORTE, SUITE 180
CARLSBAD, CA 92011
(760) 547-2700
(Address and telephone number of principal executive offices)

THOMAS J. SWEENEY, CHIEF FINANCIAL OFFICER
PATRIOT SCIENTIFIC CORPORATION
CARLSBAD CORPORATE PLAZA
6183 PASEO DEL NORTE, SUITE 180
CARLSBAD, CA 92011
(760) 547-2700
(Name, address and telephone number of agent for service)

COPIES TO:
OTTO E. SORENSEN, ESQ.
LUCE, FORWARD, HAMILTON & SCRIPPS LLP
600 WEST BROADWAY, SUITE 2600
SAN DIEGO, CALIFORNIA 92101
(619) 236-1414
(619) 232-8311 (FAX)

APPROXIMATE DATE OF PROPOSED SALE TO
THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE
EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00001 par value (1)	17,204,442	$0.84	$14,451,731.28	$1546.34
Common Stock, $0.00001 par value (2)	6,480,000	$0.84	$5,443,200.00	$582.42
TOTAL	23,684,442		$19,894,931.28	$2,128.76

(1)
Shares of the Registrant’s common stock, $.00001 par value per share, are being registered for resale on behalf of certain selling security holders. The common stock being registered was issued to the selling security holders between February 3, 2004 and March 23, 2006.

(2)
Shares of the Registrant’s common stock, $.00001 par value per share, are being registered for resale on behalf of certain selling security holders. The common stock being registered is issuable to the selling security holders on their exercise of warrants or options which were issued from April 26, 2004 through June 5, 2006.

(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Act”), based on the average of the closing bid and asked prices for the Registrant’s Common Stock (the “Common Stock”) as reported on the OTC Electronic Bulletin Board on May 12, 2006.

The information in this preliminary Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission (SEC) is effective. This preliminary Prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION; AS FILED WITH THE SECURITIES AND
EXCHANGE COMMISSION ON JUNE 26, 2006

P R O S P E C T U S

PATRIOT SCIENTIFIC CORPORATION

THE OFFERING

The resale of up to 23,684,442 shares of common stock in the over-the-counter market at the prevailing market price or in negotiated transactions.

We will receive no proceeds from the sale of the shares by the Selling Shareholders.

TRADING SYMBOL
PTSC (Over-the-counter Electronic Bulletin Board)

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
Please refer to Risk Factors Beginning on Page 1

THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND STATE SECURITIES REGULATORS HAVE NOT APPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, NOR IS IT THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

Please read this Prospectus carefully. It describes our company, finances and products. Federal and state securities laws require that we include in this Prospectus all the material information that you will need to make an investment decision.

We have not authorized anyone to provide you with information that is different from that which is contained in this Prospectus.

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY	1
About our Company	1
Warrant Shares We Are Registering	1
Additional Shares We Are Registering	1
Key Facts	1
RISK FACTORS	1
Patriot Has Reported Substantial Revenue In 2006 Which May Not Be Indicative Of Our Future Revenue Trends	2
Patriot Is Dependent Upon A Joint Venture In Which It Is A Passive Partner For Substantially All Of Its Revenues	2
Patriot’s Limited Sales And Marketing Capabilities Have Affected Our Revenue	2
Patriot May Experience Difficulties In The Completion Of Its Development Stage Products	2
Patriot Is Currently Involved In A Legal Dispute Which Could Impact Our Future Results Of Operations And Working Capital Position	3
A Successful Challenge To The Proprietary Nature Of Our Intellectual Property Would Have A Significant And Adverse Effect On Us	3
If A Large Number Of Patriot Shares Are Sold All At Once Or In Blocks, The Market Price Of Our Shares Would Most Likely Decline	3
The Market For Patriot’s Stock Is Subject To Rules Relating To Low-Priced Stock (“Penny Stock”) Which Limits Our Ability To Attract Competitive Funding	3
Our Share Price Could Decline As A Result Of Short Sales	4
Our Future Success Depends In Significant Part Upon The Continued Services Of Our Key Senior Management	4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
PLAN OF DISTRIBUTION	4
SELLING SHAREHOLDERS	5
Selling Shareholders	5
OUR COMPANY	6
Background	6
AVAILABLE INFORMATION	6
BUSINESS	6
Technology	7
Our Microprocessor Technology	8
Our Licenses, Patents, Trade Secrets and Other Proprietary Rights	11
Research and Development	13
Marketing and Distribution	14
Dependence Upon Single Customers	14
Employees	14
Government Regulation	14
Description of Property	15
USE OF PROCEEDS	15
LEGAL PROCEEDINGS	15

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	16
Overview	16
Critical Accounting Policies	17
Results of Operations	18
Liquidity And Capital Resources	21
Recent Accounting Pronouncements	22
SELECTED FINANCIAL INFORMATION	23
MANAGEMENT	25
Committees of the Board Of Directors	26
Compliance with Section 16(a) of the Exchange Act	27
Code of Ethics	27
Indemnification of Officers, Directors and Others	27
EXECUTIVE COMPENSATION	28
Employment Contracts	28
Option Grants	29
Compensation of Directors	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30
Certain Relationships and Related Transactions	32
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	33
DESCRIPTION OF SECURITIES	33
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	34
LEGAL OPINION	34
EXPERTS	35

INDEX TO FINANCIAL STATEMENTS	F-1

PROSPECTUS SUMMARY

About our Company

Patriot Scientific Corporation was organized under Delaware law on March 24, 1992, and is the successor by merger to Patriot Financial Corporation, a Colorado corporation, incorporated on June 10, 1987. Our address is Carlsbad Corporate Plaza, 6183 Paseo Del Norte, Suite 180, Carlsbad, CA 92011, and our telephone number is (760) 547-2700. Our home page can be located on the Internet at http://www.ptsc.com.

We develop, market, and sell microprocessors, our technology upon which the microprocessors are based, and complementary products which enable computers and other data processing devices to communicate. These products can be used to connect to the Internet or other telecommunication networks. We also have a patent for technology which, if fully developed, may allow radar to be used to penetrate the ground or structures to find various objects. Our strategy is to exploit our microprocessor technologies through product sales, licensing, and strategic alliances and to litigate against those who may be infringing on our patents.

We believe our financial resources are sufficient to support our operations during at least the next twelve months.

Warrant Shares We Are Registering

We are registering 6,480,000 shares issuable on the exercise of warrants or options issued between April 26, 2004 and June 5, 2006.

Additional Shares We Are Registering

We are also registering 17,204,442 shares that are issued and outstanding.

Key Facts

Shares being offered	23,684,442 (6.54 % of our shares currently outstanding as of April 17, 2006)
Total shares outstanding prior to the offering as of February 28, 2006	349,336,560
Total shares outstanding assuming completion of the offering	355,816,560
Total shares that would be outstanding assuming exercise of all outstanding options and warrants	425,329,628
Price per share to the public	Market price at time of resale
Total proceeds raised by offering	None.
Dividend policy
Patriot declared its first dividend on February 14, 2006 and another dividend on March 9, 2006. The Board of Directors may declare additional dividends in the future with due regard for the financial resources of Patriot and alternative applications of those financial resources.

RISK FACTORS

Before purchasing any shares of our common stock, we urge you to carefully consider the following discussion of risks as well as other information contained in this Prospectus. The following are what we believe to be all our material risks. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

Patriot Has Reported Substantial Revenue In 2006 Which May Not Be Indicative Of Our Future Revenue Trends

During the first three quarters of fiscal 2006, the Company entered into license agreements, directly and through our joint venture with Technology Properties Limited, that generated license revenues of approximately $70,000,000 on a consolidated basis. Because of the uncertain nature of the negotiations that lead to license revenues, we cannot predict the amounts of future revenues from such agreements, or whether there will be future revenues from license agreements at all.

Patriot Is Dependent Upon A Joint Venture In Which It Is A Passive Partner For Substantially All Of Its Revenues

In June of 2005, we entered into a joint venture with Technology Properties Limited, pursuant to which Technology Properties Limited is responsible for the licensing and enforcement of Patriot’s microprocessor portfolio. This joint venture has been the source of virtually all of Patriot’s revenues since June of 2005. Therefore, given the absence of product sales on the part of Patriot or revenues from other sources, Patriot should be regarded as entirely dependent on the success or failure of the licensing and prosecution efforts of Technology Properties Limited on behalf of the joint venture.

Sales of our microprocessor products have resulted in limited revenues. Our other product lines have not generated enough revenue to support our company. We have experienced in the past and may experience in the future many of the problems, delays and expenses encountered by any early stage or small business, many of which are beyond our control. These include:

•	substantial delays and expenses related to testing and development of our products and technologies,

•	production and marketing problems encountered in connection with our products and technologies,

•	competition from larger and more established companies, and

•	lack of market acceptance of our products and technologies.

Patriot’s Limited Sales And Marketing Capabilities Have Affected Our Revenue

We currently have limited marketing capabilities and may need to hire additional sales and marketing personnel. We may not be able to recruit, train, or retain qualified personnel to sell and market our products and may not be able to develop a successful sales and marketing strategy. We also have very limited marketing experience. Any marketing efforts undertaken by us may not be successful or may not result in any significant sales of our products.

Patriot May Experience Difficulties In The Completion Of Its Development Stage Products

Our technologies and products are in various stages of development. We do not currently have in-house development personnel, nor have we retained independent researchers. Therefore, our development stage products may not be completed on a timely basis or at all. Additionally, even if we do recommence our development activities, our development stage products may not be completed due to the inherent risks of new product and technology development, limitations on financing, competition, obsolescence, the absence or loss of key personnel and other factors. Although we have licensed some of our technology at its current stage of development, we may not continue to be able to do so or that any revenues generated from licensing will be sufficient to support operations at their current level. Unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or in a determination that further development is not feasible.

Patriot Is Currently Involved In A Legal Dispute Which Could Impact Our Future Results Of Operations And Working Capital Position

We are currently involved in a lawsuit with a former legal advisor, in which the former legal advisor is asserting a claim to a part of the proceeds we received under recently signed license agreements. We believe that this claim is without merit. However, if we do not prevail in this lawsuit, or settle the matter, the cost of the resolution of this matter could have a material and adverse effect on our results of operations and cash reserves.

A Successful Challenge To The Proprietary Nature Of Our Intellectual Property Would Have A Significant And Adverse Effect On Us

A successful challenge to our ownership of our technology or the proprietary nature of our intellectual property would materially damage our business prospects. We rely on a combination of patents, trademarks, copyrights, trade secret laws, confidentiality procedures and licensing arrangements to protect our intellectual property rights. We currently have eight U.S. patents, one European patent, and one Japanese patent issued. Any issued patent may be challenged and invalidated. Patents may not issue from any of our pending applications. Any claims allowed from existing or pending patents may not be of sufficient scope or strength to provide significant protection for our products. Patents may not be issued in all countries where our products can be sold so as to provide meaningful protection or any commercial advantage to us. Our competitors may also be able to design around our patents.

Vigorous protection and pursuit of intellectual property rights or positions characterize the fiercely competitive semiconductor industry, which has resulted in significant and often protracted and expensive litigation. Therefore, our competitors and others may assert that our technologies or products infringe on their patents or proprietary rights. Persons we believe are infringing our patents are vigorously defending their actions and have asserted that our patents are invalid. Problems with patents or other rights could increase the cost of our products or delay or preclude new product development and commercialization by us. If infringement claims against us are deemed valid or if our infringement claims are successfully opposed, we may not be able to obtain appropriate licenses on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect our future patent and/or technology license positions or to defend against infringement claims.

If A Large Number Of Patriot Shares Are Sold All At Once Or In Blocks, The Market Price Of Our Shares Would Most Likely Decline

Our warrant holders are not restricted in the price at which they can sell common stock acquired through the exercise of warrants. Shares sold at a price below the current market price at which the common stock is trading may cause the market price to decline. The shares of common stock that are issuable on the exercise of our warrants represent a significant portion of our fully-diluted capitalization.

The Market For Patriot’s Stock Is Subject To Rules Relating To Low-Priced Stock (“Penny Stock”) Which Limits Our Ability To Attract Competitive Funding

Our common stock is currently listed for trading in the NASD Over-The-Counter Bulletin Board Market and is subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In general, the penny stock rules apply to non-NASDAQ or non-national stock exchange companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document, quote information, broker’s commission information and rights and remedies available to investors in penny stocks. Many brokers have decided not to trade “penny stock” because of the requirements of the penny stock rules, and as a result, the number of broker-dealers willing to act as market makers in such securities is limited. The “penny stock rules,” therefore, may have an adverse impact on the market for our common stock and may affect our ability to attract competitive funding.

Our Share Price Could Decline As A Result Of Short Sales

The downward pressure on the price of our common stock as our warrant holders exercise their warrants and sell material amounts of common stock could encourage short sales by the warrant holders or others. When an investor sells stock that he does not own, it is known as a short sale. The seller, anticipating that the price of the stock will go down, intends to buy stock to cover his sale at a later date. If the price of the stock goes down, the seller will profit to the extent of the difference between the price at which he originally sold it less his later purchase price. Short sales enable the seller to profit in a down market. Short sales could place significant downward pressure on the price of our common stock.

Our Future Success Depends In Significant Part Upon The Continued Services Of Our Key Senior Management

Our future success depends in significant part upon the continued services of our key senior management personnel. The competition for highly qualified personnel is intense, and we may not be able to retain our key managerial employees or attract and retain additional highly qualified technical and managerial personnel in the future. None of our employees is represented by a labor union, and we consider our relations with our employees to be good. None of our employees is covered by key man life insurance policies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, and we rely on the “safe harbor” provisions in those laws. The forward-looking statements in this Prospectus reflect our current views with respect to possible future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including specifically the absence of significant revenues and financial resources until the current fiscal year, no assurance that the development of technology can be completed or that its completion will not be delayed, significant competition, the uncertainty of patent and proprietary rights, uncertainty as to royalty payments and indemnification risks, trading risks of low-priced stocks and those other risks and uncertainties discussed herein that could cause our actual results to differ materially from our historical results or those we anticipate. In this Prospectus, the words “anticipates,” “believes,” “expects,” “intends,” “future” and similar expressions identify certain forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Patriot undertakes no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

PLAN OF DISTRIBUTION

After the effective date of the registration statement of which this Prospectus is a part, each Selling Shareholder will be free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. The Selling Shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

The Selling Shareholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Shareholders and any broker-dealer that acts in connection with the sale of common shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions.

Because the Selling Shareholders may be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to prospectus delivery requirements.

Selling Shareholders also may resell all or a portion of their common shares in open market transactions in reliance upon Rule 144 under the Securities Exchange Act, provided they meet the criteria and conform to the requirements of such Rule.

SELLING SHAREHOLDERS

Selling Shareholders

The following table sets forth certain information with respect to the Selling Shareholders as of February 28, 2006. Except as set forth below, none of the Selling Shareholders currently is an affiliate of ours, and none of them has had a material relationship with us during the past three years. None of the Selling Shareholders are or were affiliated with registered broker-dealers.

				Amount and Percentage of Common Stock After the Sale
Name	Beneficial Ownership of Common Stock as of February 28, 2006		Maximum Number of Shares of Common Stock Offered for Sale	Number	%
Caplan, Stan	2,904,096	(6)	1,147,751	1,756,345	____%
Daniels, Richard	3,795,862		3,795,862	-	____%
Gabourel, Victor	4,757,604	(1)	2,566,602	2,191,002	____%
Hawk Associates	2,422,496	(2)	1,222,496	1,200,000	____%
Mt. Savage Productions	1,000,000	(3)	1,000,000	-	0%
Opperman, Wayne	1,526,725		1,526,725	-	0%
Nunes, Daniel	2,100,000		500,000	1,600,000	____%
Zolin, James & Josephine	2,545,206		2,425,006	120,200	____%
Technology Properties Ltd.	3,700,000	(4)	3,500,000	200,000	0%
AMD Corporation	4,500,000	(5)	4,500,000	-	0%

(1)	Includes 180,000 shares of common stock issuable upon the exercise of issued warrants.

(2)
Frank Hawkins has ultimate voting and/or investment control over the securities owned by Hawk Associates. This amount includes 100,000 shares of common stock issuable upon the exercise of warrants dated March 1, 2006.

(3)	Includes 1,000,000 shares of common stock issuable upon the exercise of warrants. Elwood G. Norris has ultimate voting and/or investment control over the securities owned by Mt. Savage Productions.

(4)	Includes 3,500,000 shares of common stock issuable upon the exercise of warrants. Daniel Leckrone has ultimate voting and/or investment control over the securities owned by Technology Properties Ltd.

(5)	Harry Wollin, General Counsel and Senior Vice President of AMD has ultimate voting and/or investment control over the securities owned by AMD Corporation.

(6)	Included in this number are 193,548 restricted shares that were issued on March 23, 2006.

OUR COMPANY

Patriot Scientific Corporation was organized under Delaware law on March 24, 1992, and is the successor by merger to Patriot Financial Corporation, a Colorado corporation incorporated on June 10, 1987. In 1997, we emerged from the development stage primarily as a result of the acquisition of Metacomp Inc. Our address is 6183 Paseo Del Norte, Suite 180, Carlsbad, California 92011, and our telephone number is (760) 547-2700. Our home page can be located at http://www.ptsc.com.

We develop, market, sell, and license microprocessors and the technology incorporated within our microprocessors. We also have a patent for a technology which, if fully developed, might allow radar to penetrate the ground or structures to identify objects. We also owned gas plasma antenna technology which we sold for $250,000 in August 1999. In October 2003, we received a final royalty payment of $75,500 from the sale of the gas plasma technology. Our strategy is to exploit our microprocessor technologies through licensing, strategic alliances, and product sales and to litigate against those who we believe are infringing on our patents.

We believe our financial resources are sufficient to support our operations during at least the next twelve months.

Background

In February 1989, we completed our initial public offering under a registration statement on Form S-18 under the Securities Act of 1933. This offering raised gross proceeds of $50,000 and net proceeds of approximately $28,640 upon the sale of 2,500,000 units at $.02 per unit. Each unit sold in the public offering consisted of one common share and one Class A common stock purchase warrant exercisable to acquire one share of common stock and one Class B common stock purchase warrant. All Class A and Class B warrants have since been exercised or have lapsed.

On May 12, 1992, we redomiciled ourselves from Colorado to Delaware by merging into a wholly-owned Delaware subsidiary, Patriot Scientific Corporation, organized for that purpose. The reincorporation resulted in a reverse stock split. Three shares of the Colorado corporation, par value $.00001, were converted into one share of the Delaware corporation, par value $.00001. The reincorporation also effected a change in our charter and bylaws and a name change to Patriot Scientific Corporation.

In May 1993, we registered under the Securities Act of 1933 a total of 7,631,606 shares issuable upon the exercise of outstanding Class A and Class B common stock purchase warrants. Upon the exercise of those warrants, we received net proceeds of $3,343,915 and issued 7,538,102 common shares. None of such warrants remain outstanding.

Effective May 31, 1994, we entered into an asset purchase agreement and plan of reorganization with nanoTronics Corporation located in Eagle Point, Oregon and Helmut Falk. We issued a total of 8,500,000 restricted common shares to nanoTronics to acquire certain microprocessor technology of nanoTronics. The technology acquired was used to develop a sophisticated yet low cost microprocessor. 5,000,000 of the shares were issued on a non-contingent basis, and the remaining 3,500,000 shares were issued subject to the terms of an earnout escrow arrangement, which concluded on May 31, 1999.

Effective December 26, 1996, we acquired 96.9% of the outstanding shares of Metacomp, Inc., a California corporation, from 56 shareholders in exchange for the issuance of 1,272,068 shares of our common stock. Based on the closing price of our common stock of $1.375 on the date of the acquisition, the price of the acquisition was $1,749,094. This business combination was accounted for as a pooling-of-interests.

AVAILABLE INFORMATION

We file reports, proxy statements and other information with the SEC, and these reports may be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Copies of such material may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates.

We mail a copy of our Annual Report on Form 10-K along with a proxy statement to our shareholders prior to our annual meeting.

We have filed a registration statement on Form SB-2, of which this Prospectus is a part, with the SEC. This Registration Statement or any part thereof may also be inspected and copied at the public reference facility of the SEC.

Our filings may also be accessed through the SEC’s web site (http://www.sec.gov) or by visiting our web site at (http://www.ptsc.com) and linking to the SEC’s site. Our website is not part of this prospectus.

BUSINESS

Technology

Our business involves the following technologies:

•	Ignite microprocessor technology;

•
A portfolio of patents covering the basic design architecture found in microprocessors used in a wide variety of end-user products including personal computers, servers, workstations, printers, routers, home theater systems, digital TVs, video game players, DVD Recorders/Players, mobile handsets/PDA's, portable media players, microwave ovens, dishwashers, medical equipment, automotive electronics, aircraft/aerospace electronics, and other modern microprocessor-based products found in consumer and business applications.; and

•	Technology providing for remote power charging of electronic devices.

The stage of development of each of our technologies is as follows:

•
Ignite microprocessor. This technology generated minor amounts of revenue in fiscal 2004 from the sale of development boards and microprocessors and from initial license fees. In 2005 it generated revenues of approximately $1,200,000 in connection with the sale of a license to Advanced Micro Devices, Inc (“AMD”). We run the technology on a 0.18-micron microprocessor, which is not in current production. We have ported the WindRiver VxWorks operating system and the Sun Microsystems personalJava virtual machine to the microprocessor. In addition, the technology is available for sale as intellectual property, which enables the prospective customer to incorporate the microprocessor functions with other parties’ applications to arrive at a system on a chip solution. We are currently evaluating the extent to which the Ignite technology may contribute significant revenue, if any, in the future as a product line in the form of microprocessor chips or intellectual property licenses. During at least the three years prior to June, 2005, we focused the majority of our efforts on the Ignite technology. The Ignite technology is targeted for the embedded controller and Java language processor marketplaces.

•
Microprocessor patent portfolio. In the immediate future, we will be focusing our efforts primarily on the patent portfolio licensing and enforcement efforts being conducted on our behalf by the TPL Group. We currently anticipate that these efforts will be our principal source of revenue in the future, although we will continue to evaluate the Ignite microprocessor technology and the extent to which the Ignite technology may contribute significant revenue, if any, in the future as a product line in the form of microprocessor chips or as intellectual property licenses. See “BUSINESS - Our Licenses, Patents, Trade Secrets, and Other Proprietary Rights.”

•
Remote power charging technology. In November, 2004, a patent application entitled “Remote Power Charging of Electronic Devices” was assigned to us. The patent application has 53 claims and has no conflicting prior art. We expect that it will be granted and that it should protect the essential systems, methods, apparatus and applications of the technology it describes. We anticipate that the Ignite microprocessor would be selected as the microprocessor to be used in products based on this technology. We are in the initial stages of evaluating this technology and its applicability and feasibility for further research and development, and we do not know whether it will be the basis for any commercial product or that it will generate any revenue for the Company.

Our Microprocessor Technology

General Background. Effective May 31, 1994, we entered into an asset purchase agreement and plan of reorganization with nanoTronics Corporation located in Eagle Point, Oregon, and Helmut Falk to acquire certain microprocessor technology. We used the technology we acquired from nanoTronics to develop a sophisticated yet low cost microprocessor by enhancing the microprocessor design, adding additional technical features to further modernize the design, and improving and testing the new design.

We initially fabricated a prototype 0.8-micron microprocessor in May 1996. The next generation was a 0.5-micron microprocessor that was delivered in September 1997. The 0.5-micron microprocessor was employed in demonstrations for prospective customers and was shipped in limited numbers to customers as an embedded microprocessor. In 1998 we introduced a 0.35-micron microprocessor whose features included a reduction in size and improved performance. In addition, in September 2000 we completed a VHDL model of this technology which enables customers to purchase intellectual property incorporating microprocessor functions with other parties’ applications to arrive at a system on a chip solution. By purchasing this software model, customers can significantly reduce their time to market by simulating results as opposed to trial and error commitments to silicon production. In 2003 we further reduced the size of our silicon production to 0.18-microns.

Industry Background. The semiconductor logic market has three major sectors:

•	standard logic products;

•	application specific standard products; and

•	application specific integrated circuits.

Standard logic products, such as the Intel’s X86 and Pentium and Motorola’s 680X0 microprocessor families, are neither application nor customer specific. They are intended to be utilized by a large group of systems designers for a broad range of applications. Because they are designed to be used in a broad array of applications, they may not be cost effective for specific applications. Application specific integrated circuits are designed to meet the specific application of one customer. While cost effective for that application, application specific integrated circuits require large sales volumes of that application to recover their development costs. Application specific standard processors are developed for one or more applications but are not generally proprietary to one customer. Examples of these applications include modems, cellular telephones, other wireless communications devices, multimedia applications, facsimile machines and local area networks. We have designed our microprocessor to be combined with application specific software to serve as an embedded control product for the application specific standard processor market sector.

Application specific standard processors are typically used in embedded control systems by manufacturers to provide an integrated solution for application specific control requirements. Such systems usually contain a microprocessor or microcontroller, logic circuitry, memory and input/output circuitry. Electronic system manufacturers combine one or more of these elements to fit a specific application. The microprocessor provides the intelligence to control the system. The logic circuitry provides functions specific to the end application. The input/output circuitry may also be application specific or an industry standard component. The memory element, if not on the microprocessor, is usually a standard product used to store program instructions and data. In the past, these functions have been executed through multiple integrated circuits assembled on a printed circuit board. The requirements for reduced cost and improved system performance have created market opportunities for semiconductor suppliers to integrate some or all of these elements into a single application specific standard processor or chip set, such as the Ignite family of microprocessors. The Ignite family provides close integration of the microprocessor and input/output function with the logic circuitry, thereby providing an advanced application specific standard processor.

Embedded control systems enable manufacturers to differentiate their products, replace less efficient electromechanical control devices, add product functionality and reduce product costs. In addition, embedded control systems facilitate the emergence of completely new classes of products. Embedded control systems have been incorporated into thousands of products and subassemblies worldwide, including automotive systems, remote controls, appliances, portable computers and devices, cordless and cellular telephones, motor controls and many other systems.

Microprocessors are generally available in 4-bit through 64-bit architectures, which refers to the amount of data they can process. 4-bit microprocessors are relatively inexpensive, typically less than $1.00 each. Although they lack certain performance and features, they account for more than 40% of worldwide microcontroller volume. Also in general use today are 8-bit architectures, generally costing $1.00 to $10.00 each and accounting for an additional 40% of worldwide microcontroller volume. To date 16-bit, 32-bit and 64-bit architectures, with typical costs of over $10.00 each, have offered very high performance, but are generally considered to be expensive for high-volume embedded control applications. The use of 16-bit, 32-bit and 64-bit architectures offers fewer internal limitations, making programming easier and providing higher performance. Although generally more expensive per unit and requiring more support logic and memory, these devices offer many advantages for more sophisticated embedded control systems.

Electronic system designers, driven by competitive market forces, seek semiconductor products with more intelligence, functionality and control that can be used to reduce system costs and improve performance. For these needs, the Ignite product family was designed to be a sophisticated 32-bit microprocessor with advanced features. The Ignite product family uses a smaller number of transistors compared to other RISC (reduced instruction set computer) processors, which results in less power consumption and more economical prices compared to other embedded control applications. This creates the opportunity for the development of new, cost-effective applications.

Technology Description. Conventional high-performance microprocessors are register-based with large register sets. These registers are directly addressable storage locations requiring a complex architecture that consumes costly silicon. This conventional architecture provides processing power for computer applications but complicates and slows the execution of individual instructions and increases silicon size, thereby increasing the microprocessor cost.

Our technology is fundamentally different from most other microprocessors, in that the data is stored in groups and certain information is known to be at the top of a stack as opposed to being stored in a register. Our microprocessor employs certain features of both register and stack designs. The resultant merged stack-register architecture improves program execution for a wide range of embedded applications. Our design combines two processors in one highly integrated package, a microprocessing unit for performing conventional processing tasks, and an input-output processor for performing input-output functions. This replaces many dedicated peripheral functions supplied with other processors. The microprocessor's design simplifies the manipulation of data. Our architecture employs instructions that are shrunk from 32-bits to 8-bits. This simplified instruction scheme improves execution speed for computer instructions. Our architecture incorporates many on-chip system functions, thus eliminating the requirement of support microprocessors and reducing system cost to users.

The 0.8-micron microprocessor was designed to operate at a speed of 50Mhz; the 0.5-micron microprocessor at a speed of 100Mhz; the 0.35-micron microprocessor at 150MHz; and the 0.18-micron operates at a speed of 360Mhz. They are all compatible with a wide range of memory technology from low cost dynamic random access memory to high-speed static random access memory. The microprocessors can be packaged in various surface-mount and die-form packaging. There can be no assurance that the designed speed will be achieved with the production model of the 0.18-micron microprocessor or future versions or that all of the desired functions will perform as anticipated.

Our technology is not designed or targeted to compete with high-end processors for use in personal computers. It is targeted for embedded control applications. We believe that the features described above differentiate the Ignite family from other 8-bit to 64-bit microprocessors targeted for embedded control applications. Considering the reduced requirement for support microprocessors, the Ignite family is intended to be available at a high volume price that should be price competitive with high-end 8-bit microprocessor and general 16-bit microprocessor systems but with higher performance (speed and functional capability). The Ignite family has been designed to allow high-speed and high-yield fabrication using generally available wafer fabrication technology and facilities.

The Ignite Microprocessor as a Java Processor. We believe the Ignite microprocessor architecture is capable of being an efficient and cost effective Java programming language processor, because Java is designed to run on a stack-oriented architecture and the Ignite architecture executes the virtual stack machine internal to Java efficiently. Many Java byte codes or instructions require only a single 8-bit Ignite family instruction to be executed, providing a performance advantage over other more expensive processors that require six or more 32-bit instructions to do the same task. This feature allows the execution of Java programs with increased speed and reduced code size thereby enabling lower system memory costs. In addition, the incorporation of many on-chip system functions is expected to allow the Ignite family to perform most of the other functions required of an Internet computer device or Java accelerator, thereby eliminating components. Since Internet computers are designed to be inexpensive appliances for Internet access, cost, speed and performance are expected to be key requirements for designers. We believe the Ignite technology can compete favorably on the basis of such requirements, although we may not be able to successfully exploit Java related applications or that competitors will not create superior Java processors.

We have ported the Java operating environment to the Ignite family, which currently uses the C programming language for software support. We are a licensee of Sun Microsystems Inc. This enables us to develop and distribute products based on Sun's personalJava, a platform on which to run Java applications. We have also licensed from Wind River an operating system, VxWorks, and entered into a relationship with Forth Inc. (Forth) whereby Forth will provide software support and operating system development tools for the Forth Programming language. We believe this solution is competitive in the Java virtual machine and embedded applications markets. We believe that, if the implementation is successfully completed, the Ignite family will be competitive with Java microprocessors announced by competitors. However, we do not know whether implementation of this package of software or of a market for an Ignite family Java microprocessor will be successful.

Stage of Development. In early 1994, nanoTronics initiated production of a first generation of wafers at a contract fabrication facility using 6 inch wafers employing 0.8-micron double-metal CMOS technology. After the May 31, 1994 acquisition, we improved the original design, added new features and performed simulations and tests of the improved designs. In October 1995, a run of six wafers of second generation 0.8-micron microprocessors was fabricated by a contract fabrication facility. Subsequently, we tested these microprocessors, while completing a C computer language compiler and preparing application development tools. The compiler and application development tools are necessary to enable system designers to program the Ignite family for specific applications. We made corrections to the design suggested by the testing of prototype units and produced an additional run of second generation microprocessors from remaining wafers in May 1996. In July 1996, we employed these microprocessors in demonstration boards for use by developers and prospective customers and licensees.

In December 1997, we completed development of and started shipping a 0.5-micron microprocessor based on the Ignite technology and found that 0.5-micron double-metal CMOS technology improved operating speed, reduced power requirements, reduced physical size and reduced fabrication cost. In May 1998, we began a production run of a 0.35-micron microprocessor that further increased operating speed and cost performance over the previous generations of the Ignite family of microprocessors.

At each stage of development, microprocessors require extensive testing to ascertain performance limitations and the extent and nature of errors, if any. When significant limitations or errors are discovered, additional rounds of design modifications and fabrication are required prior to having functional and demonstrable microprocessors for prospective customers and licensees. Although our 0.5 and 0.35-micron microprocessors have been sent to prospective customers in anticipation of production orders, it is not certain that we, during our continued testing of these products, will not identify errors requiring additional rounds of design and fabrication prior to commercial production. Additional delays could have an adverse effect on the marketability of our Ignite technology and potential revenues from that source.

In September 2000, we completed the VHDL soft-core version of the Ignite microprocessor family. The hardware design inside a microprocessor, or silicon device, can be represented as a software program. This, in essence, replaces the old style of designing microprocessors using schematics. VHDL is the predominant software language used to design semiconductors. In addition to the design aspects, sophisticated simulation tools and PLD development kits can execute VHDL, allowing the designer to simulate the functionality of the entire design before committing to silicon. Also VHDL enables a designer to easily modify and enhance the design. A design represented in VHDL goes through a synthesis process whereby it is converted to the most basic element of a design, logical gates. This gate level representation in turn is used with computer aided engineering tools to translate the design into the most fundamental component of semiconductors, transistors. The characteristics of the transistors can be given as a library to a foundry. Therefore, a design represented in VHDL is technology and foundry independent and can be targeted for any given transistor geometry (such as 0.18, 0.25, or 0.35- micron) for any foundry of choice.

We have developed marketing materials, product manuals and application development tools for Ignite for use by Ignite licensees and customers. The manuals and tools are necessary to enable system designers to quickly and easily program the Ignite family for specific applications. We are not currently working on any additional tools for Ignite.

Competition. The semiconductor industry is intensely competitive and has been characterized by price erosion, rapid technological change and foreign competition in many markets. The industry consists of major domestic and international semiconductor companies, most of which have greater financial, technical, marketing, distribution, development and other resources than we do. The market for microprocessors and for embedded control applications is at least as competitive.

While our strategy is to target high-volume licensees and microprocessor customers requiring more sophisticated but low-cost, low-power consumption devices, we can still expect significant competition. We may also elect to develop embedded control system products utilizing our own architecture or by contract for other manufacturers.

We expect that the Ignite family, if successfully commercialized in the embedded controller market, will compete with a variety of 16/64-bit microprocessors including those based on intellectual property from ARM and MIPS and microprocessors from Hitachi, Motorola and IBM. As a Java processor, we expect our Ignite family will compete with a broad range of microprocessors including those incorporating co-processor accelerator technologies. The producers of these microprocessors have significantly greater resources than we do.

A new entrant, such as ours, is at a competitive disadvantage compared to these and other established producers. A number of factors contribute to this, including:

•	the lack of product performance experience,

•	lack of experience by customers in using application development systems,

•	no record of technical service and support, and

•	limited marketing and sales capabilities.

Our Licenses, Patents, Trade Secrets and Other Proprietary Rights

We rely on a combination of patents, copyright and trademark laws, trade secrets, software security measures, license agreements and nondisclosure agreements to protect our proprietary technologies. Our policy is to seek the issuance of patents that we consider important to our business to protect our inventions and technology.

We have seven U.S. patents issued dating back to 1989 on our microprocessor technology (the “Microprocessor Patents”). We have one microprocessor technology patent issued in five European countries plus one patent issued in Japan and one patent issued in Ireland. We may file additional applications under international treaties depending on an evaluation of the costs and anticipated benefits that may be obtained by expanding possible patent coverage. We also have one U.S. patent issued on ground penetrating radar technology and one U.S. patent issued on one of the communications products, as well as a pending patent application titled “Remote Charging of Wireless Devices.”

In addition to such factors as innovation, technological expertise and experienced personnel, we believe that a strong patent position is becoming increasingly important to compete effectively in the semiconductor industry. It may become necessary or desirable in the future for us to obtain patent and technology licenses from other companies relating to certain technology that may be employed in future products or processes. To date, we have not received notices of claimed infringement of patents based on our existing processes or products; but, due to the nature of the industry, we may receive such claims in the future.

In December 2003, we filed several lawsuits in United States District Courts against companies we contended were infringing on our patent No. 5,809,336 entitled “High Performance Microprocessor Having Variable Speed Clock.” In February 2004, these actions were consolidated into one action in the United States District Court for the Northern District of California. Also in February 2004, Intel Corporation filed a lawsuit against us in which they requested a declaratory judgment that their microprocessors, used by the defendants in our consolidated suit, did not infringe upon our patent. These actions are referred to collectively as the “Infringement Actions.”

Also in February 2004, we filed a lawsuit against Charles H. Moore (Moore) and Technology Properties Limited (TPL). These lawsuits contended that Russell Fish, the inventor from whom we obtained ownership interests in the patent referred to above, was the sole inventor of the technology described by the patent and requested that the Court declare inventorship and ownership on each of our granted patents related to the Infringement Litigation. This action is referred to as the “Inventorship Litigation.”

In July 2004, we entered into an agreement with Russell Fish. The agreement required Mr. Fish to provide certain assistance to the law firm we had retained in connection with the Inventorship Litigation. This agreement included a requirement that Mr. Fish waive the attorney-client privilege related to the attorney who had filed the Application for the patents in question. In return for his assistance, Mr. Fish was to receive a portion of the recovery under our litigation and licensing program under way at that time. On March 8, 2005, our law firm was disqualified from representing us in the Inventorship Litigation in part because the waiver from Mr. Fish was ineffective.

On June 7, 2005, we entered into a Master Agreement (the “Master Agreement”) with TPL and Moore which included the dismissal of the Inventorship Litigation.

Pursuant to the Master Agreement we agreed with TPL and Moore as follows:

•	We entered into a patent license agreement (the “Intel License”) with Intel Corporation (“Intel”) pursuant to which we licensed certain rights in the Microprocessor Patents to Intel.

•
We entered into an Escrow Agreement along with TPL pursuant to which the proceeds arising from the Intel License were allocated for the benefit of us and TPL. Pursuant to the Escrow Agreement, our initial capitalization obligations and those of TPL with regard to the JV LLC as described below were satisfied, our payment obligations and those of TPL with regard to the Rights Holders as described below were made, we received $6,672,349, and the remaining proceeds were allocated to or for the benefit of TPL.

•	We caused certain of our respective interests in the Microprocessor Patents to be licensed to a limited liability company owned 50% by us and 50% by TPL (the “JV LLC”).

•	The JV LLC engaged TPL to commercialize the Patents pursuant to a Commercialization Agreement among the JV LLC, TPL and us (the “Commercialization Agreement”).

•
We paid $1,327,651 and TPL paid $1,000,000 to certain holders of rights in the Patents (“Rights Holders”) in exchange for the consent of such Rights Holders to the Transactions and a release of lien and transaction blocking rights.

•	We agreed with TPL and Moore to settle or cause to be dismissed all litigation among all of us pursuant to a stipulated final judgment, including the Inventorship Litigation.

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We issued warrants to TPL to acquire $3,500,000 shares of our common stock at $0.125 per share. 1,400,000 warrants were exercisable upon issue; 700,000 warrants became exercisable on February 21, 2006 and 700,000 warrants became exercisable on February 22, 2006, when the Company’s stock price reached $0.50 and $0.75, respectively. On March 1, 2006, the remaining 700,000 warrants became exercisable when the Company’s stock price reached $1.00.

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We agreed with TPL and Moore to indemnify each other for, among other things, any inaccuracy or misrepresentation to any representation or warranty contained in the Master Agreement, any breach of the Master Agreement, certain liabilities relating to the respective interests of each of us in the Patents and the Transactions, and certain tax liabilities.

Pursuant to the Commercialization Agreement, the JV LLC granted to TPL the exclusive right to grant licenses and sub-licenses of the Patents and to pursue claims against violators of the Patents, in each case, on behalf of JV LLC, us, TPL and Moore, and TPL agreed to use reasonable best efforts to commercialize the Patents in accordance with a mutually agreed business plan. Pursuant to the Commercialization Agreement, the JV LLC agreed to reimburse TPL’s expenses incurred in connection with the commercialization of the Patents. All proceeds generated by TPL in connection with the commercialization of the Patents will be paid directly to the JV LLC. As of the date of this Prospectus, the implementation of the Commercialization Agreement has resulted in licenses with Intel, Hewlett-Packard, Casio, and Fujitsu.

Pursuant to the Master Agreement, we and TPL have entered into the Limited Liability Company Operating Agreement of the JV LLC (“LLC Agreement”). We and TPL each own 50% of the membership interests of JV LLC, and each have the right to appoint one member of the three (3) member management committee. The two (2) appointees are required to select a mutually acceptable third member of the management committee. Pursuant to the LLC Agreement, we and TPL must each contribute to the working capital of the JV LLC (in addition to the Patent licenses described above), and are obligated to make future contributions in equal amounts in order to maintain a working capital fund. The LLC Agreement provides that the JV LLC shall indemnify its members, managers, officers and employees to the fullest extent permitted by applicable law, for any liabilities incurred as a result of their involvement with the JV LLC, if the person seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interest of the JV LLC.

We have one U.S. patent on our ground penetrating radar technology. No foreign application has been made. There are a large number of patents owned by others in the radar field generally and in the field of ground penetrating radar specifically. Accordingly, although we are not aware of any possible infringement and have not received any notices of claimed infringement, we may receive such claims in the future.

We do not know whether any patents will be issued from pending or future applications or that any patents that are issued will provide meaningful protection or other commercial advantages to us. Although we intend to protect our rights vigorously, these measures may not be successful.

We generally require all of our employees and consultants, including our management, to sign a non-disclosure and invention assignment agreement upon employment with us.

Research and Development

We are currently evaluating the feasibility and desirability of engaging in further development efforts focused on improvement of, and additional features for, the Ignite family of microprocessors either directly or through an alternative such as a joint venture, for example. The development of this technology has taken longer than anticipated and could be subject to additional delays. Therefore, we may not be able to timely or successfully market this technology.

We incurred research and development expenditures of $ 294,735 and $549,756 for our fiscal years ended May 31, 2005 and 2004, respectively. The majority of these expenditures have been devoted to our microprocessor technology. We believe that technical advances are essential to the success the Ignite technology and are currently evaluating whether we will continue to expend funds on research and development of our Ignite technology. It is not certain whether such research and development efforts, if continued in the future, will result in the design and development of a competitive technology in a timely manner.

Marketing and Distribution

Our products are marketed through a combination of direct sales and distributors. Approximate sales by principal geographic area (as a percentage of sales) for fiscal years ended May 31, 2005 and 2004 were as follows:

	2005	2004

Domestic sales	100%	92%

Foreign sales
Europe	-	8%

Total sales	100%	100%

All of our operating assets are located within the United States. While sales to certain geographic areas generally vary from year to year, we do not expect that changes in the geographic composition of sales will have a material adverse effect on operations.

Dependence Upon Single Customers

Ten percent (10%) or more of our consolidated net sales were derived from the following customers for the fiscal years ended May 31 as follows:

	2005	2004
AMD	$2,956,250	-
nTelesis		$25,000
Blue Tech Inc.		18,000
Litton		9,000

All of the above sales were shipped against multiple purchase orders from each customer. nTelesis is owned by a former executive officer of the company who resigned in May, 2005.

We had no backlog as of May 31, 2005 or 2004.

Employees

We currently have five personnel. All are employed in general and administrative activities. We also engage additional consultants and part-time persons as needed from time to time.

Government Regulation

We believe our products are not subject to governmental regulation by any federal, state or local agencies that would affect the manufacture, sale or use of our products, other than occupational health and safety laws and labor laws which are generally applicable to most companies. We do not know what sort of regulations of this type may be imposed in the future, but do not anticipate any unusual difficulties in complying with governmental regulations which may be adopted in the future.

We have not incurred costs associated with environmental laws and do not anticipate such laws will have any significant effect on our future business.

Description of Property

We have one 3,300 square foot office space located at 6183 Paseo Del Norte, Suite 180, Carlsbad, California. The facility is leased through April, 2009. We have vacated one 10,300 square foot office located at 10989 Via Frontera, San Diego, California. That facility is leased through July 2006.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the shares offered through this Prospectus.

LEGAL PROCEEDINGS

Beatie and Osborne, LLP v. Patriot Scientific Corporation

Beatie and Osborne, LLP is a New York law firm that formerly represented the Company in the Inventorship Litigation and the Infringement Litigation. On March 8, 2005, Beatie and Osborne was disqualified by United States District Judge Jeremy Fogel in the Inventorship Litigation. Beatie and Osborne thereafter withdrew from the representation of the Company in the Infringement Litigation. Beatie and Osborne initiated litigation in the Supreme Court of New York on June 8, 2005 claiming breach of contract, quantum meruit, and unjust enrichment and alleging claims against the Company and former Company representatives, Jeffrey Wallin and Lowell Giffhorn for fraud and interference with contractual relationship. Beatie and Osborne claims a contingency fee under the terms of its contingency fee agreement with respect to licensing agreements entered into, and possibly with respect to license agreements to be entered into, by the Company. The Company denies any past, present, or future liability to Beatie and Osborne. The Company has caused a removal of the Beatie and Osborne lawsuit to the United States District Court for the Southern District of New York and have filed a motion to have the litigation transferred to the United States District Court for the Southern District of California. The transfer motion was denied on May 9, 2006, but Wallin and Giffhorn were ordered dismissed from the action at that time. The circumstances of the disqualification of Beatie and Osborne in the Inventorship Litigation and its withdrawal from the Infringement Litigation are claimed by the Company to have worked a forfeiture of any rights in Beatie and Osborne to a contingency fee of any kind. Further, the Company disputes that Beatie and Osborne’s efforts added any value to the Company’s licensing position or that they are entitled to any recovery under a quantum meruit analysis.

Patriot Scientific Corporation v. Russell Fish

On April 5, 2006, we filed a declaratory relief lawsuit against Russell Fish and The Fish Family Trust in the United States District Court for the Southern District of California. As a consequence of licensing agreements entered into by or on behalf of Patriot, Mr. Fish has presented demands for payment by us under his July 2004 agreement related to the Inventorship Litigation. We contend that Mr. Fish has been paid all sums that may have been owed to him. Our action seeks declaratory relief that no further sums are owed to Mr. Fish.

Also, on April 5, 2006, Fish and Robert Anderson, allegedly as trustee of The Fish Family Trust, filed a lawsuit against the Company in the District Court of Dallas County, Texas. The lawsuit is based on an alleged breach of the contract entered into on July 27, 2004 and seeks enforcement of the contract or damages.

Lowell Giffhorn Arbitration

On September 23, 2005, Lowell Giffhorn, a former executive officer and a former director of Patriot, submitted a demand for arbitration with the American Arbitration Association related to the termination of Mr. Giffhorn’s employment with the Company. Mr. Giffhorn asserts that the termination of his employment with the Company was unlawful, retaliatory, wrongful, violated public policy, violated the covenant of good faith and fair dealing and violated securities laws. Mr. Giffhorn has demanded damages of $1,500,000. The amount, if any, of ultimate liability with respect to the foregoing cannot be determined. Despite the inherent uncertainties of litigation, the Company at this time does not believe that Mr. Giffhorn’s claim will have a material adverse impact on its financial condition, results of operations, or cash flows.

Patent Litigation

Pursuant to its joint venture with Technology Properties Ltd., entered into in June 2005 (in settlement of inventorship/ownership litigation between the parties, and in return for a 50-50 sharing of net licensing and enforcement revenues), the Company granted Technology Properties Ltd. (TPL) the complete and exclusive right to enforce and license its microprocessor patent portfolio. The Company then dismissed its patent infringement claims against Fujitsu Computer Systems, Inc.; Matsushita Electric Corporation of America; NEC Solutions (America) Inc.; Sony Electronics Inc.; and Toshiba America Inc., which had been pending in the Federal District Court for the Northern District of California. Thereafter, TPL, on behalf of the TPL/Patriot joint venture, filed patent infringement actions against the foregoing defendants (except Sony) in the Federal District Court for the Eastern District of Texas, which litigation is currently pending. Litigation is not currently pending with regard to Fujitsu.

In February 2006, a license agreement was entered into with Fujitsu Corporation regarding the Company’s patent portfolio and in connection with that transaction, litigation involving Fujitsu and TPL and the Company in both California and Texas was dismissed.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

During the third quarter of the fiscal year ended May 31, 2005, and in the first three quarters of fiscal 2006, the Company entered into agreements for the licensing of its technology with Advanced Micro Devices Inc. (“AMD”), Intel Corporation, Hewlett Packard Company, Casio Computer Company and Fujitsu, Inc. respectively, among the largest of the microprocessor manufacturers. We believe these license agreements represent validation of the Company’s position that its intellectual property was and is being infringed by major manufacturers of microprocessor technology. Also, we believe the agreements demonstrate value of the Company’s intellectual property based upon “arms length” transactions with major electronics manufacturers.

In June 2005, the Company entered into a series of agreements with TPL and others to facilitate the pursuit of infringers, many of which are large scale, of its intellectual property. It is the intention of management that the recently signed license agreements will be used as a starting point to work toward more favorable terms in future negotiations. Management believes that utilizing the option of working through TPL, as compared to creating and using a Company licensing team for those activities, is a prudent way to achieve the desired results as the Company seeks to obtain fair value from the users of its intellectual property.

The Company continues to evaluate the development, marketing and sale of microprocessors, the technology behind the microprocessors and complementary products which enable computers and other data processing devices to communicate. These products can be used to connect to the Internet or other telecommunications networks.

Critical Accounting Policies

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require us to make estimates and judgments that significantly affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Actual results could differ from those estimates, and such differences could affect the results of operations reported in future periods. We believe the following critical accounting policies affect our most significant estimates and judgments used in the preparation of our consolidated financial statements.

1. Revenue Recognition

Accounting for revenue recognition is complex and affected by interpretations of guidance provided by several sources, including the Financial Standards Accounting Board (“FASB”) and the U.S. Securities and Exchange Commission (“SEC”). This guidance is subject to change. We follow the guidance established by the SEC in Staff Accounting Bulletin No. 104, as well as generally accepted criteria for revenue recognition, which require that, before revenue is recorded, there is persuasive evidence of an arrangement, the fee is fixed or determinable, collection is reasonably assured, and delivery to our customer has occurred. Applying these criteria to certain of our revenue arrangements requires us to carefully analyze the terms and conditions of our license agreements. Revenue from our technology license agreements is generally recognized at the time we enter into a contract and provide our customer with the licensed technology. We believe that this is the point at which we have performed all of our obligations under the agreement; however, this remains a highly interpretive area of accounting and future license agreements may result in a different method of revenue recognition. Fees for maintenance or support of our licenses are recorded on a straight-line basis over the underlying period of performance.

2. Assessment of Contingent Liabilities

We are involved in various legal matters, disputes, and patent infringement claims which arise in the ordinary conduct of our business. We accrue for estimated losses at the time when we can make a reliable estimate of such loss and it is probable that it has been incurred. By their very nature, contingencies are difficult to estimate. We continually evaluate information related to all contingencies to determine that the basis on which we have recorded our estimated exposure is appropriate.

3. Stock Options

The Company applies Accounting Principles Board (“APB”) Opinion 25, “Accounting for Stock Issued to Employees,” and related Interpretations in accounting for all stock option plans. Under APB Opinion 25, compensation cost has been recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and disclosure,” require the Company to provide pro forma information regarding net income as if compensation cost for the Company’s stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model. SFAS No. 148 also provides for alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company has elected to continue to account for stock based compensation under APB No. 25.

The Company applies SFAS No. 123 in valuing options granted to consultants and estimates the fair value of such options using the Black-Scholes option-pricing model. The fair value is recorded as consulting expense as services are provided. Options granted to consultants for which vesting is contingent based on future performance are measured at their then current fair value at each period end, until vested.

4. Debt Discount

We issue warrants as part of our convertible debentures and other financings. We value the warrants using the Black-Scholes pricing model based on expected fair value at issuance and the estimated fair value is recorded as debt discount. The debt discount is amortized to non-cash interest over the life of the debenture assuming the debenture will be held to maturity which is normally 2 years. If the debenture is converted to common stock previous to its maturity date, any debt discount not previously amortized is expensed to non-cash interest.

5. Patents and Trademarks

Patents and trademarks are carried at cost less accumulated amortization and are amortized over their estimated useful lives of four years. The carrying value of patents and trademarks is periodically reviewed and impairments, if any, are recognized when the expected future benefit to be derived from an individual intangible asset is less than its carrying value.

6. Income Taxes

Deferred income taxes are provided for by recognizing temporary differences in certain income and expense items for financial and tax reporting purposes. Deferred tax assets consist primarily of income tax benefits from net operating loss carry-forwards. A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be utilized. The valuation allowance increased approximately $42,000 for the year ended May 31, 2005, from $14,732,000 at May 31, 2004 to $14,690,000 at May 31, 2005.

7. Accounting for Limited Liability Company

During the quarter ended August 31, 2005, we entered into a newly formed limited liability company with a third party. Although we do not control the limited liability company from a voting interest standpoint, we consider the limited liability company to be a variable interest entity, as that term is defined under accounting principles generally accepted in the United States of America (FIN 46(R)), and under such definition and interpretation of FIN 46(R), we are required to consolidate the results of the limited liability company with our own.

Results of Operations

Comparison of Fiscal Year 2005 and Fiscal Year 2004. In the third quarter of fiscal year 2005 we entered into an agreement with AMD that granted licenses for our Ignite microprocessor and for our patent portfolio of microprocessor technologies. The Ignite license called for payments totaling $1,220,000 with $300,000 paid upon closing of the agreement, $292,500 to be paid in the fourth quarter of fiscal 2005 and the remaining balance to be paid in the first three quarters of fiscal 2006. The revenues associated with the Ignite license were all recognized in fiscal 2005. The agreement also called for a maintenance fee totaling $100,000 connected with the Ignite license. That fee, payable in equal amounts of $25,000 on April 1, 2005, August 15, 2005, November 15, 2005 and February 15, 2006, is considered to support the Ignite license over a period of four years and is being recognized as revenue evenly over the four year period. The Ignite license contains provisions for royalties based upon deliveries of products using the technology. However, we cannot make reliable projections of quantities or the timing of shipments that could lead to royalty payments resulting from this agreement. The agreement with AMD also included a non-exclusive license for our portfolio of intellectual property. A one-time license fee amounting to $1,730,000 was agreed upon with equal payments of $432,500 to be paid on the following dates: April 1, 2005, August 15, 2005, November 15, 2005 and February 15, 2006. The entire amount of the license fee was recognized as revenue in fiscal 2005.

We continue to receive small orders for communications products that have reached the end of their life cycle. We no longer market these products but we do fill orders received, primarily from prior customers. We continue to fill small orders for microprocessor products from existing inventory that is carried at zero value.

Total sales from communications and microprocessor technology products decreased from approximately $74,000 to approximately $25,000 from the fiscal year ended May 31, 2004 to the fiscal year ended May 31, 2005.

Research and development expenses decreased from approximately $550,000 for the fiscal year ended May 31, 2004 to approximately $295,000 for the fiscal year ended May 31, 2005. The decrease was primarily due to staff reductions from five employees during the 2004 fiscal period to two employees during most of the 2005 fiscal period. Expenditures for tools and administrative expenses declined in the 2005 fiscal year as compared with the 2004 fiscal year. Also, depreciation expense for research and development declined from approximately $44,000 for the fiscal year ended May 31, 2004 to approximately $11,000 for the fiscal year ended May 31, 2005 as fixed assets became fully depreciated and were not replaced.

Selling, general and administrative expenses increased from approximately $1,254,000 for the fiscal year ended May 31, 2004 to approximately $2,600,000 for the fiscal year ended May 31, 2005. This significant increase resulted from multiple changes in our administrative operations. Legal fees increased from approximately $102,000 for the fiscal year ended May 31, 2004 to approximately $394,000 for the fiscal year ended May 31, 2005 as a result of our efforts to pursue infringers of our intellectual property as well as in support of administrative and strategic changes for our Company. Legal expenses amounting to approximately $371,000, were incurred by our attorneys and recognized as expenses by us in the fiscal year ended May 31, 2005 in connection with intellectual property enforcement efforts. Similar expenditures for the fiscal year ended May 31, 2004 amounted to approximately $21,000. A law firm involved in the Company’s intellectual property enforcement efforts has asserted a claim, which the Company disputes, for contingency fees payable in connection with the AMD agreement. The disputed fees have been accrued by us in the amount of $346,000, however payment is suspended as the disputed claim is litigated. Undisputed contingency fees in connection with the AMD agreement were recorded in the amount of approximately $208,000. We expect that resolution of legal matters that have led to unusually large legal expenses for the 2005 fiscal year will result in reduced legal expenses for the 2006 fiscal year. Total rent expense increased from approximately $181,000 for the fiscal year ended May 31, 2004 to approximately $281,000, primarily as a result of the accrual of rent expense liability on the unused portion of our leased space. Other General and Administrative expense categories increased in fiscal year 2005 as compared with fiscal year 2004 including the cost of insurance, transfer agent fees, and investor relations.

Marketing expenses increased from approximately $311,000 for the fiscal year ended May 31, 2004 to approximately $325,000 for the fiscal year ended May 31, 2005. The increase resulted from additional consulting costs and increases in telephone and other administrative costs associated with marketing activities. Partially offsetting the increases was a reduction of salary costs from approximately $165,000 for the fiscal year ended May 31, 2004 to approximately $134,000 for the fiscal year ended May 31, 2005.

Other income and expense items for the Company amounted to a net expense of approximately $2,413,000 for the fiscal year ended May 31, 2004 and increased to a net expense of approximately $2,781,000 for the fiscal year ended May 31, 2005. Other income in the amount of $75,000 was recorded in the fiscal year ended May 31, 2004 in connection with the final payment from the sale of gas plasma technology in 1999. Losses on the value of marketable securities amounted to approximately $45,000 for the fiscal year ended May 31, 2004 and approximately $21,000 for the fiscal year ended May 31, 2005. Interest expense increased from approximately $2,443,000 for the fiscal year ended May 31, 2004 to approximately $2,820,000 for the fiscal year ended May 31, 2005. That increase primarily resulted from an increase in non-cash interest expense associated with the conversion of debentures. The value of debt discount features recorded upon the issuance of a debenture is expensed as non-cash interest over the term of the debt. However as the debentures are converted to common stock any remaining balance of debt discount is recognized as non-cash interest in that period. Non-cash interest expense increased from approximately $2,294,000 for the fiscal year ended May 31, 2004 to approximately $2,679,000 for the fiscal year ended May 31, 2005.

The Company’s net loss for the fiscal year ended May 31, 2005 amounted to approximately $2,694,000 compared with a loss of approximately $4,150,000 for the fiscal year ended May 31, 2004.

Comparison of the Nine Months Ended February 28, 2006 and Nine Months Ended February 28, 2005.

During the third quarter of fiscal year 2006, our joint venture limited liability company signed agreements licensing our intellectual property with Hewlett Packard, Fujitsu and Casio for one time payments totaling $60,000,000. In June 2005, we entered into an agreement with Intel Corporation licensing our intellectual property for a one time payment of $10,000,000. These license revenues were recognized during the nine months ended February 28, 2006. It is not possible to predict when, if ever, we will again be successful in obtaining future license agreements. For the nine months ended February 28, 2005 license revenue consisted of approximately $2,950,000 from our one time licensing agreement with AMD. Product sales amounting to approximately $297,000 were also recorded in the nine month period ended February 28, 2006 in connection with communications products that are no longer marketed by the Company. Inventory associated with the sales of these communications products is carried at zero value. Cost of sales of approximately $103,000 consists of payments made to subcontractors for materials and labor in connection with the product sales. For the nine months ended February 28, 2005 the Company had no such product sales.

Research and development expenses amounted to approximately $226,000 for the nine months ended February 28, 2006 and approximately $236,000 for the nine months ended February 28, 2005. Expenses related to salaries, benefits, training and other employee expenses declined approximately $61,000 resulting from staff reductions. Consulting and related support expenses increased from approximately $12,500 during the nine months ended February 28, 2005 to approximately $65,000 for the nine months ended February 28, 2006, as research and development activities moved to outside contractors. Costs of components, supplies and equipment increased by approximately $5,000 for the nine months ended February 28, 2006 as compared with the nine months ended February 28, 2005 connected with product development and support of the Ignite product line. Depreciation for fixed assets associated with research and development activities declined from approximately $8,000 for the nine months ended February 28, 2005 to less than $500 for the nine months ended February 28, 2006, as equipment became fully depreciated and was not replaced.

Selling, general and administrative expenses increased from approximately $1,859,000 for the nine months ended February 28, 2005 to approximately $5,393,000 for the nine months ended February 28, 2006. Legal and accounting related expenses increased by approximately $541,000 for the nine months ended February 28, 2006 compared with the nine months ended February 28, 2005 related to legal matters in connection with intellectual property and formation of a limited liability company, the license agreement with Intel Corporation, and legal issues related to former employees and other corporate matters. In addition, salary costs increased approximately $505,000 for the nine months ended February 28, 2006 compared with the nine months ended February 28, 2005 as a result of changes in management personnel that included accrued severance costs. Other increases for the nine months ended February 28, 2006 as compared with the nine months ended February 28, 2005 included public relations and consultant expenses of approximately $124,000, insurance expenses of approximately $56,000 and travel expenses of approximately $55,000. Non cash general expenses of approximately $69,000 were recognized in connection with recording the issuance of warrants using the Black-Scholes method. Offsetting these increases were decreases in legal contingency fees of approximately $554,000, decreases in patent enforcement expenses of approximately $187,000. Finally, our newly created limited liability company, which we have consolidated since its creation in June 2005, incurred $1,500,000 in expenses paid to the other member of the limited liability company, as part of the quarterly fee to be paid to the other member in accordance with our limited liability company agreement and approximately $1,377,000 in legal and other operational expenses.

Settlement and license expenses amounting to approximately $3,855,000 were recorded during the nine months ended February 28, 2006 in connection with the agreements involving the formation of a limited liability company and, separately, a license agreement with Intel Corporation. The expenses consisted of both cash and non-cash elements related to incremental, direct costs of completing the transactions. In connection with the transactions, it was necessary for the Company to obtain the consent of certain debenture and warrant holders. The necessary consents, together with certain warrants held by the debenture holders and the release of their security interests in our intellectual property, were obtained in exchange for cash, new warrants and repriced warrants. The expenses resulted primarily from cash payments to debt holders of approximately $1,300,000, to co-owners of various intellectual property assets of approximately $960,000 and to a committee of the Company's board of directors of approximately $170,000. Non-cash expenses totaled approximately $1,400,000 and resulted primarily from the incremental value of the effect of repricing various warrants and granting other warrants in excess of the expense previously recognized for warrants granted to these security holders, as well as the value of the warrants reconveyed to the Company.

Other income and expense items for the Company amounted to a net expense of approximately $2,399,000 for the nine months ended February 28, 2005 and decreased to a net expense of approximately $2,179,253 for the nine months ended February 28, 2006. Other income for the nine months ended February 28, 2005 primarily resulted from a one-time settlement with a subtenant amounting to approximately $47,000. For the nine months ended February 28, 2006 other income primarily resulted from interest and dividends in the amount of approximately $262,000. Cash and non-cash interest expense declined from approximately $2,442,000 for the nine months ended February 28, 2005 to approximately $1,182,000 for the nine months ended February 28, 2006 as the amortization of debt discount has declined and the remaining debentures were converted during the nine months ended February 28, 2006. The value of debt discount features recorded upon the issuance of a debenture is expensed as non-cash interest over the term of the debt. However, as the debentures are converted into common stock, any remaining balance of debt discount is recognized as non-cash interest in that period. Non-cash interest expense decreased from approximately $2,323,000 for the nine months ended February 28, 2005 to approximately $413,000 for the nine months ended February 28, 2006. The Company charged approximately $723,000 to interest expense to record the beneficial conversion features of debentures converted to shares. During the nine months ended February 28, 2006, the Company recorded a loss on debt extinguishment of $1,260,688 related to the 7,000,000 warrants issued to a debenture holder as consideration for entering into the reset agreements.

During the nine months ended February 28, 2006, the Company recorded a provision for income taxes of $1,880,000 related to Federal alternative minimum tax and California state tax. Also, during the nine months ended February 28, 2006, the Company utilized approximately $33,400,000 of its available net operating loss carry-forwards to offset its taxable income arising in the quarter.

The Company recorded net income for the nine months ended February 28, 2006 of approximately $28,053,000 compared with a net loss of approximately $1,521,000 for the nine months ended February 28, 2005.

Liquidity And Capital Resources

The Company's cash, marketable securities and short-term investment balances increased from approximately $1,289,000 as of May 31, 2005 to approximately $24,658,000 as of February 28, 2006. As of February 28, 2006, we held two savings accounts which were restricted as collateral for our corporate credit cards and we held a short-term certificate of deposit amounting to approximately $202,000 as of May 31, 2005, which was restricted as collateral on our line of credit. Total current assets increased from approximately $3,612,000 as of May 31, 2005 to approximately $58,947,000 as of February 28, 2006. The increase in current assets results primarily from funds received and due from license fee agreements through our joint venture limited liability company. As of the filing date of this statement all license fees receivable have been received by the Company. Total current liabilities increased from approximately $1,644,000 as of May 31, 2005 to approximately $11,176,000 as of February 28, 2006. The improvement in the current position of the Company primarily resulted from the license agreements obtained by our joint venture limited liability company and with Intel Corporation which were recorded during the nine months ended February 28, 2006. Included within both our cash and current assets totals at February 28, 2006 is approximately $7,848,000 of cash, which is held by our joint venture limited liability company, which we consolidate for accounting purposes. As this cash has been invested by both us and the other member into this entity, its use is limited to the operations of the limited liability company.

During the nine months ended February 28, 2006, the Company’s operating activities generated approximately $30,724,000 of cash. The Company's net income, adjusted for non-cash expense items, primarily resulted from the license agreements obtained by our joint venture limited liability company and with Intel Corporation. The Company's operating activities used cash amounting to approximately $845,000 during the nine months ended February 28, 2005, primarily due to the Company's net loss as adjusted for non-cash expense items.

Investing cash flows consisted primarily of proceeds of investments sold, payment for investments acquired and capital expenditures. The Company used approximately $3,377,000 in net cash for investing activities during the nine months ended February 28, 2006 compared to $200,000 for the nine months ended February 28, 2005. The increase in cash used in investing activities primarily resulted from the purchase of marketable securities.

Cash used in financing activities consisted primarily of our joint venture limited liability company’s distribution to the other member of approximately $9,784,000. The Company used approximately $7,460,000 in net cash for financing activities for the nine months ended February 28, 2006 compared to receiving approximately $1,544,000 in net cash for the nine months ended February 28, 2005. Cash was provided by the exercise of common stock warrants and options amounting to approximately $679,000 during the nine months ended February 28, 2006 and approximately $706,000 during the nine months ended February 28, 2005. Additionally, cash in the amount of approximately $943,000 was provided by issuance of convertible debentures and common stock during the nine months ended February 28, 2005. No such transactions occurred during the nine months ended February 28, 2006.

Included in financing activities is $2,000,000 invested by the other member into a limited liability company, which we consolidate for financial reporting purposes. The limited liability company was created for the purposes of jointly pursuing infringers of our technologies. In connection with the creation of the limited liability company, both the other member and we have committed to funding the operations of the limited liability company, if necessary, up to an additional $4,000,000, with no more than $2,000,000 being required in any one year. The limited liability company agreement provides that the other member is to be paid a quarterly amount ranging between $500,000 and $1,000,000 (based upon a percentage of the working capital fund balance of the limited liability company) on a quarterly basis by the limited liability company for services performed by the other member.

In February, 2006, the Company announced a dividend of $0.02 per share of common stock for stockholders of record and qualified warrant holders as of February 24, 2006. The dividend resulted in an accrued liability amounting to $8,114,378 as of February 28, 2006. In March 2006 the Company announced a dividend of $0.04 per share of common stock for stockholders of record and qualified warrant holders as of March 31, 2006. The dividend is expected to result in a use of cash funds amounting to approximately $16,584,000 to be paid from net cash provided by operating activities.

The Company’s current working capital position as of February 28, 2006, is expected to provide the funds necessary to support the Company’s operations for the next 12 months. During the nine months ended February 28, 2006, we incurred significant cash and non-cash expenses related to the TPL and limited liability company transactions, which we expect to be of a nonrecurring nature. Given the unpredictable nature of our revenue stream, we have attempted to curb other non-strategic expenses. The Company is currently assessing various strategies to pursue in the future, which may include, among other things, expanding our commitment to research and development or making acquisitions of other technologies.

During recent years we have relied upon financing activities to provide the funds necessary for the Company’s operations including the sale of common stock and the issuance of debentures and notes payable for cash. In addition, we have issued stock and warrants and options for the purchase of the Company’s common stock in return for services. Although we have entered into various license agreements in fiscal 2006 that have resulted in our reporting significant revenue, we may not be able to achieve profitable operations in the future. Should the funds generated from these agreements be insufficient to fund our operations, we may be forced to curtail our operations or seek additional external funding. There can be no assurance that additional funding would be available to us or, if it is available, that it would be on terms favorable to us.

Subsequent Events

On June 5, 2006, the Company granted an option to acquire 1,500,000 shares of its common stock to its Chief Executive Officer at an exercise price of $0.165 per share. The option expires in August, 2007 and was fully vested as of the date of grant. As a result of the grant, the Company will record non-cash compensation expense of $1,527,019 in the first quarter of the fiscal year ended May 31, 2007.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS 123R, Share Based Payment. This statement replaces SFAS No. 123 and supersedes APB Opinion 25. SFAS No. 123R requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized as compensation based on the estimated fair value of the equity instrument awarded. SFAS No. 123R applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, options, or other equity instruments or by incurring liabilities in amounts based on the price of the entity’s shares or other equity instruments, or that require (or may require) settlement by the issuance of an entity’s shares or other equity instruments. This statement applies to all new awards granted during the fiscal year beginning after December 15, 2005 and to previous awards that are remodified or cancelled after such date. The Company has not yet fully evaluated the effect of adopting SFAS No. 123R on its financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchange of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transaction. SFAS No. 153 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair market value of the assets exchanged. SFAS No. 153 eliminates the exception of nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS 153 is effective for nonmonetary asset exchanges in fiscal periods beginning after June 15, 2005. The Company does not believe that the provisions of SFAS No. 153 will have a material impact on its financial statements.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and correction of errors made in fiscal years beginning after the date SFAS No. 154 was issued. At the present time, the Company does not believe that adoption of SFAS No. 154 will have a material effect on its financial statements.

SELECTED FINANCIAL INFORMATION

The financial summary does not contain all the information that may be important to you. Therefore, we urge you to read all the information in this Prospectus, including the financial statements, and their explanatory notes before making an investment decision.

We derived the selected financial information from our consolidated financial statements (See section entitled “Financial Statements” in this Prospectus). Information as of and for the periods ended February 28, 2006 and 2005 is unaudited. Also, results of operations for the period ended February 28, 2006 are not necessarily indicative of the results which may be obtained for the fiscal year ending May 31, 2006. We urge you to read this selected financial information in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our consolidated financial statements and the related notes to the consolidated financial statements.

Results of Operations

	Nine Months Ended
	February 28, 2006 (Unaudited)	February 28, 2005 (Unaudited)	Increase (Decrease)
Revenue	$70,297,072	$2,973,148	$67,323,924
Cost of sales	$103,351	$-	$103,351
Gross profit	$70,193,721	$2,973,148	$67,220,573
Operating expenses:
Research and development	$225,564	$236,296	$(10,732)
Selling, general and administrative	$5,393,015	$1,858,528	$3,534,487
Settlement and license expense	$3,855,132	$-	$3,855,132
Total operating expenses	$9,473,711	$2,094,824	$7,378,887
Unrealized loss on marketable securities	$1,201	$14,500	$(13,299)
Interest expense	$1,181,635	$2,442,101	$(1,260,466)
Loss on debt extinguishment	$1,260,688	$-	$1,260,688
Other income	$264,271	$57,552	$206,719
Income (loss) before minority interest	$58,540,757	$(1,520,725)	$60,061,482
Minority interest in consolidated entity	$(28,607,664)	$-	$(28,607,664)
Income (loss) before income taxes	$29,933,093	$(1,520,725)	$31,453,818
Provision for income taxes	$1,880,000	$-	$1,880,000
Net income (loss)	$28,053,093	$(1,520,725)	$29,573,818
Basic income (loss) per common share	$0.09	$(0.01)	$0.10
Diluted income (loss) per common share	$0.07	$(0.01)	$0.08

	Year Ended		Increase (Decrease)
	May 31, 2005	May 31, 2004

Revenue	$2,982,586	$76,417	$2,906,169
Cost of sales	$-	$10,472	$(10,472)
Gross profit	$2,982,586	$65,945	$2,916,641
Operating expenses:
Research and development	$294,735	$549,756	$(255,021)
Selling, general and administrative	$2,600,430	$1,253,559	$1,346,871
Total operating expenses	$2,895,165	$1,803,315	$1,091,850
Gain on sale of technology		$75,500	$(75,500)
Loss on marketable securities	$(21,180)	$(45,354)	$(24,174)
Interest expense	$2,820,170	$2,443,024	$377,146
Other income	$60,379	$270	$60,109
Net loss	$(2,693,550)	$(4,149,978)	$(1,456,428)
Basic income (loss) per common share	$(0.01)	$(0.03)	$0.02
Diluted income (loss) per common share	$(0.01)	$(0.03)	$0.02

Balance Sheet

	February 28, 2006 (Unaudited)	May 31, 2005	Increase (Decrease)
Cash and cash equivalents	$20,478,619	$591,426	$19,887,193
Prepaid expenses and other current assets	$111,383	$121,758	$(10,375)
Accounts payable and accrued expenses	$1,181,752	$1,119,611	$62,141

	February 28, 2006 (Unaudited)	May 31, 2005	Increase (Decrease)
Current assets	$58,947,305	$3,612,356	$55,334,949
Current liabilities	$11,176,130	$1,643,764	$9,532,366
Working capital	$47,771,175	$1,968,592	$45,802,583
Long-term debt	$--	$45,942	$(45,942)
Stockholders’ equity	$27,055,015	$2,034,328	$25,020,687

Cash Flows

	Nine Months Ended
	February 28, 2006 (Unaudited)	February 28, 2005 (Unaudited)	Increase (Decrease)
Net cash provided by (used in):
Operating activities	$30,723,593	$(845,433)	$31,569,026
Investing activities	$(3,376,683)	$(200,000)	$3,176,683
Financing activities	$(7,459,717)	$1,543,821	$9,003,538

	Year Ended
	May 31, 2005	May 31, 2004	Increase (Decrease)
Net cash provided by (used in):
Operating activities	$(628,326)	$(2,075,972)	$(1,447,646)
Investing activities	$(892,706)	$(28,623)	$(864,083)
Financing activities	$1,756,518	$2,427,872	$(671,354)

MANAGEMENT

The following table and biographical summaries set forth information, including principal occupation and business experience, about our directors and the executive officers as of March 1, 2006:

NAME	AGE	POSITION, OFFICE and TERM

Helmut Falk, Jr.	49	Director (since December 1997)
Gloria Felcyn	58	Director (since October 2002)
Lowell W. Giffhorn	58	Director (since August 1999)
Carlton M. Johnson, Jr.	46	Director (since August 2001)
David H. Pohl	68	Director (since April 2001) / President and Chief Executive Officer
Thomas J. Sweeney	55	Chief Financial Officer/Secretary
James Turley	44	Director (since February 2006)

Biographical Information

Helmut Falk, Jr. Since 2000, Dr. Falk has worked at St. Francis Hospital in Mooresville, Indiana as a staff anesthesiologist and has been Chairman of its Pharmacy and Therapeutics Committee. From 1992 until 2000, Dr. Falk served as the Director of Anesthesia of, and served on the medical executive committee for, The Johnson Memorial Hospital in Franklin, Indiana. Dr. Falk received his D.O. from the College of Osteopathic Medicine of the Pacific in 1987 and his B.S. in Biology from the University of California, Irvine in 1983. Dr. Falk is the son of the late Helmut Falk, who was the sole shareholder of nanoTronics (we acquired all of the company’s assets on May 31, 1994) and the Chairman and CEO of the Company until his death in July 1995. Dr. Falk is also an heir to the Helmut Falk Estate, which is the beneficial owner of the Company's shares held by the Helmut Falk Family Trust.

Gloria Felcyn. Since 1982, Ms. Felcyn has been the principal in her own public accounting firm. Prior to establishing her own firm, Ms. Felcyn was employed by Main Hurdman & Cranston from 1969 through 1970 and at Price Waterhouse & Co. in the San Francisco and New York offices from 1970 through 1976. Subsequent to that, Ms. Felcyn worked in the field of offshore tax planning with a major real estate syndication company. Ms. Felcyn received her B.S. degree in Business Economics from Trinity University in 1968 and is a Certified Public Accountant and member of the American Institute of CPA’s.

Lowell W. Giffhorn. Since October 2005, Mr. Giffhorn has served as the Chief Financial Officer and, since December 2005, as a member of the Board of Directors of Omni USA, Inc., a developer and marketer of computational analytical software products for the laboratory testing industry. Since July 2005, Mr. Giffhorn has also served as the Chief Financial Officer of Imagenetix, Inc., a publicly held nutritional supplement company. Mr. Giffhorn was the Company’s Chief Financial Officer from May 1997 to June 2005, and has been a member of the Board since August 1999. From June 1992 to August 1996 and from September 1987 to June 1990, he was the Chief Financial Officer of Sym-Tek Systems, Inc. and Vice President of Finance for its successor, Sym-Tek, Inc., a major supplier of capital equipment to the semiconductor industry. Mr. Giffhorn obtained an M.B.A. degree from National University in 1975 and he obtained a B.S. in Accountancy from the University of Illinois in 1969. Mr. Giffhorn is also a director and chairman of the audit committee of DND Technologies, Inc., a publicly held company.

Carlton M. Johnson, Jr. Mr. Johnson is in-house legal counsel for Swartz Investments, LLC, a position he has held since June 1996. Mr. Johnson has been admitted to the practice of law in Alabama since 1986, Florida since 1982 and Georgia since 1997. He has been a shareholder in the Pensacola, Florida law firm of Smith, Sauer, DeMaria Johnson and as President-Elect of the 500 member Escambia-Santa Rosa Bar Association. He also served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned a degree in History/Political Science at Auburn University and Juris Doctor at Samford University - Cumberland School of Law. Mr. Johnson is also a director and member of the audit committee of Peregrine Pharmaceuticals, Inc., a publicly held company.

David H. Pohl. Mr. Pohl served as an officer of the Company from January 2001 to March 2002. He was elected President and Chief Executive Officer on June 13, 2005. Except for his service with the Company, Mr. Pohl has been in the private practice of law counseling business clients since 1997, and from 1995 to 1996 was Special Counsel to the Ohio Attorney General regarding investments in entrepreneurial firms by state pension funds. Previously, he was a senior attorney with a large U.S. law firm, and held positions as a senior officer and general counsel in large financial services corporations. Mr. Pohl earned a J.D. degree in 1962 from the Ohio State University College of Law, and also holds a B.S. in Administrative Sciences from Ohio State. Mr. Pohl is also a director and member of the audit committee of Peregrine Pharmaceuticals, Inc., a publicly held company.

Thomas J. Sweeney. Mr. Sweeney became the Company’s Chief Financial Officer on August 3, 2005. Since 2000, Mr. Sweeney has been a Partner in the San Diego office of Tatum CFO Partners, a national financial services firm. While a Partner of Tatum and for three and one-half years, Mr. Sweeney served as the Chief Financial Officer of New Visual Corporation, a publicly held development stage company in the telecommunications industry with more than 8,000 shareholders. Also while with Tatum, he served as the Chief Financial Officer of Mitchell International, Inc., a 700 person firm that is a provider of information software, print publications and total business solutions. Also while with Tatum, Mr. Sweeney worked in Johannesburg and Cape Town, South Africa on a project basis for an investment group that was organized under Astrata Group, Inc., a publicly held U.S. company, as it completed acquisitions of satellite technology subsidiaries. Earlier in his career Mr. Sweeney worked as an auditor for Ernst & Young LLP, where he earned his CPA certificate, and he also worked for the international consulting firm of McKinsey & Company. Mr. Sweeney earned his B.B.A. and M.B.A. degrees from The University of Texas at Austin and is a member of the American Institute of CPA’s.

James Turley. Since March 2004, Mr. Turley has served as the Editor-in-Chief of Embedded Systems Design, a global magazine for high-tech developers and managers, and Conference Chairman of the Embedded Systems Conferences, a series of electronics design shows. In addition, since August 2001, Mr. Turley has managed his own technology consulting and analysis business, Silicon Insider. From 1999 to 2001, he served as Senior Vice President of Marketing for ARC International, a microprocessor intellectual property company based in the UK. Mr. Turley has authored seven books on microprocessor chips, semiconductor intellectual property, computers, and silicon technology. He also serves on the board of directors and/or technical advisory boards of several high-tech companies in the U.S. and Europe.

There is no family relationship between any of our executive officers and directors.

Committees of the Board Of Directors

Our Board has standing Audit, Compensation, Nominating and Executive Committees.

Audit Committee. The Audit Committee is responsible for assisting the Board of Directors in monitoring and oversight of (1) the integrity of the Company’s financial statements and its systems of internal accounting and financial controls and (2) the independence and performance of the Company’s independent auditors. The Audit Committee, which met three times during fiscal 2005, is composed of two directors, both of whom were determined by the Board of Directors to be independent directors. During fiscal 2005 and to date, the Audit Committee has consisted of Ms. Felcyn (Chairman) and Mr. Johnson.

The Board of Directors has determined that Ms. Felcyn is an audit committee financial expert as defined in Item 401 of Regulation S-B promulgated by the SEC. The Board’s conclusions regarding the qualifications of Ms. Felcyn as an audit committee financial expert were based on her standing as a certified public accountant and her degree in business economics.

Compensation Committee. The Compensation Committee establishes the compensation philosophy for the company and has all the authority of the Board of Directors to act or exercise corporate powers with respect to the compensation of the executive officers and the administration of the company’s equity compensation plans. The Compensation Committee is composed of Mr. Johnson, as Chairman, Ms. Felcyn and Mr. Falk.

Executive Committee. The Executive Committee exercises certain powers of the Board of Directors between Board meetings. The Executive Committee is composed of Mr. Johnson (chairman), Mr. Falk and Ms. Felcyn.

Nominating Committee. On August 28, 2003, the Board created the Nominating Committee. The members of the Nominating Committee are Carlton M. Johnson, and David H. Pohl.

The Nominating Committee reviews and recommends to the Board, for nomination, candidates for election to the Board. During fiscal 2005 and 2006, the Nominating Committee did not hold any meetings. The entire Board acted in lieu of the Nominating Committee and in accordance with the policies that apply to the Nominating Committee.

Mr. Pohl is currently an officer of the Company, and, because Mr. Giffhorn was an officer of the Company until June 2005, neither Mr. Pohl nor Mr. Giffhorn are considered to be independent directors under the NASDAQ listing standards. Mr. Johnson is an independent director under the NASDAQ listing standards. Because of the small number of independent directors serving on the Board, the Board appointed Messrs. Pohl and Giffhorn to serve on the Nominating Committee.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% shareholders are required by the rules and regulations of the Commission to furnish us with copies of all reports filed by them in compliance with Section 16(a).

Based solely on the Company’s review of copies of the Forms 3 and 4 and amendments thereto furnished to the Company by the persons required to make such filings during the 2005 fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to the 2005 fiscal year and the Company’s own records, the Company believes, that from the period June 1, 2004 through May 31, 2005, Mr. Pohl, Ms. Felcyn and Mr. Giffhorn each failed to file timely one Form 4 with the SEC to report changes in beneficial ownership.

Code of Ethics

The Company has adopted a Code of Ethics which applies to its principal executive and financial officers. The Code of Ethics will be provided to any person requesting it, without charge, by contacting the Company’s corporate office. (See Exhibit 14.1).

Indemnification of Officers, Directors and Others

As permitted by Delaware law, our certificate of incorporation provides that we will indemnify our officers, directors, employees and agents. This includes indemnification against attorneys’ fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of us. However, they will not be indemnified if they are adjudged to have acted with gross negligence or to have engaged in willful misconduct. We may also bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. Such expenditures could be substantial and may not be recouped, even if we are so entitled. We have provided for indemnification for liabilities arising under the Securities Act of 1933 as they may be permitted to directors, officers or persons controlling us. The SEC has informed us that such indemnification is against public policy and may be unenforceable.

EXECUTIVE COMPENSATION

There is shown below information concerning the compensation of our chief executive officer and the most highly compensated executive officers whose salary and bonus exceeded $100,000 (each a “Named Officer”) for the fiscal years ended May 31, 2005, 2004, and 2003.

Long-Term Compensation
		Annual Cash Compensation			Awards		Payouts
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/SARs	LTIP Payouts	All Other Compensation
Jeffrey E. Wallin President and CEO (2)	2005 2004 2003	$146,317 (1) $145,933 (1) $127,650 (1)	Nil Nil Nil			250,000 673,000 250,000

Lowell W. Giffhorn Exec. V.P., CFO and Secy. (3)	2005 2004 2003	$148,227 (1) $148,800 (1) $150,779 (1)	Nil Nil Nil			650,000 239,000 115,000

Patrick O. Nunally VP and CTO	2005 2004 2003	$122,734 (1) $180,000 (1) $189,521 (1)	Nil Nil Nil			200,000 173,000 400,000		$52,500 (4)

(1)	Included in Messrs. Wallin, Giffhorn, and Nunally is cash compensation of $400 per month for car allowance.

(2)	Mr. Wallin left the Company in June 2005. He was replaced by Mr. David H. Pohl who became the Company’s President and CEO on June 13, 2005.

(3)	Mr. Giffhorn left the Company in June 2005. He was replaced by Mr. Thomas J. Sweeney who became the Company’s CFO on August 3, 2005.

(4)	Amount represents payments through November 30, 2002 to Dr. Nunally for assignments to the Company of intellectual property rights. The rights were returned to Dr. Nunally in April 2003.

The Company maintains employee benefits that are generally available to all of its employees, including medical, dental and life insurance benefits and a 401(k) retirement savings plan. The Company did not make any matching contributions under the 401(k) plan for any of the above named officers during the fiscal years ended May 31, 2005, 2004 and 2003.

Employment Contracts

The Company had a consulting agreement dated March 18, 2004 with San Diego Millennia Consultants, Inc. whereby San Diego Millennia Consultants agreed to provide the services of Mr. Wallin to be the President and Chief Executive Officer of the Company. Mr. Wallin’s employment with the Company ended on June 12, 2005, and the Company’s agreement with San Diego Millennia Consultants terminated on that date. In September 2005, the Company agreed to pay Mr. Wallin approximately $148,700 in full settlement of all amounts owed to him under the consulting agreement.

The Company had an employment agreement dated September 1, 2004 with Mr. Giffhorn providing for his employment as Executive Vice President and Chief Financial Officer. Mr. Giffhorn’s employment with the Company ended on June 13, 2005. The Company did not pay Mr. Giffhorn any severance compensation or otherwise in connection with his termination of employment. The Company is currently in an arbitration proceeding adverse to Mr. Giffhorn related to the termination of his employment. (See “Legal Proceedings” Section for more information).

The Company entered into an employment agreement dated June 1, 2004, as amended on July 12, 2004, with Dr. Nunally regarding his employment as the Chief Technical Officer of the Company. Pursuant to the terms of the employment agreement, Dr. Nunally’s employment with the Company terminated on May 31, 2005.

The Company has an employment agreement with Mr. Sweeney. Under the terms of the agreement, Mr. Sweeney is paid a salary of $1,125 per day, subject to increase (in the Company’s sole discretion). Mr. Sweeney is also entitled to a cash bonus, stock options and severance pay, in each case, as may be determined by the Compensation Committee, in its sole discretion. During the course of Mr. Sweeney’s employment with the Company, Mr. Sweeney remains a partner of Tatum CFO Partners, LLP. As a partner of Tatum, Mr. Sweeney is to share with Tatum a portion of his economic interest in any stock options or equity bonus that the Company may pay him, to the extent specified in the Part-Time Engagement Resources Agreement between the Company and Tatum. Mr. Sweeney is eligible for any Company employment retirement and/or 401(k) plan and for vacation and holidays, consistent with the Company's policy as it applies to senior management. Either party may terminate the employment relationship upon at least 30 days' prior written notice, unless the Company has not remained current in its obligations under the employment agreement or the Part-Time Engagement Resources Agreement or if the Company engages in or asks Mr. Sweeney to engage in or to ignore any illegal or unethical conduct, in which case Mr. Sweeney may terminate his employment immediately.

Option Grants

Shown below is information on grants of stock options pursuant to the Company’s 1992, 1996, 2001 and 2003 Stock Option Plans to the Named Officers reflected in the Summary Compensation Table shown above.

Option Grants Table for Fiscal Year Ended May 31, 2005

Name	Number of Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Prices	Expiration Dates

Jeffrey E. Wallin	250,000(1)	14.0%	$0.10	February 16, 2010

Lowell W. Giffhorn	100,000(2)	5.6%	$0.07	December 15, 2009
	300,000(1)	16.8%	$0.04	September 1, 2009
	250,000(1)	14.0%	$0.10	February 16, 2010

Patrick Nunally	200,000(3)	11.2%	$0.10	July 25, 2005

(1) Options are fully vested.
(2) Options are fully vested and were granted in recognition of his service on the Board.
(3) Options expired three months after termination of employment without being exercised.

Aggregated Option Exercises and Fiscal Year-End Option Values

Shown below is information on fiscal year-end values under the Company’s 1992, 1996, 2001 and 2003 Stock Option Plans to the officers reflected in the Summary Compensation Table shown above.

The following table sets forth certain information with respect to the Named Officers concerning exercised and unexercised stock options held as of May 31, 2005.

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options Held at May 31, 2005		Value of Unexercised In-The-Money Options at May 31, 2005
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey E. Wallin	-	$-	2,020,000	-	$118,875	$-
Lowell W. Giffhorn	-	$--	1,120,000	-	$82,550	$-
Patrick Nunally	400,000	$15,000	600,000	-	$19,600	$-

The fair market value of the unexercised in-the-money options at May 31, 2005 was determined by subtracting the option exercise price from the last sale price reported on the over the counter bulletin board on May 31, 2005.

The Company has not awarded stock appreciation rights to any of its employees. The Company has no long-term incentive plans.

Compensation of Directors

During the fiscal year ended May 31, 2005, options to purchase shares of Common Stock were issued to directors in respect of their service as directors in the following amounts: (i) options to acquire 200,000 shares to each of Mr. Pohl, Ms. Felcyn and Mr. Falk, (ii) options to acquire 300,000 shares to Mr. Johnson, and (iii) options to acquire 100,000 shares to Mr. Giffhorn. During the first quarter of the fiscal year ending May 31, 2006, the Company paid $60,000 to each of Mr. Pohl and Mr. Johnson, $40,000 to Ms. Felcyn and $10,000 to Mr. Falk. During the first quarter of the fiscal year ending May 31, 2006, options to purchase 500,000 shares of Common Stock were issued to each of Mr. Pohl and Mr. Johnson, options to purchase 250,000 shares of Common Stock were issued to Ms. Felcyn, and options to purchase 100,000 shares of Common Stock were issued to Mr. Falk. On February 3, 2006, the Board adopted a resolution which provides that each director will be paid compensation of $3,000 per month for his or her service as a director. The Company began making payments in February 2006. Expenses of the Company’s directors in connection with the attendance of board or committee meetings and company related activities are reimbursed by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 28, 2006 (except as noted below), the stock ownership of each officer and director of the Company, of all officers and directors of the Company as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power over such shares. No person listed below has any option, warrant or other right to acquire additional securities of the Company, except as otherwise noted.

Title of Class	Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class

Common stock par value $0.00001	Gloria Felcyn, CPA Carlsbad Corporate Plaza 6183 Paseo Del Norte, Suite 180 Carlsbad, CA 92011	744,700(1)	*

SAME AS ABOVE	Helmut Falk, Jr. Carlsbad Corporate Plaza 6183 Paseo Del Norte, Suite 180 Carlsbad, CA 92011	2,918,231(2)	*

SAME AS ABOVE	David H. Pohl Carlsbad Corporate Plaza 6183 Paseo Del Norte, Suite 180 Carlsbad, CA 92011	2,375,000(3)	*

SAME AS ABOVE	Carlton M. Johnson, Jr. Carlsbad Corporate Plaza 6183 Paseo Del Norte, Suite 180 Carlsbad, CA 92011	975,000(4)	*

Title of Class	Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class

SAME AS ABOVE	James Turley Carlsbad Corporate Plaza 6183 Paseo Del Norte, Suite 180 Carlsbad, CA 92011	200,000(4)

SAME AS ABOVE	Lowell W. Giffhorn 10875 Kemah Lane San Diego, CA 92131	877,948(5)	*

SAME AS ABOVE	Thomas J. Sweeney Carlsbad Corporate Plaza 6183 Paseo Del Norte, Suite 180 Carlsbad, CA 92011	0	*

SAME AS ABOVE	Lincoln Ventures, LLC 1125 Sanctuary Parkway, Suite 275 Alpharetta, GA 30004	35,543,977(6)	9.99%(6)

SAME AS ABOVE	Swartz Private Equity, LLC 1125 Sanctuary Parkway, Suite 275 Alpharetta, GA 30004	35,543,977(6)	9.99%(6)

SAME AS ABOVE	All directors & officers As a group (7 persons) * Less than 1%	8,090,879(7)	2.30%

1)	Includes 450,000 shares issuable upon the exercise of outstanding stock options.

2)	Includes 490,000 shares issuable upon the exercise of outstanding stock options.

3)
Includes 2,225,000 shares issuable upon the exercise of outstanding stock options (this includes 1,500,000 options granted on June 5, 2006 that will be included as a non-cash compensation expense of $1,527,019 in the first quarter of the fiscal year ended May 31, 2007).

4)	Represents shares issuable upon the exercise of outstanding stock options.

5)	Includes 820,000 shares issuable upon the exercise of outstanding stock options.

6)
Lincoln Ventures, LLC (“Lincoln”) and Swartz Private Equity, LLC (“SPE” and together with Lincoln, the “Reporting Person”) have shared voting power and shared dispositive power as to these shares. This number also includes 5,869,538 shares issuable upon exercise of outstanding warrants exercisable within 60 days of February 28, 2006. Lincoln and SPE each hold warrants to purchase Common Stock of the Company. The documents governing the terms of such warrants contain a provision prohibiting Lincoln and SPE, as applicable, from exercising warrants for shares of Common Stock if doing so would result in the Reporting Person and their affiliates beneficially owning shares of Common Stock that represent more than 9.99% of the outstanding shares of Common Stock as determined under Section 13(d) of the Securities Exchange Act of 1934. This number assumes that Lincoln and SPE may be deemed to be affiliated and under common control.

.

7)	Includes 3,660,000 shares issuable upon exercise of stock options.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	7,148,000	$0.13	5,852,000

Equity compensation plans not approved by security holders	109,122,581	$0.04	-

Total	116,570,581	$0.05	5,852,000

Common shares issuable on the exercise of stock warrants have not been approved by the security holders and, accordingly, have been segregated in the above table.

Certain Relationships and Related Transactions

Other than those transactions described herein, there were no transactions, or series of transactions, during fiscal 2005 and 2004, nor are there any currently proposed transactions, or series of transactions, to which the Company is a party, in which the amount exceeds $60,000, and in which to its knowledge any director, executive officer, nominee, five percent or greater shareholder, or any member of the immediate family of any of the foregoing persons, has or will have any direct or indirect material interest other than as described below.

From June 10, 2002 through August 23, 2002, we issued to Gloria Felcyn, Trustee of the Helmut Falk Family Trust, two 8% Convertible Debentures with accumulative principal balances of $275,000 due June 10, 2004 through August 23, 2004. The initial exercise prices ranged from $0.0727 to $0.08616 and were subject to downward revisions if the price of our stock was lower on any three month anniversary of the debentures or on the date that a statement registering the resale of the common stock issuable upon conversion of the debentures became effective. Also, in conjunction with the debentures, we issued five year warrants to purchase up to 4,102,431 shares of our common stock at initial exercise prices ranging from $0.0727 to $0.08616 subject to reset provisions on each six month anniversary of the issuance of the warrants. If the price of our common stock is in excess of $0.20 per share, Ms. Felcyn has a two year option to purchase up to an additional $275,000 of 8% Convertible Debentures on the same terms. Ms. Felcyn converted the debentures into 6,810,102 shares of common stock in July and November 2003 and exercised the warrants into 4,102,431 shares of common stock in July 2003 and January 2004.

During October 2002 through December 2002, we entered into three 8% short-term notes with Gloria Felcyn, the trustee for the Falk Family Trust, aggregating $180,000 with initial maturity dates ranging from January 1 to January 31, 2003. In July 2003 we issued a new 8% short-term note in the amount of $200,354 with a maturity date of October 7, 2003 in exchange for cancellation of the three 8% short term notes issued in October through December 2002, the accrued interest on the canceled notes and an additional $10,000 in cash. In January 2004, as part of the exercise of the warrants, the $200,354 note was exchanged for four $25,000 6% notes and shares of common stock which were issued to the beneficiaries of the trust. The 6% notes have a one year and mature in January 2005, at which time they were repaid.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded in the over-the-counter market and is quoted on the NASD OTC Bulletin Board system maintained by the National Association of Securities Dealers, Inc. Prices reported represent prices between dealers, they do not include markups, markdowns or commissions and do not necessarily represent actual transactions. The market for our shares has been sporadic and at times very limited.

The following table sets forth the high and low closing bid quotations for the Common Stock in the fiscal years ended May 31, 2006, 2005 and 2004.

BID QUOTATIONS
	HIGH	LOW
Fiscal Year Ending May 31, 2006
First Quarter	$0.18	$0.11
Second Quarter	$0.15	$0.09
Third Quarter	$0.91	$0.08

Fiscal Year Ending May 31, 2005
First Quarter	$0.09	$0.03
Second Quarter	$0.05	$0.03
Third Quarter	$0.25	$0.05
Fourth Quarter	$0.18	$0.07

Fiscal Year Ending May 31, 2004
First Quarter	$0.07	$0.04
Second Quarter	$0.08	$0.04
Third Quarter	$0.17	$0.03
Fourth Quarter	$0.15	$0.08

We have approximately 653 shareholders of record as of February 28, 2006. Because most of our common stock is held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders. Patriot paid its first dividend of $.02 per share on March 22, 2006. Patriot also declared a dividend of $0.04 per share to shareholders of record on March 31, 2006, which was paid on April 24, 2006. The Board of Directors may declare additional dividends in the future with due regard for the financial resources of Patriot and alternative applications of those financial resources.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, $.00001 par value per share. At February 28, 2006, a total of 349,336,560 common shares were issued and outstanding. The holders of common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes, cast at a meeting which commences with a lawful quorum, is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, removal of a director from office or repeal of the certificate of incorporation in its entirety require the affirmative vote of a majority of the total voting power for approval, and certain other matters (such as shareholder amendment of the bylaws, and amendment, repeal or adoption of any provision inconsistent with provisions in the certificate of incorporation regarding indemnification of directors, officers and others, exclusion of director liability, and our election not to be governed by statutory provisions concerning business combinations with interested shareholders) require the affirmative vote of two-thirds of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the common stock have the power to elect all directors and, as a practical matter, to control the company. Holders of common stock are not entitled to preemptive rights, and the common stock may only be redeemed at our election.

A special meeting of shareholders may be called by or at the request of:

•	the Chairman of the Board (if one has been appointed by the Board),

•	the President or any two directors, and

•	persons owning in the aggregate not less than 20% of the issued and outstanding common shares entitled to vote in elections for directors.

After the satisfaction of requirements with respect to preferential dividends, if any, holders of common stock are entitled to receive, pro rata, dividends when and as declared by the board of directors out of funds legally available for that purpose. Upon our liquidation, dissolution or winding-up, after distribution in full of the preferential amount, if any, to be distributed to holders of the preferred stock, holders of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders.

Our board of directors is authorized to issue 5,000,000 shares of undesignated preferred stock, $.00001 par value, without any further action by the stockholders. The board of directors may also divide any and all shares of preferred stock into series and fix and determine the relative rights and preferences of the preferred stock, such as the designation of series and the number of shares constituting such series, dividend rights, redemption and sinking fund provisions, liquidation and dissolution preferences, conversion or exchange rights and voting rights, if any. Issuance of preferred stock by the board of directors will result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of common stock and could dilute the voting rights of the holders of common stock. There are currently no shares of preferred stock issued and outstanding.

Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, acts as our transfer agent and registrar for our common stock. Their telephone number is (801) 272-9294.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

On November 21, 2005, Patriot received notice from Mayer Hoffman McCann P.C. ("Mayer Hoffman"), that they resigned effective November 21, 2005, as the Company's independent registered public accounting firm. Mayer Hoffman's reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended May 31, 2005, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except only that their report for the fiscal year ending May 31, 2004 was modified as to an uncertainty regarding the Company's ability to continue as a going concern. On November 21, 2005, the Executive Committee of the Board of Directors of the Company, upon the recommendation of its Audit Committee, elected to engage Corbin & Company, LLP to serve as the Company's independent registered public accounting firm. On November 23, 2005, the Company was informed that it had been accepted as a client of Corbin & Company. During the Company's two most recent fiscal years ended May 31, 2005 and the subsequent interim period through November 21, 2005, there were no disagreements between the Company and Mayer Hoffman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Mayer Hoffman's satisfaction, would have caused them to make reference to the subject matter of the disagreement in their reports on the financial statements for such years. The Company has authorized Mayer Hoffman to respond fully to the inquiries of Corbin & Company concerning the subject matter of the reportable event and has provided Mayer Hoffman with a copy of the foregoing disclosures. During the Company's two most recent fiscal years ended May 31, 2005, and the subsequent interim period through November 23, 2005, the Company did not consult Corbin & Company with respect to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters of reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

LEGAL OPINION

Luce, Forward, Hamilton & Scripps LLP, 600 West Broadway Street, Suite 2600, San Diego, California 92101 will pass on the validity of the common stock offered by us.

EXPERTS

The financial statements as of and for the year ended May 31, 2005, included in this Prospectus and in the Registration Statement have been audited by Mayer Hoffman McCann P.C., independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given the authority of said firm as experts in auditing and accounting. The financial statements as of and for the year ended May 31, 2004, included in this Prospectus and in the Registration Statement have been audited by Nation Smith Hermes Diamond, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given the authority of said firm as experts in auditing and accounting.

35

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Patriot Scientific Corporation
San Diego, California

We have audited the accompanying consolidated balance sheet of Patriot Scientific Corporation as of May 31, 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Patriot Scientific Corporation at May 31, 2005, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Mayer Hoffman McCann P.C.
San Diego, California

August 18, 2005, except for notes 10 and 12, for which the date is September 12, 2005.

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Patriot Scientific Corporation
San Diego, California

We have audited the accompanying consolidated balance sheet of Patriot Scientific Corporation as of May 31, 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Patriot Scientific Corporation at May 31, 2004, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the 2004 financial statements, the Company has suffered recurring losses from operations, has negative cash flows and has negative working capital that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Nation Smith Hermes Diamond
San Diego, California

July 8, 2004

PATRIOT SCIENTIFIC CORPORATION
CONSOLIDATED BALANCE SHEETS

May 31,	2005	2004
ASSETS (Notes 1, 4, 5 and 7)

Current Assets:
Cash and cash equivalents	$591,426	$355,940
Marketable securities and short term investments	697,524	22,646
Restricted short term investment (Note 4)	201,648	-
Licenses receivable (Note 3)	2,000,000	-
Prepaid expenses and other current assets	121,758	323,293

Total current assets	3,612,356	701,879

Property and equipment, net (Note 2)	21,376	68,389

Other assets	23,891	41,221

Patents and trademarks, net of accumulated amortization of $549,563 and $501,235	66,411	114,739
	$3,724,034	$926,228

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Line of credit (Note 4)	$100,000	$-
Current portion of 8% convertible debentures, net of debt discount of $301,320 and $27,180 (Note 7)	421,847	145,320
Secured notes payable to affiliates (Note 5)	-	100,000
Accounts payable	268,458	134,600
Accrued liabilities and other (Note 6)	505,153	160,102
Current portion of capital lease obligation (Note 10)	2,306	8,020
Accrued contested fee payable (Note 3)	346,000	-

Total current liabilities	1,643,764	548,042

8 8% Convertible Debentures, net of discount of $111,559 and $2,047,966 (Note 7)	45,942	227,701

Long term portion of capital lease obligation (Note 10)	-	2,306

Total liabilities	1,689,706	778,049

Commitments and contingencies (Note 1, 3, 7 and 10)

Stockholders’ equity (Notes 7 and 8)
Preferred stock, $.00001 par value; 5,000,000 shares authorized: none outstanding	-	-
Common stock, $.00001 par value: 500,000,000 shares authorized: 280,492,013 and 171,156,363 issued and outstanding	2,805	1,712
Additional paid-in capital	54,569,091	49,990,485
Accumulated deficit	(52,537,568)	(49,844,018)
Total stockholders’ equity	2,034,328	148,179

	$3,724,034	$926,228

See accompanying summary of accounting policies and notes to consolidated financial statements.

PATRIOT SCIENTIFIC CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS

Years Ended May 31,	2005	2004
Net sales (Note 11)
Product	$25,077	$74,017
Licenses and royalties	2,957,509	2,400
Net sales	2,982,586	76,417

Cost of sales	-	10,472

Gross profit	2,982,586	65,945

Operating expenses:
Research and development	294,735	549,756
Selling, general and administrative	2,600,430	1,253,559
Operating expenses	2,895,165	1,803,315
Operating income (loss)	87,421	(1,737,370)
Other income (expense):
Sale of technology	-	75,500
Loss on marketable securities	(21,180)	(45,354)
Other income (Note 10)	60,379	270
Interest expense (Notes 4 and 7)	(2,820,170)	(2,443,024)
Other expense	(2,780,971)	(2,412,608)
Net loss	$(2,693,550)	$(4,149,978)

Basic and diluted loss per common share	$(0.01)	$(0.03)

Weighted average number of common shares outstanding	222,495,047	139,767,276

See accompanying summary of accounting policies and notes to consolidated financial statements.

PATRIOT SCIENTIFIC CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock
Years Ended May 31, 2005 and 2004	Shares	Amounts	Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Equity
Balance, May 31, 2003	106,547,807	$1,066	$44,281,210	$(45,694,040)	$(1,411,764)

Issuance of common stock at $.025 and $.034 per share	1,800,752	18	50,422	-	50,440
Exercise of warrants and options at $.02 to $.04 per share	11,184,175	112	285,832	-	285,944
Issuance of common stock for services at $.04 and $.12 per share	1,126,496	11	59,841	-	59,852
Conversion of debentures payable plus accrued interest at $.02 and $.06 per share	50,497,133	505	1,757,123	-	1,757,628
Value of warrants issued	-	-	3,556,057	-	3,556,057
Net loss	-	-	-	(4,149,978)	(4,149,978)

Balance, May 31, 2004	171,156,363	1,712	49,990,485	(49,844,018)	148,179

Issuance of common stock at $.03 and $.10 per share	4,625,000	46	453,204	-	453,250
Exercise of warrants and options at $.02 to $.06 per share	39,028,511	390	820,898	-	821,288
Issuance of common stock for services at $.05 and $.09 per share	796,000	8	58,792	-	58,800
Conversion of debentures payable plus accrued interest at $.02 and $.05 per share	64,886,139	649	2,169,287	-	2,169,936
Non-cash compensation	-	-	59,675	-	59,675
Non-cash interest and debt discount related to warrants and debentures	-	-	1,016,750	-	1,016,750
Net loss	-	-	-	(2,693,550)	(2,693,550)

Balance, May 31, 2005	280,492,013	$2,805	$54,569,091	$(52,537,568)	$2,034,328

See accompanying summary of accounting policies and notes to consolidated financial statements.

PATRIOT SCIENTIFIC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended May 31,	2005	2004

Operating activities:
Net loss	$(2,693,550)	$(4,149,978)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	94,353	135,450
Non-cash interest expense related to convertible debentures, notes payable and warrants	2,679,018	2,293,922
Gain on sale of technology	-	(75,500)
Gain on disposal of fixed assets	(4,012)	-
Unrealized loss on marketable securities	21,180	45,354
Common stock, options and warrants issued for services	118,475	59,852
Changes in:
Prepaid and other current assets	218,865	(235,678)
Licenses receivable	(2,000,000)	-
Accounts payable and accrued expenses	435,645	(149,394)
Contingency fee payable	501,700	-
Net cash used in operating activities	(628,326)	(2,075,972)

Investing activities:
Purchase of short term investments	(897,706)	-
Proceeds from sale of fixed assets	5,000	-
Proceeds from sale of technology	-	7,500
Purchase of property, equipment and patents, net	-	(36,123)
Net cash used in investing activities	(892,706)	(28,623)

Financing activities:
Payment of shareholder note	(100,000)	-
Proceeds from line of credit	100,000	-
Proceeds from issuance of secured notes payable	-	12,320
Payments for capital lease obligations	(8,020)	(6,405)
Proceeds from issuance of convertible debentures	490,000	2,175,000
Proceeds from issuance of common stock	453,250	50,440
Proceeds from exercise of common stock warrants and options	821,288	175,237
Proceeds from sale of accounts receivable	-	21,280
Net cash provided by financing activities	1,756,518	2,427,872

Net increase in cash and cash equivalents	235,486	323,277
Cash and cash equivalents, beginning of year	355,940	32,663
Cash and cash equivalents, end of year	$591,426	$355,940

Supplemental Disclosure of Cash Flow Information:

Cash payments for interest	$15,406	$17,220
Convertible debentures, notes payable and accrued interest exchanged for common stock	$2,169,936	$1,757,628
Debt discount arising from issuance of detachable warrants	$490,000	$2,873,167

See accompanying summary of accounting policies and notes to consolidated financial statements.

PATRIOT SCIENTIFIC CORPORATION
SUMMARY OF ACCOUNTING POLICIES

Organization and Business

Patriot Scientific Corporation (the “Company”), a Delaware corporation incorporated in 1987, is engaged in the development, marketing, and sale of patented microprocessor technology and the sale of high-performance high-speed data communication products.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries, Metacomp, Inc. (“Metacomp”) and Plasma Scientific Corporation. All material intercompany transactions and balances have been eliminated in consolidation.

Reclassifications

Certain reclassifications have been made to the 2004 financial statements in order for them to conform to the 2005 presentation. Such reclassifications have no impact on the Company’s financial position or results of operations.

Financial Instruments and Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, short-term investments and accounts and licenses receivable.

At times, the Company’s balance of cash and investments in certificates of deposits maintained with its bank may exceed the FDIC insured limit of $100,000. The Company limits its exposure of loss by maintaining its cash with financially stable financial institutions. When the Company has excess cash, the Company’s cash equivalents are placed in high quality money market accounts with major financial institutions and high grade short-term commercial paper. The Company believes this investment policy limits its exposure to concentrations of credit risk. Money market accounts are federally insured; however, commercial paper is not insured. The Company has not experienced any losses in such accounts.

Concentrations of credit risk with respect to receivables are primarily limited due to the high credit worthiness of the Company’s customers. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited. Generally, the Company does not require collateral or other security to support customer receivables.

The carrying value of financial instruments, including cash, cash equivalents, short-term investments, accounts receivable, accounts payable and accrued liabilities, approximate fair value because of the immediate or short-term maturity of these instruments. The carrying value of the Company’s line of credit obligation approximates its estimated fair value due to the instrument bearing a variable rate of interest which reflects the current market rate available to the Company. The fair value of the Company’s convertible debentures at May 31, 2005 and 2004 was approximately $880,000 and $2,450,000, which exceeded the debentures carrying amount due to the discounts applied to the instruments for accounting purposes.

Cash Equivalents, Marketable Securities, And Short Term Investments

For purposes of balance sheet classification and the statements of cash flows, the Company considers all highly liquid investments acquired with a maturity of three months or less to be a cash equivalent.

At May 31, 2005 and 2004, the Company had investments in marketable equity securities having a carrying value of $1,466 and $22,646, respectively. Marketable equity securities are carried at their fair value, with unrealized gains or losses reflected in the statement of operations. During the years ended May 31, 2005 and 2004, the Company recognized unrealized losses related to the write down in the carrying value of the securities of approximately $21,000 and $45,000.

PATRIOT SCIENTIFIC CORPORATION
SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

At May 31, 2005, the Company also has approximately $696,000 in certificates of deposit maintained with various financial institutions. The certificates mature at various dates in fiscal 2006, bear interest at rates ranging from 3.1% to 3.6%, and are reported at their original cost plus accrued interest.

Property, Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is computed over each asset’s estimated useful life, ranging from three to five years, using the straight-line method. The Company follows the provisions of the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment of Long-lived Assets. Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates the recoverability of its long-lived assets based on estimated future cash flows and the estimated fair value of such long-lived assets and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset.

Patents and Trademarks

Patents and trademarks are carried at cost less accumulated amortization and are amortized over their estimated useful lives of four years. Estimated future annual amortization expense arising from the patents is approximately $35,000, $23,000 and $9,000 in fiscal years 2006, 2007, and 2008, respectively. The carrying value of patents and trademarks is periodically reviewed and impairments, if any, are recognized when the expected future benefit to be derived from individual intangible assets is less than its carrying value determined based on the provisions of SFAS No. 144 as discussed above.

Revenue Recognition

The Company recognizes revenue from the sale of its product upon shipment to the customer, at which time title transfers and the Company has no further obligations. Amounts received under technology licensing fee arrangements are recognized at the time the arrangement is executed, at which time the rights to the Company’s technology have been transferred and no significant performance obligations remain. Fees for maintenance or support are recorded on a straight-line basis over the underlying period of performance.

Research and Development Costs

Research and development costs are expensed as incurred.

Advertising

The Company expenses advertising costs as incurred. Advertising expense was approximately $14,000 and $3,000 for the years ended May 31, 2005 and 2004.

Income Taxes

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

PATRIOT SCIENTIFIC CORPORATION
SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Net Loss Per Share

The Company applies SFAS No. 128, Earnings Per Share, for the calculation of “Basic” and “Diluted” earnings (loss) per share. Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution of securities that could share in the earnings (loss) of an entity. At May 31, 2005 and 2004, potential common shares of 143,826,204 and 193,271,524 related to the Company’s outstanding convertible debentures, warrants, and options were not included in the calculation of diluted loss per share as they had an antidilutive effect.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates underlying the Company’s financial statements include the accrual for contested fees payable. Management has made the estimate based on information currently available to it; however, given the contingent nature of the liability, it is possible that the ultimate resolution of the liability could result in a payment of an amount greater or lesser than the amount accrued. To the extent the ultimate payment, if any, related to this matter is different than the Company’s current estimate, the Company’s results of operations in future periods may be impacted.

Sale of Accounts Receivable

The Company accounts for the transfer of trade receivables under its factoring line of credit in accordance with the provisions of SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. If the criteria established by SFAS No. 140 are met, the transfer of receivables are recorded as a sale; otherwise the transaction is reflected as a secured borrowing.

Stock Based Compensation

The Company applies Accounting Principles Board (“APB”) Opinion 25, “Accounting for Stock Issued to Employees,” and related Interpretations in accounting for all stock option plans. Under APB Opinion 25, compensation cost has been recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure,” require the Company to provide pro forma information regarding reported net loss as if compensation cost for the Company’s stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model. SFAS No. 148 also provides for alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company has elected to continue to account for stock based compensation under APB No. 25.

The Company applies SFAS No. 123 in valuing options and warrants granted to consultants and estimates the fair value of such options using the Black-Scholes option-pricing model. The fair value is recorded as consulting expense as services are provided. Options granted to consultants for which vesting is contingent based on future performance are measured at their then current fair value at each period end, until vested.

PATRIOT SCIENTIFIC CORPORATION
SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Had the Company used the accounting provisions of SFAS No. 123, the Company’s net loss per share would have been increased by the pro forma amounts indicated below:

	Year Ended May 31,
	2005	2004
Net loss as reported	$(2,693,550)	$(4,149,978)
Pro forma Compensation expense	(138,883)	(152,074)

Net loss pro forma	$(2,832,433)	$(4,302,052)

As reported per share
Basic and diluted loss	$(0.01)	$(0.03)

Pro forma per share
Basic and diluted loss	$(0.01)	$(0.03)

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS 123R, Share Based Payment. This statement replaces SFAS No. 123 and supersedes APB Opinion 25. SFAS No. 123R requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized as compensation based on the estimated fair value of the equity instrument awarded. SFAS No. 123R applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, options, or other equity instruments or by incurring liabilities in amounts based on the price of the entity’s shares or other equity instruments, or that require (or may require) settlement by the issuance of an entity’s shares or other equity instruments. This statement applies to all new awards granted during the fiscal year beginning after December 15, 2005 and to previous awards that are remodified or cancelled after such date. The Company has not yet fully evaluated the effect of adopting SFAS No. 123R on its financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchange of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transaction. SFAS No. 153 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair market value of the assets exchanged. SFAS No. 153 eliminates the exception of nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS 153 is effective for nonmonetary asset exchanges in fiscal periods beginning after June 15, 2005. The Company does not believe that the provisions of SFAS No. 153 will have a material impact on its financial statements.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and correction of errors made in fiscal years beginning after the date SFAS No. 154 was issued. At the present time, the Company does not believe that adoption of SFAS No. 154 will have a material effect on its financial statements.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Management’s Plan

Through May 31, 2005, the Company has incurred repeated net losses and has used significant amounts of cash in its operations. Historically, the Company has had to rely on obtaining financing to fund its operations; such financing often being at unfavorable terms to the Company due to its poor financial condition. Management of the Company believes that 2005 represents a turning point for the Company. During 2005, the Company was able to resolve long-standing legal disputes involving ownership and other issues related to its patented technologies. As a result, the Company has been able to enter into two significant license agreements for its technology which will result in the Company obtaining approximately $13,000,000 in the aggregate. These agreements are discussed more fully elsewhere in the notes to these financial statements. Prospectively, the Company anticipates that it may need to spend additional funds in its efforts to further develop its technologies and expand the technologies’ markets. The Company believes that the funds obtained through these agreements will be sufficient to meet the Company’s obligations as they come due for the foreseeable future. If expanded development is commenced or new generations of microprocessor technology are accelerated beyond current plans, additional expenditures may be required. At the present time, management believes that it has the funds available to it to meet the obligations of the Company as the come due for the foreseeable future. In the event that the Company cannot do so, it will be required to curtail or alter its future plans of operations.

2. Property and Equipment

Property and equipment consisted of the following at May 31, 2005 and 2004:

	2005	2004
Computer equipment and software	$857,948	$1,660,707
Furniture and fixtures	213,458	499,274
Laboratory equipment	35,673	205,594
	1,107,079	2,365,575
Less accumulated depreciation and amortization	1,085,703	2,297,186

Net property and equipment	$21,376	$68,389

Depreciation expense was $46,026 and $85,141 for the years ended May 31, 2005 and 2004.

3. License Agreements

In February 2005, the Company entered into two separate licensing agreements with one customer for the Company’s Ignite microprocessor technology and the patent portfolio technology. The aggregate amount of the two licenses was $3,050,000, of which $2,950,000 was for licensing fees and $100,000 was for deferred maintenance. Maintenance under the agreement is expected to be provided over a period not to exceed four years. The payment terms of the agreements require aggregate payments of $300,000 at the time of execution, three quarterly payments of $750,000 each on April 1, August 15, and November 15, 2005 and one final payment of $500,000 on February 15, 2006. Total payments received to date under the agreements include $1,050,000 in fiscal 2005 and $750,000 in fiscal 2006. The agreements also provide for the future payment of royalties to the Company based on sales of product using the licensed technology. In connection with the license agreement, the Company became obligated to the former co-inventor of the Ignite technology for $207,600, payable in quarterly installments of $51,900, of which $155,700 remains outstanding at May 31, 2005.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Also, in conjunction with entering into these license agreements, as well as the license agreement described in Note 12, the legal advisor who had previously assisted the Company in its negotiations, has asserted a claim against the Company for amounts which it believes it is entitled. The Company is contesting the matter; the outcome of which is currently unknown. Based on its current assessment of the matter, the Company has accrued an expense of $346,000 as of May 31, 2005. The Company intends to vigorously defend itself in this matter; however, it is possible that, were the Company not to prevail in the suit, the ultimate amount payable to such legal advisor could be significantly higher based on any future license agreements entered into by the Company.

4. Lines of Credit

The Company has a line of credit with a bank which provides for advances up to $180,000 and which matures in March 2006. Advances under the line, which totaled $100,000 at May 31, 2005, are secured by a $200,000 certificate of deposit. The line of credit bears an interest rate at 2.25% above the index (5.31% at May 31, 2005).

Additionally, the Company has a $400,000 line of credit with a financial institution, pursuant to which it may factor accounts receivable. There were no balances outstanding under the line of credit at either May 31, 2005 or 2004. During fiscal 2004, the Company sold approximately $27,000 of receivables under the agreement; no receivables were sold during fiscal 2005.

5. Related Party Transactions

Through January 2004, an affiliate advanced approximately $200,000 to the Company. In January 2004, $100,000 of the advances, plus accrued interest thereon of $8,000, was used to exercise a warrant held by the affiliate. The balance of $100,000 was converted into four $25,000 notes, each due in January 2005, having a stated interest rate of 6%, and secured by the assets of the company. The notes were fully repaid in fiscal 2005.

During fiscal 2004, the Company sold services totaling approximately $25,000 to an entity owned by an officer.

6. Accrued Liabilities

At May 31, 2005 and 2004, accrued liabilities consisted of the following:

	2005	2004
Due to co-inventor (Note 3)	$155,700	$-
Accrued lease obligation (Note 10)	100,000	-
Deferred maintenance fee	93,750	-
Compensation and benefits	80,049	97,757
Interest	75,654	62,345
	$505,153	$160,102
7. Convertible Debentures

Overview. From fiscal 2002 through fiscal 2005, the Company raised approximately $5,400,000 through the issuance of convertible debentures, having stated interest rates ranging from 8% to 12%, to a limited group of investors. The convertible debentures entitle the debenture holder to convert the principal, and any accrued interest thereon, into shares of the Company’s common stock for up to two years from the date of issuance. The following represents a summary of certain salient features of the convertible debentures.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Number of Shares of Common Stock Into Which the Debentures May Be Converted. The debentures were initially convertible into shares of common stock at conversion prices that ranging from approximately $0.02 to $0.10 per share. The debentures contain provisions which allow for the conversion rate to be reset on a periodic basis based on a comparison of the market price of the Company’s common stock to the conversion price of the debentures. On those measurement dates where the market price is less than the conversion rate, a new conversion rate is set based on a weighted average of the market price for the ten days prior to the reset measurement date. As of May 31, 2005, the reset conversion rate on debentures outstanding range from $0.02 to $0.04.

Warrants. Concurrent with the issuance of the convertible debentures, the Company issued to the debenture holders warrants to purchase shares of the Company’s common stock. These warrants are exercisable for five years from the date of issuance at either initial negotiated exercise prices or prices equal to 115% of the volume weighted average price for our common stock for the ten days previous to the debenture date. The warrant exercise price is generally subject to being reset on each six month anniversary of its issuance, however, if the warrant holder elects to have the warrant shares registered, then the exercise price is fixed at the price in effect on the date of the election.

Options to Purchase Additional Debentures. Subject to the price of the Company’s common stock being equal to or greater than $0.20 per share and a two year limitation, the debenture holders may purchase additional debentures equal to the value of their initial debentures. The price at which the optional additional debentures may be converted would initially equal 115% of the volume weighted average price for the Company’s common stock for the ten days previous to the date on which the optional additional debentures were closed. The optional additional debentures would carry the same warrant amounts and reset privileges as the initial debentures.

Shareholder Approval. The Company may currently issue more than 20% of our outstanding shares under the convertible debentures. If the Company were to become listed on the NASDAQ Small Cap Market or NASDAQ National Market, then it must get shareholder approval to issue more than 20% of our outstanding shares. Currently, shareholder approval is not required.

Restrictive Covenants. For a period of 18 months from the date of issuance of the debentures, the Company is prohibited from entering into certain transactions. These include the issuance of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock at a price based on the trading price of the common stock at any time after the initial issuance of such securities; the issuance of any debt or equity securities with a fixed conversion or exercise price subject to adjustment; and any private equity line type agreements without obtaining the debenture holders’ prior written approval. Additionally, so long as the debentures remain outstanding, the Company cannot declare or pay dividends without the debenture holders’ approval.

Right of First Refusal. The debenture holders have a right of first refusal to purchase or participate in any equity securities offered by the Company in any private transaction which closes on or prior to the date that is two years after the issue date of each debenture.

Registration Rights. Except for one debenture issued on March 23, 2004, the Company is responsible for registering the resale of the shares of its common stock which will be issued on the conversion of the debentures. As of May 31, 2005, there have been six registration statements (designated A through F).

Security Interest.  The convertible debentures are secured by substantially all assets of the Company.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following tables present the status and activity of the Company’s convertible debentures as of and through May 31, 2005:

				Conversion Prices
Series	Dates of Issuance	Aggregate Principal	Principal Balance at May 31, 2005	Initial	Reset	Shares Converted as of May 31, 2005	Warrant Shares Issued
A	4/23/02-	$1,000,000	$-	$0.08616-	$0.04190-	24,099,548	12,859,175
	6/10/02			0.10289	0.04457

B	8/23/02-	605,000	-	0.05126-	0.04381-	14,777,350	11,234,835
	1/24/03			0.0727	0.04722

C	3/24/02-	510,000	-	0.041-	0.041-	10,470,554	9,377,943
	6/9/03			0.065	0.065

D	8/1/03-	547,500	-	0.0172-	0.0172-	25,178,803	22,455,355
	10/21/03			0.048	0.0477

E	12/1/03-	1,527,500	-	0.0267-	0.0267-	46,794,618	30,395,392
	5/11/04			0.10	0.10

F	3/23/04	723,168	723,168	0.09	0.09	-	8,035,192

G	9/28/04-	490,000	157,500	0.016710-	0.01670-	12,433,273	21,690,815
	1/17/05			0.04	0.04

		$5,403,168	$880,668			133,754,146	116,048,707

Convertible debentures issued since April 2002	$5,403,168
Less debentures converted to common stock	(4,522,500)
880,668
Less debt discount	(412,879)

Convertible debentures at May 31, 2005	467,789
Less current portion	(421,847)

Long term portion	$45,942

Maturity dates of outstanding convertible debentures
March 23, 2006	$723,168
November 17, 2006	157,500

$880,668

At May 31, 2005, the Company’s convertible debentures were convertible into approximately 27,556,000 shares of the Company’s common stock. Subsequent to May 31, 2005, holders of debentures having a principal balance of $132,500 converted their debentures, together with accrued interest thereon of approximately $6,000, into 8,295,789 shares of the Company’s common stock.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. Stockholders’ Equity

During fiscal 2004, the Company’s shareholders approved an increase in the authorized number of common shares from 200,000,000 to 400,000,000. During fiscal 2005, the authorized number of common shares was increased to 500,000,000.

Private Stock Offerings

During fiscal 2005, 4,625,000 restricted shares of common stock were issued to a group of individual investors in exchange for $453,250. Additionally, the Company issued 796,000 shares of common stock, valued at $58,800, to a vendor in exchange for services.

During fiscal 2004, 1,800,752 restricted shares of common stock were issued to a group of individual investors for $50,440 and 1,126,496 shares of common stock were issued to a vendor in satisfaction of $59,852 of trade accounts payable.

Warrants

At May 31, 2005, the Company had warrants outstanding to purchase 109,122,581 shares of common stock at exercise prices ranging from approximately $0.02 to $0.065 per share expiring at various dates through 2012. During fiscal 2005, the Company issued warrants to purchase 29,021,363 shares of common stock at exercise prices ranging from $0.02 to $0.08 per share and issued 38,358,511 shares of common stock on the exercise of warrants at exercise prices ranging from $0.02 to $0.04 per share.

At May 31, 2004, the Company had warrants outstanding to purchase 121,349,420 shares of common stock at exercise prices ranging from $0.02 to $0.6 per share expiring through 2011. During fiscal 2004, the Company issued warrants to purchase 73,436,127 shares of common stock at exercise prices ranging from $0.02 to $0.10 per share and issued 11,079,175 shares of common stock on the exercise of warrants at exercise prices ranging from $0.02 to $0.04 per share.

The following table presents outstanding warrants at May 31, 2005 and 2004:

	2005	2004

Issued in conjunction with
Convertible debentures	75,196,854	83,278,716
Anti-dilution agreements	20,813,081	15,398,058
Equity lines of credit	9,965,369	18,765,369
Other	3,147,277	3,907,277

Total warrants outstanding	109,122,581	121,349,420

1992 Incentive Stock Option Plan (“ISO”)

The Company has an ISO Plan which expired March 20, 2002. The ISO Plan provided for grants to either full or part time employees, at the discretion of the board of directors, to purchase common stock of the Company at a price not less than the fair market value of the shares on the date of grant. In the case of a significant stockholder, the option price of the share could not be less than 110 percent of the fair market value of the share on the date of grant. Any options granted under the ISO Plan must be exercised within ten years of the date they were granted (five years in the case of a significant stockholder). At May 31, 2005, there were no remaining, outstanding options to purchase shares of common stock under the ISO Plan.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1992 Non-Statutory Stock Option Plan (“NSO”)

The Company has an NSO Plan which expired March 20, 2002. The NSO Plan provided, at the discretion of the board of directors, for grants to either full or part time employees, directors and consultants of the Company to purchase common stock of the Company at a price not less than the fair market value of the shares on the date of grant. Any options granted under the NSO Plan must be exercised within ten years of the date they were granted. At May 31, 2005, there were no remaining, outstanding options to purchase shares of common stock under the NSO Plan.

1996 Stock Option Plan

Effective March 1996, as amended, the Company adopted the 1996 Stock Option Plan. Under the 1996 Stock Option Plan, which expires in March 2006, options to purchase up to 4,000,000 shares of common stock of the Company may be granted to either full or part time employees, directors and consultants of the Company at a price not less than the fair market value on the date of grant for incentive stock options or not less than 85% of the fair market value on the date of grant for non-qualified stock options. In the case of a significant stockholder, the option price of the share is not less than 110 percent of the fair market value of the shares on the date of grant. Any option granted under the 1996 Stock Option Plan must be exercised within ten years of the date they are granted (five years in the case of a significant stockholder). During the fiscal year ended May 31, 2005, the Company granted options to purchase 645,000 shares of common stock under the 1996 Stock Option Plan. No options were granted during fiscal 2004.

2001 Stock Option Plan

The 2001 Stock Option Plan, which expires in February 2011, provides for the granting of options to purchase up to 3,000,000 shares of the Company’s common stock to either full or part time employees, directors and consultants of the Company at a price not less than the fair market value on the date of grant for incentive stock options or not less than 85% of the fair market value on the date of grant for non-qualified stock options. In the case of a significant stockholder, the option price of the share is not less than 110 percent of the fair market value of the shares on the date of grant. Any option granted under the 2001 Stock Option Plan must be exercised within ten years of the date they are granted (five years in the case of a significant stockholder). During the fiscal year ended May 31, 2005, the Company granted options to purchase 1,150,000 shares of its common stock. During the fiscal year ended May 31, 2004, no options were granted.

2003 Stock Option Plan

The 2003 Stock Option Plan, which expires in 2013, provides for the granting of options to acquire up to 6,000,000 shares of the Company’s common stock to either full or part time employees, directors and consultants of the Company at a price not less than the fair market value on the date of grant for incentive stock options or not less than 85% of the fair market value on the date of grant for non-qualified stock options. In the case of a significant stockholder, the option price of the share is not less than 110 percent of the fair market value of the shares on the date of grant. Any option granted under the 2003 Stock Option Plan must be exercised within ten years of the date they are granted (five years in the case of a significant stockholder). During the fiscal years ended May 31, 2005 and 2004, the Company granted options to purchase 1,695,000 and 2,210,000 shares of the Company’s common stock at market value.

SFAS No. 123, “Accounting for Stock-Based Compensation,” requires the Company to provide pro forma information regarding net loss and net loss per share as if compensation costs for the Company’s stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for the two years ended May 31, 2005 and 2004, respectively: dividend yield of zero percent for both years; expected volatility of 121% to 129% and 107% to 127%, risk-free interest rates of 3.4% to 4.0% and 2.1% to 3.9%; and expected lives of three to five years for both years.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A summary of the status of the Company’s stock option plans and warrants as of May 31, 2005 and 2004 and changes during the years ending on those dates is presented below:

	Options		Warrants
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding, May 31, 2003	5,054,000	$0.28	58,992,468	$0.06
Granted	2,210,000	0.06	73,436,127	0.05
Cancelled	(156,000)	0.13	-	-
Exercised	(105,000)	0.05	(11,079,175)	0.03

Outstanding, May 31, 2004	7,003,000	0.21	121,349,420	0.05
Granted	3,490,000	0.08	29,021,363	0.04
Cancelled	(2,675,000)	0.31	(2,889,691)	0.07
Exercised	(670,000)	0.05	(38,358,511)	0.03

Outstanding, May 31, 2005	7,148,000	0.13	109,122,581	0.04

Exercisable, May 31, 2004	5,904,434	0.24	120,149,420	0.05

Exercisable, May 31, 2005	5,748,000	0.14	108,622,581	0.04

Weighted average fair value of options and warrants granted during the year ended May 31, 2004		$0.05		$0.06

Weighted average fair value of options and warrants granted during the year ended May 31, 2005		$0.04		$0.05

Included in the above table are certain options for which vesting is contingent based on various future performance measures.

Subsequent to May 31, 2005, 1,201,942 warrants were exercised, through which the Company received approximately $53,000.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table summarizes information about stock options and warrants outstanding at May 31, 2005:

		Outstanding			Exercisable
	Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
Options	$0.04-0.05	1,055,000	3.50	$0.04	1,055,000	$0.04
	0.07-0.09	3,135,000	3.64	0.08	1,985,000	0.08
	0.10-0.13	2,633,000	3.05	0.11	2,383,000	0.10
	0.61-1.18	325,000	0.38	1.09	325,000	1.09
	$ 0.04 -1.18	7,148,000	3.25	$0.13	5,748,000	$0.14

Warrants	$0.02-0.039	42,117,446	5.84	$0.03	42,117,446	$0.03
	0.04-0.044	43,162,252	5.39	0.04	43,162,252	0.04
	0.045-0.049	9,365,058	3.99	0.05	9,365,058	0.05
	0.05-0.08	11,030,548	5.65	0.07	10,530,548	0.07
	0.10-0.65	3,447,277	2.06	0.12	3,447,277	0.12
	$0.02-0.65	109,122,581	5.36	$0.04	108,622,581	$0.04

9. Income Taxes

The net deferred tax asset recorded and its approximate tax effect consisted of the following at May 31, 2005 and 2004:

	2005	2004

Net operating loss carryforwards	$13,686,000	$12,873,000
Depreciation and amortization	1,240,000	1,434,000
Purchased technology	322,000	371,000
Contingency fee payable	201,000	-
License receivable	(800,000)	-
Lease obligation accrual	40,000	-
Other, net	1,000	54,000
	14,690,000	14,732,000
Valuation allowance	(14,690,000)	(14,732,000)

Net deferred tax asset	$-	$-

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A reconciliation of the income taxes at the federal statutory rate to the effective tax rate is as follows:

	Year Ended May 31,
	2005	2004

Federal income tax benefit computed at the Federal statutory rate	$(916,000)	$(1,411,000)
State income tax benefit, net of Federal benefit	(157,000)	(242,000)
Other- permanent differences, primarily nondeductible interest	1,115,000	1,212,000
Change in valuation allowance	(42,000)	441,000

Income tax benefit	$-	$-

As of May 31, 2005 and 2004, a valuation allowance equal to the net deferred tax asset has been recorded, as management has not determined that it is more likely than not that the deferred tax asset will be realized. No current tax provision was recorded for fiscal 2005 and 2004 due to reported losses.

At May 31, 2005, the Company has federal net operating loss carryforwards of approximately $36,000,000 that expire through 2025 and whose annual usage is subject to certain limitations imposed under the Internal Revenue Code of 1986, as amended. As such, certain federal net operating loss carryforwards may expire unused. Additionally, at May 31, 2005, the Company has state net operating loss carryforwards of approximately $22,000,000 that expire through 2015.

10. Commitments and Contingencies

Litigation

The Company is involved, both as a plaintiff and as a defendant, in several patent infringement lawsuits pertaining to various issues surrounding the Company’s technology. During 2005, several of the suits were settled, the outcome of which being the license agreements described in Notes 3 and 12. The Company is also involved in a legal matter related to disputed legal services performed for the Company related to obtaining the license agreements, which is also discussed in Note 3. At various times the Company is involved in other legal matters which arise in the ordinary conduct of its business and which, at the present time, are not expected to have a material impact on the Company’s financial position, cash flow, or results of operations.

Profit Sharing Plan

The Company has a savings and profit-sharing plan that allows participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. At the Company’s discretion, the Company may match contributions at 20% of the employee’s contribution up to 6% of the employee’s salary. The Company contributions are vested 20% per year beginning with the first year of service. The Company made no matching contributions to the plan in fiscal 2005 or 2004.

Employment Contracts

The Company is obligated under employment contracts with certain key employees to pay severance upon termination under certain defined conditions. Generally, unless relieved of their duties for cause, the executive officers are entitled to severance pay equal to two to four months of their then current monthly salary. In the case of a change in control, generally, the executive officers are entitled to severance pay equal to twelve months of their then current monthly salary unless they continue to work for the new controlling interest in the same function as previous to the change. Subsequent to May 31, 2005, two officers covered under employment contracts were terminated. The Company is currently in negotiations with one of the individuals to finalize his severance agreement. In September 2005, the Company agreed to pay the other key employee approximately $148,700 in full settlement of all amounts owed to him under his employment contract.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Operating and Capital Leases

At May 31, 2005, the Company has equipment acquired through a capital lease arrangement. The equipment was recorded at an original cost of $24,995; accumulated depreciation on the equipment at May 31, 2005 and 2004 was $24,995 and $21,524. The Company’s obligation under the capital lease at May 31, 2005 was approximately $2,300, which amount is due in fiscal 2006.

The Company has a non-cancelable operating lease for its office and manufacturing facilities located in San Diego, California. Future minimum lease payments required under the operating lease are $141,658 in fiscal 2006 and $23,782 in fiscal 2007. Rent expense for fiscal 2005 and 2004 was $180,527 and $181,135, respectively. Through the first quarter of fiscal 2005, the Company had sublet a portion of this facility to a third-party. The third-party vacated its portion of the facility in 2005 and paid the Company approximately $47,000 in consideration for all future amounts owed the Company under the sublease agreement. This amount is reflected in other income in the 2005 statement of operations. During the fourth quarter of 2005, the Company determined that this vacated portion of the facility will not provide any future benefit to the Company, nor is it probable that the space could be subleased again. Accordingly, the Company accrued $100,000 related to its remaining contractual lease obligation related to this space.

11. Sales Information

The Company is engaged in one business segment, the development and marketing of microprocessor technology related products and licenses. During the fiscal years ended May 31, 2005 and 2004, the Company’s product sales of high technology computer products were approximately $9,000 and $14,000 and telecommunication products were $16,000 and $63,000. Substantially all of the Company’s products were sold to customers located in the United States. During the year ended May 31, 2004, three customers accounted for 33%, 23%, and 12% of the Company’s total product sales. During the year ended May 31, 2005, there were no major customers related to the Company’s product sales. Additionally, during the fiscal year ended May 31, 2005, the Company recorded license revenues as more fully described in Note 3.

12. Subsequent Event

In June 2005, the Company entered into an agreement with the co-inventor of certain of the Company’s technology pursuant to which the Company and the co-inventor resolved all legal disputes between them. As a result of the agreement, the Company formed a new joint venture with the co-inventor into which both parties contributed their rights to the technologies. Concurrently therewith, the joint venture entered into a license agreement with a third party pursuant to which it received $20,000,000. Both the Company and the venture partner agreed to establish a working capital fund for the new venture of $4,000,000, as well as to fund future working capital requirements. Net proceeds received by the Company from the license agreement transaction were approximately $6,700,000. In connection with this transaction, the Company paid amounts aggregating $170,000 to certain of its board members in consideration of their efforts in the consummation of this transaction.

Payments totaling approximately $960,000 were made in the first quarter of fiscal 2006 to the co-inventors of the technology. Additionally, a legal advisor who had previously provided services to the Company may assert a success fee against the Company based upon proceeds received by the Company under the license agreement. See further discussion in Note 3.

The Company granted a warrant to its venture partner to acquire up to 3,500,000 shares of the Company’s common stock at a per share price of $0.125. The warrant has a term of seven years. At the date of grant, the right to acquire 1,400,000 shares of common stock vested; the right to acquire the remaining 2,100,000 shares will vest in 700,000 increments only upon the Company’s per share stock price reaching $0.50, $0.75, and $1.00.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

In order to complete the agreement, the Company was required to obtain approval from various warrant holders. The Company believes, based on consultation with its attorneys, it was not required by applicable law or other existing agreements to obtain approval from shareholders or any parties other than the various warrant holders. To obtain the approval of those warrant holders, the Company paid them approximately $1,890,000 and agreed to reset the per share exercise price of approximately 34,900,000 warrants to $0.015 for which the warrant holders conveyed warrants to acquire 12,000,000 shares back to the Company. Further, other warrant holders were paid $438,000 and issued additional warrants to acquire approximately 290,000 shares of the Company’s common stock.

PATRIOT SCIENTIFIC CORPORATION
CONSOLIDATED BALANCE SHEETS

	February 28, 2006 (Unaudited)	May 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents (including $7,847,962 held by a consolidated entity at February 28, 2006)	$20,478,619	$591,426
Restricted cash and cash equivalents	50,011	-
Marketable securities and short term investments	4,179,796	697,524
Restricted short term investment	-	201,648
Licenses receivable	34,100,000	2,000,000
Accounts receivable	27,496	-
Prepaid expenses and other current assets	111,383	121,758
Total current assets	58,947,305	3,612,356

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $110,412 and $1,085,703	59,036	21,376

OTHER ASSETS	8,190	23,891

PATENTS AND TRADEMARKS, net of accumulated amortization of $575,681 and $549,563	40,293	66,411
	$59,054,824	$3,724,034
LIABILITIES, MINORITY INTEREST, AND STOCKHOLDERS’ EQUITY

Current liabilities:
Line of credit	$-	$100,000
Current portion of convertible debentures, net of debt discount of $301,320 at May 31, 2005	-	421,847
Accounts payable	277,203	268,458
Accrued liabilities	558,549	505,153
Dividends payable	8,114,378	-
Accrued income taxes payable	1,880,000	-
Current portion of capital lease obligation	-	2,306
Accrued contested fee payable	346,000	346,000
Total current liabilities	11,176,130	1,643,764

CONVERTIBLE DEBENTURES, net of debt discount of $111,559 at May 31, 2005	-	45,942
Total liabilities	11,176,130	1,689,706
MINORITY INTEREST IN EQUITY OF CONSOLIDATED ENTITY	20,823,679	-

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ EQUITY
Preferred stock, $.00001 par value; 5,000,000 shares authorized: none outstanding	-	-
Common stock, $.00001 par value: 500,000,000 shares authorized: 349,336,560 and 280,492,013 issued and outstanding	3,494	2,805
Additional paid-in capital	59,650,374	54,569,091
Accumulated deficit	(32,598,853)	(52,537,568)
Total stockholders’ equity	27,055,015	2,034,328
	$59,054,824	$3,724,034

See accompanying notes to unaudited consolidated financial statements.

PATRIOT SCIENTIFIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Nine Months Ended
	February 28, 2 006	February 28, 2005
Revenues:
Licenses and royalties	$70,000,000	$2,973,148
Other	297,072	--
	70,297,072	2,973,148

Cost of goods sold	103,351	--

Gross profit	70,193,721	2,973,148

Operating expenses:
Research and development	225,564	236,296
Selling, general and administrative	5,393,015	1,858,528
Settlement and license expense	3,855,132	--
	9,473,711	2,094,824
Operating income	60,720,010	878,324

Other income (expense):
Unrealized gain (loss) on marketable securities	(1,201)	(14,500)
Other income	264,271	57,552
Interest expense	(1,181,635)	(2,442,101)
Loss on debt extinguishment	(1,260,688)	--
	(2,179,253)	(2,399,049)

Income (loss) before minority interest in income of consolidated entity and income taxes	58,540,757	(1,520,725)

Minority interest in income of consolidated entity	(28,607,664)	--
Income (loss) before income taxes	29,933,093	(1,520,725)
Provision for income taxes	1,880,000	--
Net income (loss)	$28,053,093	$(1,520,725)

Basic income (loss) per common share	$0.09	$(0.01)
Diluted income (loss) per common share	$0.07	$(0.01)
Weighted average number of common shares outstanding-basic	300,839,387	204,784,881
Weighted average number of common shares outstanding-diluted	397,730,530	204,784,881

See accompanying notes to unaudited consolidated financial statements.

PATRIOT SCIENTIFIC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
	February 28, 2006	February 28, 2005
OPERATING ACTIVITIES:
Net income (loss)	$28,053,093	$(1,520,725)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization and depreciation	44,584	70,944
Non-cash compensation	150,013	59,674
Non-cash interest expense related to convertible debentures, notes payable and warrants	1,136,047	2,322,975
Loss on extinguishment of debt	1,260,688	-
Unrealized loss on marketable securities	1,201	14,415
Common stock issued for services and other	-	58,800
Expense related to warrant repricing and issuance	1,522,492	-
Accrued interest income added to investments	(19,469)	-
Income of consolidated entity allocated to minority interest	28,607,664	-
Changes in:
Accounts receivable	(27,496)	802
Prepaid and other assets	34,266	219,714
Licenses receivable	(32,100,000)	(2,750,000)
Accounts payable and accrued expenses	2,060,510	577,968
Deferred maintenance	-	100,000
Net cash provided by (used in) operating activities	30,723,593	(845,433)
INVESTING ACTIVITIES:
Purchase of marketable securities	(4,327,786)	(200,000)
Proceeds from sale of marketable securities	862,209	-
Purchase of property and equipment	(56,126)	-
Purchase of restricted investments	(50,000)	-
Payment for security deposit	(8,190)	-
Proceeds from sale of restricted investments	203,210	-
Net cash used in investing activities	(3,376,683)	(200,000)
FINANCING ACTIVITIES:
Principal payments on secured notes payable	(100,000)	(100,000)
Proceeds from the issuance of convertible debentures	-	490,000
Proceeds from the issuance of common stock	-	453,250
Minority interest investment in consolidated entity	2,000,000	-
Payments for capital lease obligations	(2,306)	(5,843)
Proceeds from exercise of common stock warrants and options	678,994	706,414
Repurchase of warrants	(252,420)	-
Distributions of joint venture partner	(9,783,985)	-
Net cash provided by (used in) financing activities	(7,459,717)	1,543,821
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	19,887,193	498,388
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	591,426	355,940
CASH AND CASH EQUIVALENTS, END OF PERIOD (1)	$20,478,619	$854,328

(1)Included in cash at February 28, 2006 is $7,847,962 held by a consolidated entity which amount can only be used for the operations of that entity.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash payments for interest	$2,843	$12,994
Convertible debentures and accrued interest exchanged for common stock	$999,037	$2,065,788
Dividend declared but not paid	$8,114,378	$--
Debt Discount	$--	$490,000

See accompanying notes to unaudited consolidated financial statements.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1.	Basis of Presentation

The unaudited consolidated financial statements of Patriot Scientific Corporation (the “Company”, “we” or “us”) presented herein have been prepared pursuant to the rules of the Securities and Exchange Commission for quarterly reports on Form 10-QSB and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America. These statements should be read in conjunction with our audited consolidated financial statements and notes thereto included in Form 10-KSB for the year ended May 31, 2005.

In the opinion of management, the interim consolidated financial statements reflect all adjustments of a normal recurring nature necessary for a fair statement of the results for interim periods. Additionally, during the quarter ended August 31, 2005, the Company entered into certain nonrecurring transactions related to the PTSC/TPL Master Agreement (defined in Note 4), which are more fully described in Note 4. Operating results for the three and nine month periods ended February 28 2006 are not necessarily indicative of the results that may be expected for the year ending May 31, 2006.

Earnings (Loss) Per Share

We follow Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.” Under SFAS No. 128, basic income (loss) per share is calculated as income (loss) available to common stockholders divided by the weighted average number of common shares outstanding. Diluted income (loss) per share is calculated as net income (loss) available to common stockholders divided by the diluted weighted average number of common shares outstanding. The diluted weighted average number of common shares is calculated using the treasury stock method for common stock issuable pursuant to outstanding stock options and common stock warrants and the if-converted method for convertible debentures. For the three and nine month periods ended February 28, 2006, potential common shares of 96,574,688 and 96,891,142, respectively, from our stock options, warrants and convertible debentures, were included in the determination of diluted earnings per share.

Restricted Cash and Cash Equivalents

Restricted cash and cash equivalents at February 28, 2006, consist of two savings accounts required to be held as collateral for corporate credit card accounts.

Stock Options

The Company applies Accounting Principles Board (“APB”) Opinion 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for all stock option plans. Under APB Opinion 25, compensation cost has been recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure,” require the Company to provide pro forma information regarding net income (loss) as if compensation cost for the Company’s stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model. SFAS No. 148 also provides for alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company has elected to continue to account for stock based compensation under APB Opinion 25. See “Recent Accounting Pronouncements”.

The Company applies SFAS No. 123 in valuing options granted to consultants and estimates the fair value of such options using the Black-Scholes option-pricing model. The fair value is recorded as consulting expense as services are provided. Options granted to consultants for which vesting is contingent based on future performance are measured at their then current fair value at each period end, until vested.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

   Had the Company employed the accounting provisions for SFAS No. 123, the Company’s reported net income (loss) and basic and diluted income (loss) per share would have been changed by the pro forma amounts indicated below:

	Three Months Ended		Nine Months Ended
	February 28,	February 28,	February 28,	February 28,
	2006	2005	2006	2005

Net income (loss)-as reported	$24,885,735	$658,867	$28,053,093	$(1,520,725)
Pro forma compensation expense	(28,028)	(102,100)	(210,278)	(109,020)

Net income (loss)-pro forma	$24,857,707	$556,767	$27,842,815	$(1,629,745)
As reported per share:
Basic	$0.08	$-	$0.09	$(0.01)
Diluted	$0.06	$-	$0.07	$(0.01)
Pro forma per share:
Basic	$0.08	$-	$0.09	$(0.01)
Diluted	$0.06	$-	$0.07	$(0.01)

2.	Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS 123R, “Share Based Payment”. This statement replaces SFAS No. 123 and supersedes APB Opinion 25. SFAS No. 123R requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized as compensation based on the estimated fair value of the equity instrument awarded. SFAS No. 123R applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, options, or other equity instruments or by incurring liabilities in amounts based on the price of the entity’s shares or other equity instruments, or that require (or may require) settlement by the issuance of an entity’s shares or other equity instruments. This statement applies to all new awards granted during the fiscal year beginning after December 15, 2005 and to previous awards that are modified or cancelled after such date. The Company has not yet fully evaluated the effect of adopting SFAS No. 123R on its consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, “Exchange of Nonmonetary Assets,” an amendment of APB Opinion No. 29, “Accounting for Nonmmonetary Transaction.” SFAS No. 153 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair market value of the assets exchanged. SFAS No. 153 eliminates the exception of nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS 153 is effective for nonmonetary asset exchanges in fiscal periods beginning after June 15, 2005. The Company does not believe that the provisions of SFAS No. 153 will have a material impact on its consolidated financial statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and correction of errors made in fiscal years beginning after the date SFAS No. 154 was issued. At the present time, the Company does not believe that adoption of SFAS No. 154 will have a material effect on its consolidated financial statements.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.	License Agreements

In February 2005, the Company entered into two separate licensing agreements with one customer for the Company's patent portfolio and Ignite microprocessor technology. The aggregate amount of the two licenses was $3,050,000, of which $2,950,000 was for licensing fees and $100,000 was for maintenance services. Maintenance under the agreements is expected to be provided over a period not to exceed four years. The payment terms of the agreements required aggregate payments of $300,000 at the time of execution, three quarterly payments of $750,000 each on April 1, August 15, and November 15, 2005 and one final payment of $500,000 on February 15, 2006. The $500,000 payment due on February 15, 2006, was paid in March 2006. Total payments received in fiscal 2005 amounted to $1,050,000 and total payments received in fiscal 2006, as of February 28, 2006, amounted to $1,500,000. The agreements also provide for the future payment of royalties to the Company based on sales of product using the Ignite licensed technology. In connection with this license agreement, the Company became obligated to the former co-inventor of the patent portfolio technology for $207,600 pursuant to a July 2004 agreement under which the Company was obligated to pay a percentage of licensed proceeds to the co-inventor. The amount due was payable in four installments of $51,900; $51,900 remains outstanding at February 28, 2006, and is included in accrued liabilities. The Company has reviewed the potential obligation for future payments to the co-inventor of the patent portfolio technology in connection with entering into license agreements. The Company believes, based upon consultation with its legal counsel, that it has no further obligation to the co-inventor and has not provided an accrual for such an amount. The Company is aware of a lawsuit filed by the co-inventor of the patent portfolio technology against the Company. The Company intends to vigorously defend itself in this matter; however, it is possible that were the Company not to prevail in the suit, the ultimate amount payable to such co-inventor of the Ignite technology could be significant.

Also, in conjunction with entering into these license agreements, as well as other license agreements (See Note 4), the legal advisor who had previously assisted the Company in its intellectual property negotiations, has asserted a claim against the Company for amounts which the advisor believes it is entitled. The Company is contesting the matter; the outcome of this matter is currently unknown. Based on its current assessment of the matter, the Company has accrued a liability of $346,000 as of February 28, 2006 in connection with the February, 2005 licensing agreements. The Company intends to vigorously defend itself in this matter; however, it is possible that, were the Company not to prevail in the suit, the ultimate amount payable to such legal advisor could be significantly higher than the current accrued liability.

4.	Creation of Consolidated Limited Liability Company/License Agreement

In June 2005, the Company entered into an agreement (the “PTSC/TPL Master Agreement”) with the co-inventor of certain of the Company’s technology pursuant to which the Company and the co-inventor resolved all legal disputes between them. As a result of the agreement, the Company formed a new limited liability company (the “JV LLC”) with the co-inventor into which both parties contributed their rights to the technologies. The Company received a 50% interest in the JV LLC. The Company believes, based upon consultation with its attorneys, it was not required by applicable law or other existing agreements to obtain approval for the contribution of the license rights to the JV LLC from stockholders or any parties other than its various warrant holders. Both the Company and the JV LLC agreed to establish a working capital fund for the JV LLC of $4,000,000, of which the Company’s contribution was $2,000,000. The working capital fund increases to a maximum of $8,000,000 as license revenues are achieved. The Company and the other member of the JV LLC are obligated to fund future working capital requirements at the discretion of the JV LLC management committee, in order to maintain working capital of not more than $8,000,000. Neither the Company nor the other member of the JV LLC are required to contribute more than $2,000,000 in any fiscal year. For accounting purposes the newly formed entity is considered to be a variable interest entity, as defined in FIN 46R, for which the Company is considered to be the primary beneficiary. Accordingly, the accounts and transactions of the JV LLC have been consolidated with those of the Company and the other member of the JV LLC’s interest in the JV LLC has been presented as a minority interest in the consolidated financial statements of the Company as of and for the three and nine month periods ended February 28, 2006. The JV LLC has committed to pay a quarterly amount ranging between $500,000 and $1,000,000 (based upon a percentage of the working capital fund balance of the JV LLC) for supporting efforts to secure licensing agreements by the other member on behalf of the JV LLC. During the nine months ended February 28, 2006, the JV LLC paid $1,500,000 to the other member pursuant to this commitment. At February 28, 2006, the JV LLC’s sole asset was approximately $7,800,000 in cash. Although this amount is reported together with the Company’s cash balances in the consolidated balance sheet as of February 28, 2006, the Company does not have the ability to control the JV LLC and this cash is not available for use by the Company. The JV LLC reported net income for the three and nine month periods ended February 28, 2006 of approximately $58,600,000 and $57,200,000, respectively.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Concurrently with forming the JV LLC, the Company entered into a license agreement with a third party pursuant to which it received $10,000,000, which amount was recorded as license revenue during the quarter ended August 31, 2005. In connection with entering into the license agreement and forming the JV LLC, the Company incurred various cash and non-cash expenses. Direct, incremental cash costs incurred with the transactions included $170,000 paid to a committee of the Company’s board of directors for their efforts in consummating the transactions, approximately $1,328,000 paid to certain of the Company’s warrant holders to obtain their approval of the agreement and release of their lien and blocking rights. Additionally, $960,000 was paid to the former co-inventor of the technology. As more fully discussed in Note 3, a former legal advisor of the Company may assert a success fee against the Company based upon proceeds received by the Company under this license agreement. No amount has been accrued for this contingency as the Company believes the probability of any amount being paid to the advisor for this license agreement is remote. The Company believes, based upon consultation with its attorneys, it was not required by applicable law or other existing agreements to obtain approval for the contribution of the license rights to the JV LLC from stockholders or any parties other than its various warrant holders.

The Company also granted new warrants and agreed to reprice other outstanding warrants in order to obtain the necessary approvals from certain security interest holders as well as to obtain the release of their security interests in the Company’s intellectual property, and to finalize the limited liability company agreement. The Company granted a warrant to the other member of the JV LLC to acquire up to 3,500,000 shares of the Company’s common stock at a per share price of $0.125. The warrant has a term of seven years. At the date of grant, the right to acquire 1,400,000 common shares vested. The right to acquire the remaining 2,100,000 shares will vest in 700,000 increments only upon the Company’s common stock attaining a per share stock price of $0.50, $0.75 and $1.00. On February 21, 2006, the right to acquire 700,000 shares of the Company’s common stock pursuant to the warrant vested and on February 22, 2006, the right to acquire an additional 700,000 shares of the Company’s common stock pursuant to the warrant vested as the Company’s stock price reached $0.50 and $0.75, respectively. As additional consideration to the warrant holders for providing approval for the transaction, the Company agreed to reset the per share exercise price of approximately 35,000,000 warrants to $0.015 for which the warrant holders also conveyed other warrants to acquire 12,000,000 shares back to the Company. Further, the Company issued additional warrants to acquire approximately 290,000 shares of the Company’s common stock at a per share price of $0.03. The warrants issued and repriced were valued using the Black-Scholes method and the following assumptions: volatility of 123%, no dividends, risk free interest rates of approximately 4%, and contractual terms ranging from five to seven years. The value of the warrants issued and repriced in excess of the current value of the warrants reconveyed and the value of the warrants previously expensed was approximately $1,397,000, which amount, together with the direct, incremental cash costs previously described, is recorded as an expense and included in settlement and license expense in the nine month period ended February 28, 2006.

On January 24, 2006, the JV LLC entered into a license agreement with a third party, pursuant to which it received $26,400,000 and on February 21, 2006 and February 24, 2006, the JV LLC entered into license agreements with third parties for $2,000,000 and $31,600,000, respectively. The JV LLC recorded all of the license revenue from these agreements during the quarter ended February 28, 2006. As of February 28, 2006, the Company recorded licenses receivable of $33,600,000. The Company received a cash distribution from the joint venture of $10,115,574 in January 2006.

5.	Convertible Debentures

During the three months ended February 28, 2006, the balance of outstanding convertible debentures of $748,168 and accrued interest of $112,359, were converted into 22,523,398 shares of the Company's common stock. During the three months ended August 31, 2005, holders of debentures having a principal balance of $132,500 converted their debentures, together with accrued interest thereon of $6,040, into 8,295,789 shares of the Company's common stock. No debentures were converted during the three month period ended November 30, 2005.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

As discussed in Note 6, the Company entered into reset agreements with the debenture holders to fix the conversion price of the then oustanding debentures at its current level. In connection with the reset agreement of one of the debentures, the Company recorded a debt discount of $723,168 related to a beneficial conversion feature at the date of the modification of the conversion rate feature. The Company determined that the debt modification did not result in a debt extinguishment. During the three month period ended February 28, 2006, the Company amortized the entire amount of the debt discount to interest expense upon the conversion of the related debenture into shares of the Company's common stock.

In connection with the reset agreement of the other outstanding debenture, the Company issued 7,000,000 warrants to the debenture holder as consideration of entering into the reset agreement. The Company has determined that the issuance of the warrants in connection with the reset agreement resulted in a debt extinguishment under EITF No. 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments", and EITF No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues." Accordingly, the Company has recorded the fair value of the warrants issued of $1,260,688 as a loss of debt extinguishment in the accompanying consolidated statement of operations for the three month period ended February 28, 2006.

6.	Stockholders’ Equity

The following table summarizes equity transactions during the nine months ended February 28, 2006:

	Common Shares	Amount

Balance June 1, 2005	280,492,013	$54,571,896

Exercise of common stock options	2,636,522	208,337
Exercise of common stock warrants	8,728,544	470,657
Cashless exercise of common stock warrants	26,035,294	-
Stock issued on conversion of debentures and accrued interest	30,819,187	999,037
Stock issued to co-inventor of technology	625,000	81,250
Effect of modifying convertible debt	-	723,168
Issuance of common stock warrants in connection with new venture/license agreement	-	556,675
Extension of term of warrants previously issued to consultant	-	125,000
Effect of repricing and conveyance in connection with new venture/license agreement	-	840,816
Repurchase of warrants	-	(252,420)
Issuance of warrants in connection with revisions to warrant agreements and waivers	-	1,260,688
Issuance of warrants to a consultant	-	68,764
Balance February 28, 2006	349,336,560	$59,653,868

Stock Option Activity

PATRIOT SCIENTIFIC CORPORATION
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

At February 28, 2006, we had 829,478 options outstanding pursuant to our 1996 Stock Option Plan exercisable at prices ranging from $0.04 to $1.18 per share expiring through 2010; 1,070,000 options outstanding pursuant to our 2001 Stock Option Plan exercisable at prices ranging from $0.04 to $0.13 per share expiring through 2010; and 3,250,000 options outstanding pursuant to our 2003 Stock Option Plan exercisable at prices ranging from $0.04 to $0.17 per share expiring through 2011. Some of the options outstanding under these plans are not presently exercisable and are subject to vesting criteria.

During the nine months ended February 28, 2006, we issued options to acquire 1,350,000 shares of our common stock at a per share price of $0.16 and options to acquire 200,000 shares of our common stock at a per share price of $0.17 to members of our board of directors. During the nine months ended February 28, 2006, options to purchase 2,636,522 shares of our common stock, were exercised for proceeds of $208,337.

Warrants

At February 28, 2006, we had warrants outstanding exercisable into 68,943,590 common shares at exercise prices ranging from $0.015 to $0.65 per share, expiring through 2012. Some of those outstanding warrants were not exercisable as of February 28, 2006 as they are subject to meeting vesting criteria. During the nine months ended February 28, 2006, we issued warrants to purchase 12,457,049 shares of common stock, had investors exercise warrants to purchase 8,728,544 shares of common stock for proceeds of $470,657 and we had investors exercise warrants of 28,540,769 to purchase 26,035,294 shares of common stock on a cashless basis. During the nine months ended February 28, 2006, the Company cancelled warrants to purchase 13,366,727 shares of our common stock. Included in the aforementioned warrants issued during the nine months ended February 28, 2006 were warrants to purchase 200,000 shares of common stock issued to a consultant. The value of these warrants of $68,764 was recorded as an expense during the nine months ended February 28, 2006. The Company repriced other warrants to purchase approximately 35,000,000 common shares to $0.015 during the nine months ended February 28, 2006 (Note 4).

Effective January 11, 2006, the Company entered into a warrant redemption agreement with a warrant holder, whereby at the Company's option, the Company agreed to redeem certain warrants representing the right to acquire an aggregate of up to 10,000,000 shares of the Company's common stock, through April 2006. The warrants may be redeemed in quantities not to exceed 2,000,000 warrants in any one calendar month, at a price equal to the product of (a) the volume weighted average of the daily volume weighted average prices of the Company's common stock for all trading days in the applicable calendar month, minus the exercise price of the warrant, multiplied by (b) the number of shares being redeemed from that warrant. On February 3, 2006, the Company agreed to redeem 2,000,000 warrants for $252,420 and has recorded a liability for that amount at February 28, 2006. Payment for the redemption occurred in March 2006.

Effective February 9, 2006, the Company entered into “Reset Agreements” with certain warrant holders and received waivers from the warrant holders with regard to certain terms of certain warrants held by the warrant holders. Under the terms of the Reset Agreements, the Company and the warrant holders agreed to amend the terms of (i) each of the warrants of the Company held by the warrant holders such that the exercise price of the warrants is no longer subject to downward resets based on the trading price of the common stock of the Company, and (ii) each of the debentures of the Company held by the warrant holders such that the conversion price of the debentures is fixed at its current level. No additional expense was required for the modification of the exercise price of the warrants since the new fixed price of the warrants was equal to the original exercise price at date of issuance or was equal to the then reset price in effect for which the Company had previously recognized an expense for the modification (Note 4). The Company recognized additional interest expense of $723,168 in connection with the reset of the conversion price of the debentures (Note 5). Under the terms of the Reset Agreements, the Company and the warrant holders also agreed to amend all of the agreements entered into between the Company and the warrant holders that limit the ability of the warrant holders to be the beneficial owner of more than 4.99% of the common stock of the Company to be amended to provide that the warrant holders may not, through the exercise of warrants, the conversion of debentures, or otherwise, be the beneficial owner of more than 9.99% of the common stock of the Company.

Under the terms of the waiver agreements, the warrant holders agreed to amend their rights under the terms of certain warrants held by each of them to receive a payment in the event of a payment of a dividend by the Company. Prior to entering into the waiver agreements, if at any time after the issuance date of the subject warrants, the Company made any distributions to holders of its common stock, the warrant holders would be entitled to receive a payment equal to the amount of such distribution which would have been payable to them had they owned the shares of common stock issuable upon exercise of the subject warrants as of the record date for the distribution. Under the terms of the waiver agreement, if the market price of the Company's common stock on the record date for a distribution is greater than or equal to $0.15 per share, the payment to the warrant holders would be reduced to the amount which would be payable to the warrant holders had they engaged in a cashless exercise of the subject warrants as of the record date for the distribution. In consideration for entering into the agreements, the Company issued warrants for the right to acquire 7,000,000 shares of the Company’s common stock to one warrant holder and recognized a loss on debt extinguishment of $1,260,688 (Note 5).

PATRIOT SCIENTIFIC CORPORATION
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Common Stock

On July 22, 2005, 625,000 shares of common stock valued at $0.13 per share (based on the fair value on the date of issuance) were issued to the co-inventor of certain technology. The Company recorded an expense of $81,250 in connection with the issuance of these shares.

During February 2006, the Company announced a dividend of $0.02 per share of common stock for stockholders of record and qualified warrant holders as of February 24, 2006. The dividend resulted in an accrued liability of $8,114,378 as of February 28, 2006. The Company paid such amount in March 2006. In March 2006, the Company announced a dividend of $0.04 per share of common stock for stockholders of record and qualified warrant holders as of March 31, 2006. The dividend of approximately $16,584,000 is expected to be paid in April 2006.

7.	Income taxes

During the nine months ended February 28, 2006, the Company recorded a $1,880,000 provision for income taxes which relates to Federal alternative minimum tax and California state tax. Deferred income taxes are provided for the difference in the treatment of certain income and expense items for financial and tax reporting purposes. Deferred tax assets consist principally of income tax benefits arising from the Company’s Federal net operating loss carry-forwards and the excess of the tax basis of fixed and intangible assets over the book basis. During the nine months ended February 28, 2006, the Company utilized approximately $33,400,000 of its available Federal net operating loss carry-forwards to offset its taxable income arising during the nine month period ended February 28, 2006. At February 28, 2006 and May 31, 2005 a valuation allowance of approximately $2,100,000 and $14,700,000, respectively, which amounts are equal to the Company’s net deferred tax assets at those dates, has been recorded, as management has not determined that it is more likely than not that the benefit from the deferred tax asset will be realized.

At February 28, 2006, the Company has Federal net operating loss carry-forwards of approximately $900,000 that expire through 2025. Annual usage of these net operating loss carryforwards may be limited in the future due to changes in our stockholders.

8.	Commitments and Contingencies

During the quarter ended August 31, 2005, the Company terminated two of its officers, each of whom had an employment contract with the Company. One of the officers agreed to accept as severance approximately $150,000 and to have the maturity date of options held by him extended for one year. Approximately $27,300 remains outstanding to him at February 28, 2006. Further, the Company agreed to accelerate the vesting of all outstanding options held by the officer and to extend their term to September 2006. The Company recorded an expense of approximately $125,000 related to this option modification in the quarter ended August 31, 2005.

The Company has not reached an agreement with the other officer; however, it accrued approximately $50,000 during the three month period ended August 31, 2005 for amounts which it believes may be due to this individual. The former officer has filed a complaint against the Company seeking arbitration and claiming he is owed approximately $1,500,000. The Company believes the claim is without merit and intends to vigorously defend itself.

The Company is aware of a lawsuit filed by the co-inventor of the patent porfolio technology against the Company for potential obligations for future payments to the co-inventor of the patent portolio technology in connection with entering into licensing agreements. The Company intends to vigorously defend itself in this matter; however, it is possible that were the Company not to prevail in the suit, the ultimate amount payable to such co-inventor of the patent porfolio technology could be significant.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Also, in conjunction with entering into these license agreements, as well as other license agreements (See Note 4), the legal advisor who had previously assisted the Company in its negotiations, has asserted a claim against the Company for amounts which the advisor believes it is entitled. The Company is contesting the matter; the outcome of this matter is currently unknown. Based on its current assessment of the matter, the Company has accrued a liability of $346,000 as of February 28, 2006. The Company intends to vigorously defend itself in this matter; however, it is possible that, were the Company not to prevail in the suit, the ultimate amount payable to such legal advisor could be significantly higher than the current accrued liability.

Guarantees and Indemnities - The Company has made certain guarantees and indemnities, under which it may be required to make payments to a guaranteed or indemnified party. The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Delaware. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. The duration of the guarantees and indemnities varies, and in many cases is indefinite. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these guarantees and indemnities in the accompanying consolidated balance sheets.

Until the completion of the resale of the common stock included in this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
Table of Contents

Prospectus Summary	1
Risk Factors	1
Plan of Distribution	4
Selling Shareholders	5
Our Company	6
Available Information	6
Business	7
Use of Proceeds	15
Legal Proceedings	15
Management’s Discussion and Analysis of Financial Condition and Results of Operations	16
Selected Financial Information	23
Management	25
Executive Compensation	28
Security Ownership of Certain Beneficial Owners and Management	30
Market for Common Equity and Related Stockholder Matters	30
Description of Securities	33
Changes in and Disagareements with Accounts on Accounting and Financial Disclosure	33
Legal Opinion	34
Experts	35
Index to Financial Statements	F-1

The Resale of
23,684,442 Shares
of
Common Stock
Offered by
Shareholders

PATRIOT SCIENTIFIC CORPORATION

PROSPECTUS

Subject to Completion, June 26, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Pursuant to the Company’s Certificate of Incorporation, and as permitted by Section 145 of the General Corporation Law of Delaware, the Company may indemnify its directors and officers under certain circumstances against reasonable expenses (including court costs and attorney’s fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee, or agent of the Company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Thus, the indemnification provisions will protect officers and directors from liability only if the officer or director meets the applicable standard of conduct and the Company has the financial ability to honor the indemnity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses payable in connection with the registration and distribution of the securities being registered hereunder, all of which will be borne by the Registrant, are as follows:

Registration Fee - Securities and Exchange Commission	$2,128.76
Printing and Engraving	1,000	*
Legal Fees and Expenses	15,000	*
Accounting Fees	15,000	*
Blue Sky Fees and Expenses	1,000	*

Total	$34,128.76	*

* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We offered and sold the following common stock, either for cash or in consideration of services rendered as indicated below, and common stock warrants without registration under the Securities Act of 1933, as amended, and exemption for such sales from registration under the Act is claimed in reliance upon the exemption provided by Section 4(2) thereof on the basis that such offers and sales were transactions not involving any public offering. Appropriate precautions against transfer have been taken, including the placing of a restrictive legend on all certificates evidencing such securities. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

Common Stock

Name	Date of Sale	Number of Shares	Aggregate Purchase Price	Purchase Price Per Share

John Laws	January 21, 2003	98,039	5,000	0.05 Cash
REC Music Foundation	February 3, 2003	400,000	12,000	0.03 Cash
John Castellano	February 3, 2003	138,889	5,000	0.04 Cash
Lyle Armstrong	February 7, 2003	125,000	4,500	0.04 Cash
Lyle Armstrong	February 13, 2003	88,889	3,000	0.03 Cash
Red Oak Inc.	February 13, 2003	59,259	2,000	0.03 Cash
Orrin Noling	February 24, 2003	162,338	5,000	0.03 Cash
Michael Korbiak	March 3, 2003	155,807	5,500	0.04 Cash
Lyle Armstrong	August 1, 2003	44,118	1,500	0.03 Cash
Red Oak Inc.	August 1, 2003	44,118	1,500	0.03 Cash

Name	Date of Sale	Number of Shares	Aggregate Purchase Price	Purchase Price Per Share

Red Oak Inc.	August 20, 2003	100,000	3,000	0.03 Cash
REC Music Foundation	August 26, 2003	1,000,000	25,000	0.03 Cash
Red Oak Inc.	September 16, 2003	64,516	2,000	0.03 Cash
Dean Gullick	September 23, 2003	181,333	5,440	0.03 Cash
Lydon Inc.	September 30, 2003	67,667	2,000	0.03 Cash
Red Oak Inc.	October 31, 2003	100,000	3,300	0.03 Cash
Red Oak Inc.	November 25, 2003	100,000	3,300	0.03 Cash
Red Oak Inc.	January 27, 2004	100,000	3,400	0.03 Cash
Hawk Associates, Inc.	January 5, 2004	700,000	30,252	0.04 Services
Hawk Associates, Inc.	February 3, 2004	300,000	14,800	0.05 Services
Hawk Associates, Inc.	April 21, 2004	126,496	14,800	0.12 Services
Hawk and Associates	August 2, 2004	296,000	14,800	0.05 Services
Red Oak Inc.	October 20, 2004	125,000	3,250	0.03 Cash
Hawk and Associates	January 10, 2005	500,000	44,000	0.09 Services
AMD Corporation	February 4, 2005	4,500,000	430000	0.10 Cash

Warrants

Name	Date of Issuance	Number of Shares	Initial Exercise Price Per Share	Expiration Date

Swartz Private Equity	January 1, 2003	2,804,719	0.05400	April 1, 2011
Lincoln Ventures	January 24, 2003	3,000,000	0.05444	April 1, 2011
Lincoln Ventures	March 24, 2002	3,963,414	0.04100	April 1, 2011
Swartz Private Equity	April 1, 2003	621,512	0.04080	April 1, 2011
Lincoln Ventures	April 15, 2003	222,222	0.04500	April 1, 2011
Lincoln Ventures	May 20, 2003	2,884,615	0.06500	April 1, 2011
Lincoln Ventures	June 9, 2003	2,307,692	0.06500	April 1, 2011
Hawk Associates	June 16, 2003	200,000	0.06000	June 16, 2008
Hawk Associates	February 6, 2006	100,000	0.20000	February 6, 2011
Hawk Associates	February 21, 2006	100,000	0.50000	February 21, 2011
Hawk Associates	March 1, 2006	100,000	1.00000	March 1, 2011
Swartz Private Equity	July 1, 2003	193,333	0.05720	April 1, 2011
James Zolin	August 1, 2003	520,833	0.04800	August 1, 2008
Victor Gabourel	August 1, 2003	520,833	0.04800	August 1, 2008
Richard Daniels	August 1, 2003	520,833	0.04800	August 1, 2008
Lincoln Ventures	October 21, 2003	2,142,857	0.03500	April 1, 2011
Charles Merk	December 1, 2003	641,026	0.03900	December 1, 2008
Stan Caplan	February 2, 2004	375,000	0.04000	February 2, 2009
Wayne Opperman	February 2, 2004	1,250,000	0.04000	February 2, 2009
James Gamble	February 2, 2004	125,000	0.04000	February 2, 2009
Steven Pratt	February 2, 2004	250,000	0.04000	February 2, 2009
Donald Opperman	February 2, 2004	250,000	0.04000	February 2, 2009
Gary Leikam	February 2, 2004	125,000	0.04000	February 2, 2009
Adnan Aladray	February 2, 2004	250,000	0.04000	February 2, 2009
Nazeah Aladray	February 2, 2004	125,000	0.04000	February 2, 2009
LaRiccia Trust	February 2, 2004	250,000	0.04000	February 2, 2009
James & Josephine Zolin	February 2, 2004	750,000	0.04000	February 2, 2009
James Zolin	February 2, 2004	125,000	0.04000	February 2, 2009
Victor Gabourel	February 2, 2004	625,000	0.04000	February 2, 2009
Ed Kashou	February 2, 2004	500,000	0.04000	February 2, 2009
Ed Kashou	February 2, 2004	1,000,000	0.04000	February 2, 2009
Dan Vincent	February 2, 2004	125,000	0.04000	February 2, 2009
Richard Daniels	February 2, 2004	750,000	0.04000	February 2, 2009

Name	Date of Issuance	Number of Shares	Initial Exercise Price Per Share	Expiration Date

Stan Caplan	February 2, 2004	750,000	0.04000	February 2, 2009
Barbara Opperman	February 2, 2004	250,000	0.04000	February 2, 2009
Leo Correia	February 2, 2004	250,000	0.04000	February 2, 2009
Mt. Savage Productions	April 26, 2004	1,000,000	0.10000	April 26, 2009
Wayne Opperman	September 28, 2004	1,250,000	0.04000	September 28, 2009
Wayne Opperman	November 16, 2004	1,600,000	0.02500	November 16, 2011
James & Josephine Zolin	November 16, 2004	1,600,000	0.02500	November 16, 2011
Victor Gabourel	November 16, 2004	1,600,000	0.02500	November 16, 2011
Richard Daniels	November 16, 2004	1,000,000	0.02500	November 16, 2011
Lincoln Ventures LLC	November 17, 2004	9,431,137	0.01670	April 1, 2011
Lincoln Ventures LLC	November 18, 2004	4,000,000	0.02500	April 1, 2011
Stan Caplan	December 9, 2004	806,452	0.03100	December 9, 2011
Daniel Nunes	January 17, 2005	403,226	0.03100	January 17, 2012
TPL	June 15, 2005	3,500,000	0.12500	June 15, 2012
Lincoln Ventures LLC	February 9, 2006	7,000,000	0.0775	April 1, 2011

Name	Date of Sale	Amount	Initial Conversion Price

Lincoln Ventures	1/24/2003	$150,000	$0.05500
Lincoln Ventures	3/24/2003	162,500	0.04100
Stan Caplan	4/15/2003	10,000	0.04500
Lincoln Ventures	5/20/2003	187,500	0.06500
Lincoln Ventures	6/9/2003	150,000	0.06500
James Zolin	8/1/2003	25,000	0.04800
Victor Gabourel	8/1/2003	25,000	0.04800
Richard Daniels	8/1/2003	25,000	0.04800
Lincoln Ventures	8/5/2003	120,000	0.01720
Lincoln Ventures	9/22/2003	202,500	0.01720
Lincoln Ventures	10/21/2003	75,000	0.03500
Short term Convertible
James Zolin	9/30/2003	15,000	0.04000
Josephine Zolin	9/30/2003	15,000	0.04000
Wayne Opperman	9/30/2003	20,000	0.04000
Richard Daniels	9/30/2003	25,000	0.04000
Charles Merk	12/1/2003	25,000	0.03900
Lincoln Ventures	1/23/2004	275,000	0.02667
Stan Caplan	2/2/2004	15,000	0.04000
Wayne Opperman	2/2/2004	50,000	0.04000
James Gamble	2/2/2004	5,000	0.04000
Steven Pratt	2/2/2004	10,000	0.04000
Donald Opperman	2/2/2004	10,000	0.04000
Gary Leikam	2/2/2004	5,000	0.04000
Adrian Aladray	2/2/2004	10,000	0.04000
Nazeah Aladray	2/2/2004	5,000	0.04000
Urban LaRiccia Trust	2/2/2004	10,000	0.04000
James & Joe Zolin	2/2/2004	30,000	0.04000
James Zolin	2/2/2004	5,000	0.04000
Vic Gabourel	2/2/2004	25,000	0.04000
Ed Kashou	2/2/2004	20,000	0.04000
Ed Kashou	2/2/2004	40,000	0.04000
Dan Vincent	2/2/2004	5,000	0.04000
Rick Daniels	2/2/2004	30,000	0.04000
Stan Caplan	2/2/2004	30,000	0.04000
Barbara Opperman	2/2/2004	10,000	0.04000

Name	Date of Sale	Amount	Initial Conversion Price
Leo Correia	2/2/2004	10,000	0.04000
Lincoln Ventures	3/24/2004	315,900	0.09383
Mt. Savage Productions	4/26/2004	100,000	0.10000
Lincoln Ventures	5/11/2004	486,600	0.07000
Wayne Opperman	9/28/2004	50,000	0.04000
Wayne Opperman	11/16/2004	40,000	0.02500
James & Joe Zolin	11/16/2004	40,000	0.02500
Victor Gabourel	11/16/2004	40,000	0.02500
Richard Daniels	11/16/2004	25,000	0.02500
Lincoln Ventures	11/17/2004	157,500	0.01670
Lincoln Ventures	11/18/2004	100,000	0.02500
Stan Caplan	12/9/2004	25,000	0.03100
Daniel Nunes	1/17/2005	12,500	0.03100

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The Exhibits and Financial Statement Schedules to this Registration Statement are listed in the Exhibit Index commencing at page EX-1 hereof.

ITEM 28. UNDERTAKINGS.

The undersigned Registrant hereby undertakes the following:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment to this Registration Statement any of the securities being registered which remain unsold at the termination of this offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the General Corporation Law of Delaware, the Certificate of Incorporation, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or person controlling the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or person controlling the Registrant in connection with any securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Carlsbad, State of California, on June 26, 2006.

PATRIOT SCIENTIFIC CORPORATION

By:	/s/ DAVID H. POHL
David H. Pohl
President, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ DAVID H. POHL	President, Chief Executive Officer and Secretary	June 26, 2006
David Pohl

	Chief Financial Officer, Principal Financial Officer,	June 26, 2006
Thomas J. Sweeney	and Principal Accounting Officer

/s/ CARLTON JOHNSON	Director	June 26, 2006
Carlton Johnson

/s/ HELMUT FALK JR.	Director	June 26, 2006
Helmut Falk Jr.

/s/ GLORIA H. FELCYN	Director	June 26, 2006
Gloria H. Felcyn

/s/ JAMES TURLEY	Director	June 26, 2006
James Turley

EXHIBITS

(a) Exhibits

The following exhibits are included as part of this Registration Statement, except those exhibits marked (1), which have previously been filed with the Securities and Exchange Commission and are incorporated by reference to another registration statement, report or document. References to the “Company” in this Exhibit Index mean PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation.

Exhibit No.	Document

2.1	Agreement to Exchange Technology for Stock in Patriot Scientific Corporation, (1) incorporated by reference to Exhibit 2.1 to Form 8-K dated August 10, 1989

2.2
Assets Purchase Agreement and Plan of Reorganization dated June 22, 1994, among (1) the Company, nanoTronics Corporation and Helmut Falk, incorporated by reference to Exhibit 10.4 to Form 8-K dated July 6, 1994

2.2.1
Amendment to Development Agreement dated April 23, 1996 between the Company and (1) Sierra Systems, incorporated by reference to Exhibit 2.2.1 to Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 dated April 29, 1996

2.3	Form of Exchange Offer dated December 4, 1996 between the Company and certain (1) shareholders of Metacomp, Inc. incorporated by reference to Exhibit 2.3 to Form 8-K dated January 9, 1997

2.4
Letter of Transmittal to Accompany Shares of Common Stock of Metacomp, Inc. (1) Tendered Pursuant to the Exchange Offer Dated December 4, 1996 incorporated by reference to Exhibit 2.4 to Form 8-K dated January 9, 1997

3.1
Original Articles of Incorporation of the Company’s predecessor, Patriot Financial (1) Corporation, incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-18, file no. 33-23143-FW

3.2
Articles of Amendment of Patriot Financial Corporation, as filed with the Colorado (1) Secretary of State on July 21, 1988, incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-18, File No. 33-23143-FW

3.3	Certificate of Incorporation of the Company, as filed with the Delaware Secretary (1) of State on March 24, 1992, incorporated by reference to Exhibit 3.3 to Form 8-K dated May 12, 1992

3.3.1
Certificate of Amendment to the Certificate of Incorporation of the Company, as (1) filed with the Delaware Secretary of State on April 18, 1995, incorporated by reference to Exhibit 3.3.1 to Form 10-KSB for the fiscal year ended May 31, 1995

3.3.2
Certificate of Amendment to the Certificate of Incorporation of the Company, as (1) filed with the Delaware Secretary of State on June 19,1997, incorporated by reference to Exhibit 3.3.2 to Form 10-KSB for the fiscal year ended May 31, 1997

3.3.3
Certificate of Amendment to the Certificate of Incorporation of the Company, as (1) filed with the Delaware Secretary of State on April 28, 2000, incorporated by reference to Exhibit 3.3.3 to Registration Statement on Form S-3 dated May 5, 2000

3.3.4
Certificate of Amendment to the Certificate of Incorporation of the Company, as (1) filed with the Delaware Secretary of State on May 6, 2002, incorporated by reference to Exhibit 3.3.4 to Registration Statement on Form S-3 dated June 27, 2002

Exhibit No.	Document

3.3.5
Certificate of Amendment to the Certificate of Incorporation of the Company, as (1) filed with the Delaware Secretary of State on October 16, 2003, incorporated by reference to Exhibit 3.3.5 to Registration Statement on Form SB-2 dated May 21, 2004

3.4
Articles and Certificate of Merger of Patriot Financial Corporation into the (1) Company dated May 1, 1992, with Agreement and Plan of Merger attached thereto as Exhibit A, incorporated by reference to Exhibit 3.4 to Form 8-K dated May 12, 1992

3.5	Certificate of Merger issued by the Delaware Secretary of State on May 8, 1992 (1) incorporated by reference to Exhibit 3.5 to Form 8-K dated May 12, 1992

3.6	Certificate of Merger issued by the Colorado Secretary of State on May 12, 1992 (1) incorporated by reference to Exhibit 3.6 to Form 8-K dated May 12, 1992

3.7	Bylaws of the Company, incorporated by reference to Exhibit 3.7 to Form 8-K dated (1) May 12, 1992

4.1	Specimen common stock certificate, incorporated by reference to Exhibit 4.1 Form (1) 8-K dated May 12, 1992

4.2
Form of Stock Purchase Warrant (Labway Corporation) dated February 29, 1996 (1) exercisable to purchase 253,166 common shares at $1.58 per share until August 31, 1996, granted to investors in connection with an offering of securities made in reliance upon Regulation S, incorporated by reference to Exhibit 4.2 to Form 10-QSB for fiscal quarter ended February 29, 1996

4.3
Form of 6% Convertible Subordinated Promissory Note due September 30, 1998 (1) aggregating $1,500,000 to six investors incorporated by reference to Exhibit 4.3 to Form 10-QSB for fiscal quarter ended August 31, 1996

4.4	Form of 5% Convertible Term Debenture (CC Investments, LDC) due June 2, 1999 (1) aggregating $2,000,000 to two investors incorporated by reference to Exhibit 4.4 to Form 8-K dated June 16, 1997

4.5
Form of Stock Purchase Warrant (CC Investments, LDC) dated June 2, 1997 (1) exercisable to purchase an aggregate of 400,000 common shares at $1.69125 per share until June 2, 2002, granted to two investors in connection with the offering of securities in Exhibit 4.4 incorporated by reference to Exhibit 4.5 to Form 8-K dated June 16, 1997

4.6
Registration Rights Agreement dated June 2, 1997 by and among the Company and CC (1) Investments, LDC and the Matthew Fund, N.V. related to the registration of the common stock related to Exhibits 4.4 and 4.5 incorporated by reference to Exhibit 4.6 to Form 8-K dated June 16, 1997

4.7
Form of Warrant to Purchase Common Stock (Swartz Family Partnership, L.P.) dated (1) June 2, 1997 exercisable to purchase an aggregate of 211,733 common shares at $1.69125 per share until June 2, 2002, granted to a group of investors in connection with the offering of securities in Exhibit 4.4 incorporated by reference to Exhibit 4.7 to Form 8-K dated June 16, 1997

4.8
Registration Rights Agreement dated June 2, 1997 by and among the Company and (1) Swartz Investments, LLC related to the registration of the common stock related to Exhibit 4.7 incorporated by reference to Exhibit 4.8 to Form 8-K dated June 16, 1997

Exhibit No.	Document

4.9
Form of 5% Convertible Term Debenture (CC Investments, LDC) due June 2, 1999 (1) aggregating $1,000,000 to two investors incorporated by reference to Exhibit 4.9 to Form 10-KSB for the fiscal year ended May 31, 1998

4.10
Form of Stock Purchase Warrant (CC Investments, LDC) dated November 24, 1997 (1) exercisable to purchase an aggregate of 200,000 common shares at $1.50 per share until June 2, 2002, granted to two investors in connection with the offering of securities described in Exhibit 4.9 incorporated by reference to Exhibit 4.10 to Form 10-KSB for the year ended May 31, 1998

4.11
Form of Warrant to Purchase Common Stock (Swartz Family Partnership, L.P.) dated (1) November 24, 1997 exercisable to purchase an aggregate of 105,867 common shares at $1.50 per share until June 2, 2002, granted to a group of investors in connection with the offering of securities described in Exhibit 4.9 incorporated by reference to Exhibit 4.11 to Form 10-KSB for the year ended May 31, 1998

4.12
Form of Warrant to Purchase Common Stock (Investor Communications Group, Inc.) (1) dated June 16, 1997 exercisable to purchase an aggregate of 130,000 common shares at prices ranging from $2.50 to $7.50 per share until June 15, 1999 incorporated by reference to Exhibit 4.12 to Form 10-KSB for the year ended May 31, 1998

4.13
Warrant to Purchase Common Stock issued to Spellcaster Telecommunications, Inc. (1) dated April 28, 1998 exercisable to purchase an aggregate of 100,000 common shares at $1.25 per share until April 28, 2000 incorporated by reference to Exhibit 4.13 to Form 10-KSB for the year ended May 31, 1998

4.14
Investment agreement dated February 24, 1999 by and between the Company and Swartz (1) Private Equity, LLC for a maximum aggregate amount of $5,000,000 incorporated by reference to Exhibit 4.14 to Form 10-QSB/A for the fiscal quarter ended November 30, 1998

4.15
Registration Rights Agreement dated February 24, 1999 by and between the Company (1) and Swartz Private Equity, LLC related to the registration of the common stock related to Exhibit 4.14 incorporated by reference to Exhibit 4.15 to Form 10-QSB/A for the fiscal quarter ended November 30, 1998

4.16
Form of Warrant to Purchase Common Stock (Swartz Private Equity, LLC) dated (1) February 24, 1999 exercisable to purchase common shares in connection with the offering of securities in Exhibit 4.14 incorporated by reference to Exhibit 4.16 to Form 10-QSB/A for the fiscal quarter ended November 30, 1998

4.17
Amended and Restated Investment Agreement dated July 12, 1999 by and between the (1) Company and Swartz Private Equity, LLC for a maximum aggregate amount of $5,000,000 incorporated by reference to Exhibit 4.17 to Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated July 14, 1999

4.18
Investment Agreement dated April 28, 2000 by and between the Company and Swartz (1) Private Equity, LLC for a maximum aggregate amount of $30,000,000 incorporated by reference to Exhibit 4.18 to Registration Statement on Form S-3 dated May 5, 2000

4.18.1
Waiver and Agreement dated September 24, 2001 amending the Investment Agreement (1) dated April 28, 2000 by and between the Company and Swartz Private Equity, LLC for a maximum aggregate amount of $30,000,000 incorporated by reference to Exhibit 4.18.1 to Registration Statement on Form S-1 dated October 11, 2001

Exhibit No.	Document

4.19	2001 Stock Option Plan of the Company dated February 21, 2001 incorporated by (1) reference to Exhibit 4.19 to Registration Statement on Form S-8 dated March 26, 2001

4.20
Investment agreement dated September 17, 2001 by and between the Company and (1) Swartz Private Equity, LLC for a maximum aggregate amount of $25,000,000 incorporated by reference to Exhibit 4.20 to Registration Statement on Form S-1 dated October 11, 2001

4.21
Registration Rights Agreement dated September 17, 2001 by and between the Company (1) and Swartz Private Equity, LLC related to the registration of the common stock related to Exhibit 4.20 incorporated by reference to Exhibit 4.21 to Registration Statement on Form S-1 dated October 11, 2001

4.22
Warrant to Purchase Common Stock dated September 17, 2001 exercisable to purchase (1) common shares in connection with the Offering of securities in Exhibit 4.20 incorporated by reference to Exhibit 4.22 to Registration Statement on Form S-1 dated October 11, 2001

4.23
Financial Consulting Services Agreement between the Company and M. Blaine Riley, (1) Randall Letcavage and Rosemary Nguyen incorporated by reference to Exhibit 4.23 to Registration Statement on Form S-8 dated January 22, 2002

4.24
Form of 8% Convertible Debenture (Lincoln Ventures, LLC) due June 10, 2004 (1) aggregating $1,000,000 to six investors incorporated by reference to Exhibit 4.24 to Registration Statement on Form S-3 dated June 27, 2002

4.25
Form of Stock Purchase Warrant (Lincoln Ventures, LLC) dated June 10, 2002 (1) exercisable to purchase an aggregate of 12,859,175 common shares at initial exercise prices ranging form $0.08616 to $0.10289 per share until June 10, 2007, granted to six investors in connection with the offering of securities described in Exhibit 4.24 incorporated by reference to Exhibit 4.25 to Registration Statement on Form S-3 dated June 27, 2002

4.26
Form of Registration Rights Agreement (Lincoln Ventures, LLC) dated June 10, 2002 (1) by and among the Company and six investors related to the registration of the common stock related to Exhibit 4.24 incorporated by reference to Exhibit 4.26 to Registration Statement on Form S-3 dated June 27, 2002

4.27	2003 Stock Option Plan of the Company dated July 2, 2003 incorporated by reference (1) to Exhibit 4.27 to Registration Statement on Form S-8 dated September 4, 2003

4.28
Form of 8% Convertible Debenture, Stock Purchase Warrant, Registration Rights (2) Agreement and Securities Purchase Agreement for financings entered into between September 28, 2004 and January 17, 2005

4.29
Non-Qualified Stock Option Agreement by and between Patriot Scientific Corporation and David H. Pohl, entered into as of June 5, 2006 incorporated by reference (1) to Exhibit 10.2 to Form 8-K dated June 5, 2006

5.1	Opinion of Luce, Forward, Hamilton & Scripps LLP(3)

10.1	1992 Incentive Stock Option Plan of the Company, incorporated by reference to (1) Exhibit 10.1 to Form 8-K dated May 12, 1992

10.1.1	Amendment to 1992 Incentive Stock Option Plan dated January 11, 1995, incorporated (1) by reference to Exhibit 10.1.1 to Form S-8 dated July 17, 1996

10.2	1992 Non-Statutory Stock Option Plan of the Company, incorporated by reference to (1) Exhibit 10.2 to Form 8-K dated May 12, 1992

Exhibit No.	Document

10.2.1	Amendment to 1992 Non-Statutory Stock Option Plan dated January 11, 1995 (1) incorporated by reference to Exhibit 10.2.1 to Form 10-KSB for fiscal year ended May 31, 1996

10.3
Lease Agreement between the Company’s subsidiary Metacomp, Inc. and Clar-O-Wood (1) Partnership, a California limited partnership dated April 11, 1991 as amended November 11, 1992 and November 2, 1995 incorporated by reference to Exhibit 10.3 to Form 10-KSB for fiscal year ended May 31, 1997

10.4	Stock Purchase Agreement dated November 29 and 30, 1995, between the Company and (1) SEA, Ltd., incorporated by reference to Exhibit 10.4 to Form 8-K dated December 11, 1995

10.4.1	Letter Amendment to Stock Purchase Agreement dated February 21, 1996, between the (1) Company and SEA, Ltd., incorporated by reference to Exhibit 10.4.1 to Form 10-QSB for fiscal quarter ended 2/29/96

10.5	1995 Employee Stock Compensation Plan of the Company, incorporated by reference to (1) Exhibit 10.5 to Form 10-QSB for fiscal quarter ended 11/30/95

10.6
Letter Stock and Warrant Agreement dated January 10, 1996 between the Company and (1) Robert E. Crawford, Jr., incorporated by reference to Exhibit 10.6 to Form 10-QSB for fiscal quarter ended February 29, 1996

10.7
Non-Exclusive Manufacturing and Line of Credit Agreement dated February 28, 1996, (1) between the Company and Labway Corporation, incorporated by reference to Exhibit 10.7 to Form 10-QSB for fiscal quarter ended February 29, 1996

10.8
Distribution and Representation Agreement dated February 28, 1996, between the (1) Company and Innoware, Inc., incorporated by reference to Exhibit 10.8 to Form 10-QSB for fiscal quarter ended February 29, 1996

10.9	Employment Agreement dated November 20, 1995 between the Company and Elwood G. (1) Norris, incorporated by reference to Exhibit 10.9 to Registration Statement on Form SB-2 dated March 18, 1996

10.9.1
First Amendment to Employment Agreement dated May 17, 1996 between the Company and (1) Elwood G. Norris, incorporated by reference to Exhibit 10.9.1 to Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated May 23, 1996

10.10	Employment Agreement dated November 20, 1995 between the Company and Robert (1) Putnam, incorporated by reference to Exhibit 10.10 to Registration Statement on Form SB-2 dated March 18, 1996

10.11
Sales Contractual Agreement dated March 19, 1996 between the Company and Evolve (1) Software, Inc., incorporated by reference to Exhibit 10.11 to Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 dated April 29, 1996

10.11.1
Two Year Stock Purchase Warrant dated March 19, 1996 Granted to Evolve Software, (1) Inc. Providing for the Purchase of up to 50,000 Common Shares at $2.85, incorporated by reference to Exhibit 10.11.1 to Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 dated April 29, 1996

Exhibit No.	Document

10.12
Employment Agreement dated as of May 8, 1996 between the Company and Michael A. (1) Carenzo, including Schedule A - Stock Option Agreement, incorporated by reference to Exhibit 10.12 to Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated May 23, 1996

10.12.1
First Amendment to Employment Agreement dated as of May 8, 1996 between the (1) Company and Michael A. Carenzo dated September 23, 1996, incorporated by reference to Exhibit 10.12.1 to Form 10-KSB for the fiscal year ended May 31, 1997

10.13
1996 Stock Option Plan of the Company dated March 25, 1996 and approved by the (1) Shareholders on May 17, 1996, incorporated by reference to Exhibit 10.13 to Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated May 23, 1996

10.14	Sales Contractual Agreement dated June 20, 1996 between the Company and (1) Compunetics Incorporated incorporated by reference to Exhibit 10.14 to Form 10-KSB for fiscal year ended May 31, 1996

10.15	Sales Contractual Agreement dated July 31, 1996 between the Company and Premier (1) Technical Sales, Inc. incorporated by reference to Exhibit 10.15 to Form 10-KSB for fiscal year ended May 31, 1996

10.16	Employment Agreement dated January 1, 1997 between the Company and Norman J. (1) Dawson incorporated by reference to Exhibit 10.16 to Form 10-KSB for fiscal year ended May 31, 1997

10.17	Employment Agreement dated January 1, 1997 between the Company and Jayanta K. (1) Maitra incorporated by reference to Exhibit 10.17 to Form 10-KSB for fiscal year ended May 31, 1997

10.18
Technology License and Distribution Agreement dated June 23, 1997 between the (1) Company and Sun Microsystems, Inc. incorporated by reference to Exhibit 10.18 to Form 10-KSB for the fiscal year ended May 31, 1997

10.19	Employment Agreement dated March 23, 1998 between the Company and James T. Lunney (1) incorporated by reference to Exhibit 10.19 to Form 10-KSB for the fiscal year ended May 31, 1998

10.20	Employment Agreement dated July 28, 1997 between the Company and Phillip Morettini (1) incorporated by reference to Exhibit 10.20 to Form 10-KSB for the fiscal year ended May 31, 1998

10.21	Employment Agreement dated July 23, 1998 between the Company and Lowell W. (1) Giffhorn incorporated by reference to Exhibit 10.21 to Form 10-KSB for the fiscal year ended May 31, 1998

10.22	Secured Promissory Note dated June 12, 2000 between the Company and James T. (1) Lunney incorporated by reference to Exhibit 10.22 to Form 10-KSB for the fiscal year ended May 31, 2000

10.23	Purchase Agreement dated June 29, 2000 between the Company and 4S 37/38, LLC (1) incorporated by reference to Exhibit 10.23 to Form 10-KSB for the fiscal year ended May 31, 2000

10.24	Employment Agreement dated October 2, 2000 between the Company and Miklos B. (1) Korodi incorporated by reference to Exhibit 10.24 to Form 10-QSB for the fiscal quarter ended November 30, 2000

Exhibit No.	Document

10.25	Employment Agreement dated December 1, 2000 between the Company and Richard G. (1) Blum incorporated by reference to Exhibit 10.25 to Form 10-QSB for the fiscal quarter ended November 30, 2000

10.26	Employment Agreement dated January 29, 2001 between the Company and Serge J. (1) Miller incorporated by reference to Exhibit 10.26 to Form 10-KSB for the fiscal year ended May 31, 2001

10.27	Lease Agreement dated February 23, 2001 between the Company and Arden Realty (1) Finance IV, LLC incorporated by reference to Exhibit 10.27 to Form 10-KSB for the fiscal year ended May 31, 2001

10.28	Employment Agreement dated January 1, 2001 between the Company and David H. Pohl (1) incorporated by reference to Exhibit 10.28 to Form 10-KSB for the fiscal year ended May 31, 2001

10.29	Employment Agreement dated April 26, 2001 between the Company and David H. Pohl (1) incorporated by reference to Exhibit 10.29 to Form 10-KSB for the fiscal year ended May 31, 2001

10.30	Employment Agreement dated November 17, 2001 between the Company and Lowell W. (1) Giffhorn incorporated by reference to Exhibit 10.30 to Registration Statement on Form S-3 dated June 27, 2002

10.31	Employment Agreement dated December 20, 2001 between the Company and Jayanta (1) Maitra incorporated by reference to Exhibit 10.31 to Registration Statement on Form S-3 dated June 27, 2002

10.32	Consulting Agreement dated March 7, 2002 between the Company and SDMC, Inc. (1) incorporated by reference to Exhibit 10.32 to Registration Statement on Form S-3 dated June 27, 2002

10.33	Employment Agreement dated January 2, 2004 between the Company and Jayanta Maitra (1) incorporated by reference to Exhibit 10.33 to Registration Statement on Form SB-2 dated May 21, 2004

10.34	Consulting Agreement dated March 18, 2004 between the Company and SDMC, Inc. (1) incorporated by reference to Exhibit 10.34 to Registration Statement on Form SB-2 dated May 21, 2004

10.35	Employment Agreement dated June 1, 2004 between the Company and Patrick Nunally (1) incorporated by reference to Exhibit 10.35 to Form 10-K for the fiscal year ended May 31, 2004

10.36	Amendment No. 1 to Employment Agreement dated July 12, 2004 between the Company (1) and Patrick Nunally

10.37	Employment Agreement dated September 1, 2004 between the Company and Lowell W. (2) Giffhorn

10.38	IGNITE License Agreement with Advanced Micro Devices, Inc., dated February 21, 2005, (1) incorporated by reference to Exhibit 10.38 to Form 8-K filed February 28, 2005

10.39	Patent Portfolio License Agreement with Advanced Micro Devices, Inc., dated February 21, 2005, (1) incorporated by reference to Exhibit 10.39 to Form 8-K filed February 28, 2005

Exhibit No.	Document

10.40***	Master Agreement, dated as of June 7, 2005, by and among the Company, Technology Properties Limited, a California corporation and Charles H. Moore, an individual, (3)

10.41***	Commercialization Agreement dated as of June 7, 2005 by and among PNEWCO LLC, Technology Properties Limited, a California corporation, and the Company (3)

10.42***	Limited Liability Company Operating Agreement of PNEWCO LLC, a Delaware limited liability company, dated as of June 7, 2005 (3)

10.43	Agreement for Part-Time Employment dated August 3, 2005 between the Company and Thomas J. Sweeney, (1) incorporated by reference to Exhibit 99.3 to Form 8-K filed August 9, 2005

10.44	Agreement dated July 27, 2004 among Patriot, Russell H. Fish, III and the Fish Family Trust regarding assistance with certain litigation.

10.45	Antidilution Agreement and Addendum to Warrants dated March 19, 2003, between the Company and Swartz Private Equity, LLC

14.1	Code of Ethics for Senior Financial Officers incorporated by reference to Exhibit (1) 14.1 to Form 10-K for the fiscal year ended May 31, 2003

21.1	Subsidiaries of the small business issuer incorporated by reference to Exhibit (1) 21.1 to Form 10-K for the fiscal year ended May 31, 2004

23.1	Consent of Luce, Forward, Hamilton & Scripps LLP (included in Exhibit 5.1)

23.2	Consent of Mayer Hoffman McCann P.C. independent registered certified (3) public accounting firm

23.3	Consent of Nation Smith Hermes Diamond independent registered certified (3) public accounting firm

99.1	Form of ISO Plan Option (Gaspar) dated May 29, 1992, incorporated by reference to (1) Exhibit 28.2 to Registration Statement on Form SB-2, file no. 33-57858

99.2	Form of NSO Plan Option (Berlin) dated May 29, 1992, incorporated by reference to (1) Exhibit 28.3 to Registration Statement on Form SB-2, file no. 33-57858

99.3
Form of Incentive Stock Option Agreement to the Company’s 1996 Stock Option Plan (1) (individual agreements differ as to number of shares, dates, prices and vesting), incorporated by reference to Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated May 23, 1996

99.4
Form of NonQualified Stock Option Agreement to the Company’s 1996 Stock Option (1) Plan (individual agreement differ as to number of shares, date, prices and vesting), incorporated by reference to Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated May 23, 1996

99.5	Press Release of the Company dated November 4, 1996 incorporated by reference to (1) Exhibit 99.5 to Form 8-K dated January 9, 1997

99.6	Form of Incentive Stock Option Agreement to the Company’s 2001 Stock Option Plan (1) incorporated by reference to Exhibit 99.6 to Registration Statement on Form S-8 filed March 26, 2001

Exhibit No.	Document

99.7	Form of Non-Qualified Stock Option Agreement to the Company’s 2001 Stock Option (1) Plan incorporated by reference to Exhibit 99.7 to Registration Statement on Form S-8 filed March 26, 2001

99.8	Form of Incentive Stock Option Agreement to the Company’s 2003 Stock Option Plan (1) incorporated by reference to Exhibit 99.8 to Registration Statement on Form S-8 filed September 4, 2003

99.9	Form of Non-Qualified Stock Option Agreement to the Company’s 2003 Stock Option (1) Plan incorporated by reference to Exhibit 99.9 to Registration Statement on Form S-8 filed September 4, 2003
_________________________

(1)	Previously filed in indicated registration statement or report.

(2)	Exhibit filed with this Registration Statement on Form SB-2, as originally filed.

(3)	Exhibit filed herewith this Amended Registration Statement on Form SB-2.

(b)	Reports on Form 8-K - A report on Form 8-K was filed on December 22, 2004, related to the resignation of a director and chairman of the board.

*** Portions of these exhibits have been omitted pursuant to a request for confidential treatment. That material has been filed separately with the Commission.

All other schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.